                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                                NM HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /     No fee required.
/ /     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)   Title of each class of securities to which transaction applies:
        2)   Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)   Proposed maximum aggregate value of transaction:
        5)   Total Fee Paid:

/X/     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:
        3)   Filing Party:
        4)   Date Filed:

                                NM HOLDINGS, INC.
                                FORMERLY KNOWN AS
                             NUTRITION MEDICAL, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of NM Holdings, Inc. (the "Company") to be held at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota, on Tuesday, July 6, 1999, 3:30 p.m. (Minneapolis time).

     The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. Following the formal business portion of the Special Meeting, shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Special Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE SPECIAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO RICHARD J. HEGSTRAND, CHIEF OPERATING OFFICER OF THE COMPANY, AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, 9850 51ST AVENUE NORTH, SUITE 110, MINNEAPOLIS, MINNESOTA 55442. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                       Sincerely,

                                       /s/  Richard J. Hegstrand

                                       Richard J. Hegstrand
                                       Chief Operating Officer

Minneapolis, Minnesota
June 15, 1999

                                NM HOLDINGS, INC.
                                FORMERLY KNOWN AS
                             NUTRITION MEDICAL, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

                           --------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  JULY 6, 1999

                           --------------------------


To the Shareholders of
     NM HOLDINGS, INC.:

     Notice is hereby given that a Special Meeting of the Shareholders of NM Holdings, Inc. (the "Company") will be held at 3:30 p.m. (Minneapolis time) on July 6, 1999, at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

1. To vote on the approval of the Agreement and Plan of Reorganization dated as of March 25, 1999, as amended on May 7, 1999 (the "Merger Agreement"), with MJK Holdings, Inc. ("MJK") and NM Merger Co., a newly formed wholly-owned subsidiary of the Company ("Merger Sub"), pursuant to which Merger Sub will merge with and into MJK, with MJK as the surviving corporation, which will then be a wholly-owned subsidiary of the Company. Details of this transaction and other important information are set forth in the accompanying Proxy Statement which you are urged to read carefully.

2. To vote on the approval of an amendment to and restatement of the Company's Second Restated Articles of Incorporation, as amended, which, among other things, (a) changes the corporate name of the Company to "Stockwalk.com Group, Inc," (b) increases the number of authorized shares of the Company's capital stock to 100,000,000, of which 50,000,000 will be designated as common stock and 50,000,000 will be undesignated capital stock, and (c) increases the number of persons who will serve on the Company's Board of Directors to six, and allows for future changes to that number by the affirmative vote of a majority of the Board of Directors.

3. To vote on the approval of an amendment to the Company's 1995 Long-Term Incentive and Stock Option Plan (the "1995 Plan") increasing to 1,500,000 the maximum number of shares of authorized common stock, $.04 par value, of the Company ("Common Stock") issuable upon exercise of options or other awards granted or issued under the 1995 Plan.

4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST FOR EACH OF THE PROPOSALS LISTED ON THE PROXY CARD.

     One purpose of the Special Meeting is to approve a merger transaction pursuant to which the Company is a constituent corporation. Holders of Common Stock who do not vote their shares in favor of the Merger Agreement, and who strictly comply with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA"), have the right to object to the approval of the Merger Agreement and may make written demand for payment of the "fair value" of their shares of Common Stock ("Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Sections 302A.471 and 302A.473 of the MBCA, a copy of which is attached as Exhibit C to the Proxy Statement. In addition, a description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth under the caption "Approval of the Merger Agreement--Rights Of Dissenting Shareholders" in the Proxy Statement.

     Only holders of record of Common Stock at the close of business on June 9, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/  George E. Kline

                                       George E. Kline
                                       Chief Executive Officer and President

June 15, 1999

IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                                  JULY 6, 1999

                                 --------------

     This proxy statement is provided in connection with a Special Meeting (the "Special Meeting") of Shareholders of NM Holdings, Inc. (the "Company"), which will be held at 3:30 p.m. on July 6, 1999, at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota, and any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company.

     The Special Meeting has been called to consider and to vote upon the following three items of business: (1) approval of the Agreement and Plan of Reorganization dated as of March 25, 1999 (as amended on May 7, 1999) with MJK Holdings, Inc. and NM Merger Co., a newly formed wholly-owned subsidiary of the Company (the "Merger Agreement"); (2) approval of an amendment to and restatement of the Company's Second Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), which, among other things, (a) changes the corporate name of the Company to "Stockwalk.com Group, Inc.," (b) increases the number of authorized shares of the Company's capital stock to 100,000,000, of which 50,000,000 will be designated as common stock and 50,000,000 will be undesignated capital stock, and (c) increases the number of persons who will serve on the Company's Board of Directors to six, and allows for future changes to that number by the affirmative vote of a majority of the Board of Directors; and (3) approval of an amendment to the Company's 1995 Long-Term Incentive and Stock Option Plan (the "1995 Plan") increasing to 1,500,000 the maximum number of shares of authorized common stock, $.04 par value, of the Company ("Common Stock") issuable upon exercise of options or other awards granted or issued under the 1995 Plan. The Board of Directors knows of no other matters to be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

     The Board of Directors recommends that an affirmative vote be cast FOR each of the proposals listed in the proxy (or voting instructions) card. By completing and returning the accompanying proxy, the shareholder authorizes George E. Kline and Richard J. Hegstrand (each with the power to act alone and with the power of substitution and revocation), as designated on the face of the proxy, to vote all shares for the shareholder. All returned proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each of the listed proposals. Regardless of the size of your holdings, you are encouraged to complete and return the proxy or voting instructions card so that your shares may be voted at the Special Meeting. A proxy may be revoked by a shareholder at any time before it is voted at the Special Meeting by giving written notice of revocation to the Chief Operating Officer of the Company at the Company's principal executive offices at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, by execution of a later dated proxy or by attending and voting at the Special Meeting.

     This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about June 15, 1999.

     Holders of record of the shares of Common Stock at the close of business on June 9, 1999, will be entitled to vote on all matters at the Special Meeting. Each share of Common Stock will be entitled to one vote. On June 9, 1999, a total of 1,239,876 shares of Common Stock were outstanding. A majority of the voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Special Meeting. The Merger Agreement must be approved by the holders of a majority of outstanding shares of Common Stock. A majority of the shares of Common Stock represented at the Special Meeting in person or by proxy will be required to approve the amendments to and restatement of the Articles of Incorporation and the amendment to the 1995 Plan.

     Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the Special Meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Since the Minnesota Business Corporation Act requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal to approve the Merger Agreement, if shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of Common Stock to their broker or such shareholders explicitly abstain from voting on such proposals, the effect will be the same as a vote against the approval of the Merger Agreement. Executed but unmarked proxies will be voted for approval of the Merger Agreement, for approval of the amendments to and restatement of the Articles of Incorporation, and for approval of the amendment to the 1995 Plan.

     All expenses in connection with the solicitation of this proxy will be paid by the Company and are estimated to be approximately $35,000. Officers, directors and any regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

                             TABLE OF CONTENTS


                                                                                                         PAGE
SUMMARY...................................................................................................  1
 Date, Time and Place of Special Meeting..................................................................  1
 Record Date; Shareholders Entitled to Vote; Quorum.......................................................  1
 Purpose of the Special Meeting...........................................................................  1
 The Company..............................................................................................  1
 MJK Holdings, Inc........................................................................................  2
 The Merger...............................................................................................  2
     Management of the Company and the Surviving Corporation After the Merger.............................  2
     Interests of Certain Persons in the Merger...........................................................  3
     Closing Conditions...................................................................................  3
     Termination of the Merger Agreement..................................................................  3
     Effective Time.......................................................................................  3
     Favorable Recommendation of the Company's Board of Directors.........................................  4
     Shareholder Approval.................................................................................  4
     Rights of Dissenting Shareholders....................................................................  4
     Accounting Treatment.................................................................................  4
     Certain Federal Income Tax Consequences..............................................................  4
     Regulatory Approval..................................................................................  4
 Market for Common Stock..................................................................................  4
 Comparative Unaudited Per Common Share Data..............................................................  5
 Selected Consolidated Financial Data of MJK..............................................................  6
 Supplementary Financial Data of MJK......................................................................  7
 Unaudited Pro Forma Combined Financial Information.......................................................  8

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION............................................... 11

THE SPECIAL MEETING....................................................................................... 12
 General.................................................................................................. 12
 Matters to be Considered................................................................................. 12
 Record Date; Shareholders Entitled to Vote; Voting; Quorum............................................... 12

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT.............................................................. 13

THE MERGER................................................................................................ 13
 Effects of the Merger.................................................................................... 13
 Effective Time........................................................................................... 13
 Fractional Shares........................................................................................ 14
 Background of the Merger; The Company's Reasons for the Merger........................................... 14
 Favorable Recommendation of the Company's Board of Directors............................................. 15
 MJK's Reasons for the Merger............................................................................. 15
 Regulatory Approval...................................................................................... 15
 Management of the Company and the Surviving Corporation After the Merger................................. 15
 Interests of Certain Persons in the Merger............................................................... 16
 Accounting Treatment..................................................................................... 17
 Certain Federal Income Tax Consequences.................................................................. 17

THE MERGER AGREEMENT...................................................................................... 19
 General.................................................................................................. 19
 Certain Representations and Warranties................................................................... 19


                                                                                                         PAGE

 Certain Covenants........................................................................................ 20
 Limitations on Solicitation of Transactions.............................................................. 21
 Certain Conditions to Consummation....................................................................... 22
 Termination.............................................................................................. 23
 Expenses................................................................................................. 23

RIGHTS OF DISSENTING SHAREHOLDERS......................................................................... 23

CERTAIN INFORMATION CONCERNING THE COMPANY................................................................ 24
 Discontinued Operations.................................................................................. 24
 Strategic Repositioning of the Company................................................................... 26
 Changes in Company Management............................................................................ 26
 Legal Proceedings........................................................................................ 26
 Employees................................................................................................ 27
 Market Price and Dividend Data........................................................................... 27
 Management's Discussion and Analysis of Financial Condition and Results of Operations.................... 28
     General.............................................................................................. 28
     Results of Operations................................................................................ 29
     Three Months Ended March 31, 1999 and 1998........................................................... 29
     Twelve Months Ended December 31, 1998 and 1997....................................................... 29
     Twelve Months Ended December 31, 1997 and 1996....................................................... 30
     Year 2000............................................................................................ 31
     Liquidity and Capital Resources...................................................................... 31
 Risk Factors............................................................................................. 32
     Control by Certain Shareholders...................................................................... 32
     Undesignated Stock................................................................................... 32
     Limitations on Broker-Dealer Sales of Common Stock; Applicability of "Penny Stock" Rules; No
     Assurance of Qualification for Listing on The Nasdaq National Market and The Nasdaq SmallCap
     Market............................................................................................... 32
     Dependence Upon Management........................................................................... 33
     Speculative Nature of Company's Proposed Operations.................................................. 33
     Scarcity of and Competition for Business Opportunities............................................... 34
     No Standards for Business Opportunities.............................................................. 34
     Reporting Requirements under the Exchange Act........................................................ 34
     Lack of Diversification.............................................................................. 34
     Change in Control and Management..................................................................... 34
     Disadvantages of Blank Check Offerings............................................................... 34
     Possible Volatility of Stock Price................................................................... 35
 Director Compensation.................................................................................... 35
     1995 Plan............................................................................................ 35
     1996 Director Plan................................................................................... 35
 Executive Compensation................................................................................... 36
     Summary Compensation Table........................................................................... 36
     Severance Agreement.................................................................................. 36
     Current Compensation................................................................................. 37
     Stock Options........................................................................................ 37
 Security Ownership of Certain Beneficial Owners and Management........................................... 37

CERTAIN INFORMATION CONCERNING MJK........................................................................ 39
 General.................................................................................................. 39
 Brokerage and Distribution Activities.................................................................... 39

                                                                                                         PAGE
     Principal Transactions............................................................................... 39
     Commission Business.................................................................................. 39
     Investment Banking Activities........................................................................ 39
     Research Activities.................................................................................. 40
     Customer Financing................................................................................... 40
 Clearing Firm Operations................................................................................. 40
 Proposed Internet Brokerage.............................................................................. 41
 Business Expansion....................................................................................... 41
 Regulation............................................................................................... 41
 Uniform Net Capital Rule................................................................................. 41
 Competition.............................................................................................. 42
 Employees................................................................................................ 42
 Legal Proceedings........................................................................................ 42
 Management's Discussion and Analysis of Financial Condition and Results of Operations.................... 42
     General.............................................................................................. 42
     Twelve Months Ended March 31, 1999 and March 31, 1998................................................ 44
     Twelve months ended March 31, 1998 and March 31, 1997................................................ 45
     Twelve Months Ended March 31, 1997 and March 31, 1996................................................ 47
     Liquidity and Capital Resources...................................................................... 47
     Inflation............................................................................................ 48
     Segments............................................................................................. 48
     Year 2000............................................................................................ 49
 Risk Factors............................................................................................. 50
     Uncertain Industry Factors; Economic and Market Conditions........................................... 50
     Risks Associated with Investment Banking............................................................. 50
     Risks Associated with Principal Transactions......................................................... 51
     Extensive Government Regulation; Strict Net Capital Requirements..................................... 51
     Small Capitalization Companies....................................................................... 51
     Credit Risks......................................................................................... 51
     Legal Proceedings.................................................................................... 51
     Current and Potential Reforms in the Nasdaq Market................................................... 52
     Dependence on Key Personnel.......................................................................... 52
     No Dividends......................................................................................... 52
     Risks Associated with Management of a Changing Business.............................................. 52
     Risks of Systems Failure............................................................................. 53
     Risks Associated with Entering New Markets........................................................... 53
     Significant Fluctuations in Quarterly Operating Results.............................................. 53
     Substantial Competition.............................................................................. 54
     Expansion into Internet Trading...................................................................... 54
     Early Stage of Development of Online Brokerage Business and Dependence on Online Commerce
       and the Internet................................................................................... 55
     Rapid Technological Change; Delays in Introduction of New Services and Products...................... 55
     Risks Associated with Encryption Technology.......................................................... 55
     Future Capital Needs; Uncertainty of Additional Financing............................................ 56
     Risks Associated with Acquisitions, Joint Ventures and Other Strategic Relationships................. 56

PROPOSAL 2: AMENDMENT TO AND RESTATEMENT OF THE ARTICLES OF INCORPORATION................................. 57
 General.................................................................................................. 57
 Purposes and Effects..................................................................................... 57
     Board Recommendation; Shareholder Vote Required...................................................... 58

 -----------------------

                                                                                                         PAGE
PROPOSAL 3: AMENDMENT TO 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN................................... 59
 General.................................................................................................. 59
 Purposes and Effects..................................................................................... 59
 Summary Description...................................................................................... 59
 Federal Tax Consequences................................................................................. 61
 Options Received and To Be Received by Certain Persons and Groups........................................ 63
 Board Recommendation; Shareholder Vote Required.......................................................... 63

OTHER MATTERS............................................................................................. 64

PRINCIPAL ACCOUNTANTS..................................................................................... 64

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS.......................................................... 64

AVAILABLE INFORMATION..................................................................................... 64

FINANCIAL STATEMENTS...................................................................................... F-1

EXHIBIT A (Agreement and Plan of Reorganization).......................................................... A-1

EXHIBIT B (Third Amended and Restated Articles of Incorporation).......................................... B-1

EXHIBIT C (Minnesota Dissenters' Rights Statute).......................................................... C-1

                                 SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND IN THE EXHIBITS HERETO. SHAREHOLDERS ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY. NM HOLDINGS, INC. HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO NM HOLDINGS, INC. AND NM MERGER CO. INCLUDED HEREIN, AND MJK HOLDINGS, INC. HAS SUPPLIED ALL INFORMATION IN THIS PROXY STATEMENT RELATING TO MJK HOLDINGS, INC. AND ITS SUBSIDIARIES INCLUDED HEREIN. EACH OF NM HOLDINGS, INC. AND MJK HOLDINGS, INC. MAKES NO REPRESENTATION AS TO INFORMATION CONTAINED HEREIN SUPPLIED BY THE OTHER COMPANY.

DATE, TIME AND PLACE OF SPECIAL MEETING

     A Special Meeting (the "Special Meeting") of shareholders of NM Holdings, Inc., a Minnesota corporation (the "Company"), will be held on July 6, 1999 at 3:30 p.m. (Minneapolis time) at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

     Only holders of record of shares of common stock, $.04 par value, of the Company (the "Common Stock"), on June 9, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. As of June 9, 1999, there were 1,239,876 shares of Common Stock outstanding, held of record by approximately 1,044 shareholders. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the voting power of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Special Meeting.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, shareholders will be asked to: (1) approve the Agreement and Plan of Reorganization dated as of March 25, 1999, as amended on May 7, 1999 (the "Merger Agreement"), with MJK Holdings, Inc., a Minnesota corporation ("MJK"), and NM Merger Co., a Minnesota corporation and newly formed wholly-owned subsidiary of the Company ("Merger Sub"); (2) approve an amendment to and restatement of the Second Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), which, among other things, (a) changes the corporate name of the Company to "Stockwalk.com Group, Inc.," (b) increases the number of authorized shares of the Company's capital stock to 100,000,000, of which 50,000,000 will be designated as common stock and 50,000,000 will be undesignated capital stock, and (c) increases the number of persons who will serve on the Company's Board of Directors to six, and allows for future changes to that number by the affirmative vote of a majority of the Board of Directors; and (3) approve an amendment to the Company's 1995 Long-Term Incentive and Stock Option Plan (the "1995 Plan") increasing to 1,500,000 the maximum number of shares of authorized Common Stock issuable upon exercise of options or other awards granted or issued under the 1995 Plan.

THE COMPANY

     Prior to December 23, 1998, the Company developed and sold generic critical care formulas and related delivery equipment and accessories (i.e., feeding pumps and plastic disposables) for the hospital, nursing home and home health care markets, as well as a line of retail private label adult nutrition products for sale through retail chains. On December 23, 1998, the Company completed a series of transactions resulting in the sale of substantially all of its operating assets. The Company does not currently conduct any active business operations. Since December 23, 1998, the Company has used its existing cash resources to pursue a business combination with another entity engaged in other lines of business.

     The principal executive offices of the Company are located at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, and the Company's telephone number is (612) 551-9595. Upon the consummation of the transactions contemplated by the Merger Agreement, the Company's principal executive offices will be located at MJK's principal executive offices, 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416.

MJK HOLDINGS, INC.

     MJK is a holding company which, through its wholly-owned subsidiary, Miller, Johnson & Kuehn, Incorporated, offers regional securities brokerage and investment banking services. Miller, Johnson & Kuehn, Incorporated also provides securities clearing services for approximately 30 correspondent brokerage firms. Through its subsidiary, MJK Capital Corporation, MJK engages in unregulated private finance transactions. MJK has reserved a World Wide Web site and intends to commence and offer on-line internet securities trading operations in 1999 through its wholly-owned subsidiary, Stockwalk.com, Inc.

     MJK's executive offices and principal operational facilities are located at 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416. MJK also maintains regional retail offices in Minneapolis, Minnesota; St. Paul, Minnesota; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois; Clearwater, Florida; and La Jolla, California. MJK's telephone number at its executive offices in Minneapolis, Minnesota is (612) 542-6000.

THE MERGER

     Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into MJK, with MJK as the surviving corporation (the "Surviving Corporation"), which shall then be a wholly-owned subsidiary of the Company. Upon the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (the "Merger"), each outstanding share of common stock, par value $.01, of MJK ("MJK Common Stock") and Series I Preferred Stock, par value $7.85, of MJK ("MJK Series I Preferred Stock") will be converted into 3.72382 (the "Exchange Ratio") shares of Common Stock. Each share of MJK Common Stock or MJK Series I Preferred Stock owned by MJK, the Company or Merger Sub immediately prior to the Effective Time will be cancelled and extinguished without any conversion and no payment will be made with respect thereto. Fractional shares of Common Stock will not be issued in connection with the Merger.

     Based upon the Exchange Ratio and the number of shares of Common Stock, MJK Common Stock and MJK Series I Preferred Stock outstanding as of the Record Date, and assuming no change prior to the Effective Time, the aggregate number of shares of Common Stock issuable to shareholders of MJK would be 17,974,771 or approximately 93.5% of the Common Stock outstanding immediately following the consummation of the Merger (approximately 93.0% on a diluted basis assuming the exercise of all of those outstanding options and warrants to purchase shares of Common Stock exercisable at a per share purchase price of $5 or less). See "Approval of the Merger Agreement--The Merger--Effects of the Merger."

     For a complete description of the Merger, see "Approval of the Merger Agreement."

     MANAGEMENT OF THE COMPANY AND THE SURVIVING CORPORATION AFTER THE MERGER

     The Company has agreed that, as of the Effective Time, the officers and all directors of the Company, except George E. Kline, will resign. George E. Kline, as the remaining Company director, will appoint Eldon C. Miller, David
B. Johnson, Paul R. Kuehn, Stanley D. Rahm, and N. Lee Wesley, each of whom will serve as director of the Company until the next annual meeting of the Company's shareholders. Immediately thereafter, the remaining and new directors of the Company will appoint those individuals serving as officers of MJK immediately prior to the Effective Time to the same respective positions with the Company. Biographical information about the new directors is provided in "Approval of the Merger Agreement--The Merger--Management of the Company and the Surviving Corporation After the Merger."

     MJK will be the Surviving Corporation and will become a wholly-owned subsidiary of the Company upon consummation of the Merger. As of the Effective Time, the directors and officers of the Surviving Corporation will be the persons who served as the directors and officers of MJK immediately prior to the Effective Time.

     See "Approval of the Merger Agreement--The Merger-- Management of the Company and the Surviving Corporation After the Merger."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain individuals who will serve as directors and executive officers of the Company following the Merger currently have, and upon consummation of the Merger will have, beneficial ownership of Common Stock. Such directors and executive officers will be deemed to have such beneficial ownership of Common Stock (as a percentage of outstanding shares) as follows:

                                   COMMON STOCK         COMMON STOCK
                                   BENEFICIALLY         BENEFICIALLY
                                   OWNED AS OF           OWNED AS IF
                                   MAY 28, 1999*      MERGER CONSUMMATED
                                                       ON MAY 28, 1999*
                                ------------------   -------------------
David B. Johnson                               8.7%                 22.7%
George E. Kline                               14.1                    **
Paul R. Kuehn                                  2.5                  22.3
Eldon C. Miller                                 **                  22.2
Stanley D. Rahm                                 **                   9.4
N. Lee Wesley                                   **                   3.1
                                ------------------

-------------------

* Includes shares of Common Stock issuable upon exercise of outstanding options and warrants.
**   Less than 1% of outstanding shares of Common Stock.

For more information, see "Approval of the Merger Agreement--The
Merger--Interests of Certain Persons in the Merger."

     CLOSING CONDITIONS

     The Merger is subject to the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock. The Merger is also subject to various other closing conditions, including the absence of any event that would prevent the consummation of the transactions contemplated by the Merger Agreement, or that would cause any of the transactions contemplated by such agreement to be rescinded following consummation of such transactions. See "Approval of the Merger Agreement--The Merger Agreement--Certain Conditions to Consummation."

     TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may, under specified circumstances, be terminated and the transactions abandoned, notwithstanding shareholder approval of the Merger Agreement. See "Approval of the Merger Agreement--The Merger Agreement--Termination."

     EFFECTIVE TIME

     The Merger will be consummated and become effective upon the filing of Articles of Merger with the Minnesota Secretary of State (the "Effective Time"). Such filing is required by the Minnesota Business Corporation Act (the "MBCA") in connection with the Merger and will be made as promptly as practicable after the adoption by the shareholders of the Company of the Merger Agreement and the satisfaction or waiver of all other conditions to the Merger, but in no event later than ten business days after all such conditions have been satisfied or waived, or on such date as may be mutually agreed by the parties to the Merger Agreement. See "Approval of the Merger Agreement--The Merger--Effects of the Merger" and "--Effective Time." As used in this Proxy Statement, the term "Effective Date" shall mean the date on which the Articles of Merger are filed with the Minnesota Secretary of State.

     FAVORABLE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Board of Directors of the Company (the "Board of Directors") has determined that the Merger is fair from a financial point of view to, and in the best interests of, the Company's shareholders. The Board of Directors has approved the Merger Agreement and recommends that shareholders vote in favor of the proposal to approve and adopt the Merger Agreement, the amendment to and restatement of the Articles of Incorporation, and the amendment to the 1995 Plan. See "Approval of The Merger Agreement--The Merger--Background of the Merger; The Company's Reasons for the Merger," "Amendment to and Restatement of the Articles of Incorporation," and "Amendment to 1995 Long-Term Incentive and Stock Option Plan."

     SHAREHOLDER APPROVAL

     Approval of the Merger requires the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. It is expected that all 167,510 shares of Common Stock beneficially owned by directors and executive officers of the Company and all 99,550 shares of Common Stock beneficially owned by directors, executive officers and principal shareholders of MJK as of the Record Date (approximately 13.5% and 8.0%, respectively, of the total number of outstanding shares of Common Stock at such date) will be voted in favor of each of the proposals to be presented at the Special Meeting.

     RIGHTS OF DISSENTING SHAREHOLDERS

     Under the MBCA, any holder of Common Stock who does not vote such shareholder's shares in favor of the Merger Agreement and who strictly complies with the provisions of Sections 302A.471 and 302A.473 of the MBCA, the full text of which is attached as Exhibit C to this Proxy Statement, has the right to object to the approval and adoption of the Merger Agreement, and may make written demand for payment of the "fair value" of such shareholder's shares of Common Stock. See "Approval of the Merger Agreement--Rights of Dissenting Shareholders."

     ACCOUNTING TREATMENT

     The Merger will be accounted for as a business combination utilizing the reverse acquisition method with MJK being the accounting acquiror under generally accepted accounting principles. As such, the Merger will be treated as an acquisition using the purchase method of accounting with no change in the recorded amount of MJK's assets and liabilities. The assets and liabilities of the Company that are acquired as a result of the Merger will be recorded at their fair market values.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). It is not expected that the Merger will result in any federal income tax consequences to shareholders of the Company other than shareholders exercising dissenters' rights under the MBCA. The material tax issues affecting dissenting shareholders are discussed under "Approval of the Merger Agreement--The Merger--Certain Federal Income Tax Consequences."

     REGULATORY APPROVAL

     The Company and MJK each believe that no regulatory approvals are or will be required in connection with the Merger.

MARKET FOR COMMON STOCK

     On May 7, 1999, the Company received a determination from a Nasdaq Listing Qualification Panel (the "Panel") that the Common Stock would be delisted from trading on The Nasdaq SmallCap Market effective as of the close of trading on the same date. In its decision, the Panel noted that the Company's current status as a "shell" corporation with no active business operations did not provide investors sufficient information to determine the potential of an investment in the Company. The Common Stock is currently trading on the Over The Counter Bulletin Board under the symbol, "NMED." In its order, the Panel invited the Company to apply for initial listing of its securities upon the consummation of the Merger. In light of the Panel's invitation to apply for listing upon consummation of the Merger, the Company and MJK intend to proceed with the consummation of the Merger and apply for listing of the Common Stock issued to MJK shareholders in connection with the Merger, on The Nasdaq National Market System. For a discussion of the risks related to the delisting of the Common Stock on The Nasdaq SmallCap Market, see "Approval of the Merger Agreement--Certain Information Concerning the Company--Risk Factors."

COMPARATIVE UNAUDITED PER COMMON SHARE DATA

     The following table presents selected comparative unaudited per share data with respect to the Common Stock on an historical and a pro forma combined basis, and with respect to MJK Common Stock on an historical and a pro forma equivalent basis, giving effect to the Merger as a business combination utilizing the reverse acquisition method for accounting and financial reporting purposes. Such pro forma data assume that the Merger had been effective on April 1, 1998 for the book value per share data, the dividends declared and net earnings per share data. The historical per share data set forth in the following table are derived from and should be read in conjunction with the historical consolidated financial statements of the Company and MJK, including the notes thereto as set forth elsewhere in this Proxy Statement. The per share data set forth below are presented for informational purposes only and are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated on the date indicated above.

                                                           Common Stock                  MJK Common Stock
                                                   ----------------------------    ----------------------------
                                                                    Pro Forma                       Pro Forma
                                                    Historical       Combined       Historical     Equivalent
                                                   -------------   ------------    ------------   -------------
Book value per share:
   March 31, 1999                                  $        2.10   $        .55    $       1.65   $         .40
Cash dividends per share:
   Year ended March 31, 1999                                  --             --              --              --
Net earnings per share from
     continuing operations:
   Year ended March 31, 1999                                (.04)           .08             .30             .08

SELECTED CONSOLIDATED FINANCIAL DATA OF MJK

     The following table summarizes certain selected historical consolidated financial data of MJK which should be read in conjunction with the financial statements of MJK, and the notes thereto, set forth elsewhere in this Proxy Statement. The financial data for the two years ended March 31, 1999 have been derived from the audited financial statements of MJK. The financial data for the three years ended March 31, 1997 have been derived from the audited financial statements of Miller, Johnson & Kuehn, Incorporated, a wholly-owned subsidiary of MJK.

                                                               Years Ended March 31,
                                    ----------------------------------------------------------------------------
                                        1999            1998            1997            1996           1995
                                    -------------  --------------   -------------   -------------  -------------
STATEMENT OF OPERATIONS DATA:

Revenues                            $  55,590,323  $   47,092,587   $  32,607,318   $  26,944,124  $  15,739,384
Net income                          $   1,272,586  $   (1,224,268)  $     190,103   $     525,153  $     296,666
Earnings per share                  $        0.30  $        (0.29)  $        0.05   $        0.12  $        0.08
Weighted average shares outstanding     4,255,971       4,255,971       4,195,795       4,189,122      3,605,971
Cash dividend declared              $          --  $           --   $          --   $          --  $      22,000
Cash dividend declared per common   $          --  $           --   $          --   $           -- $        0.01
   share

BALANCE SHEET DATA:

Total assets                        $ 322,352,850  $  272,616,174   $ 181,042,041   $ 124,632,601  $  44,829,749
Secured demand notes receivable,
   collateralized by securities     $   9,675,000  $   10,475,000   $   8,980,000   $   6,295,000  $   2,845,000
Notes payable                       $   4,538,114  $    1,252,521   $   1,121,558   $          --  $          --
Shareholders' equity                $   7,011,144  $    1,358,258   $   2,582,526   $   2,392,424  $   1,889,079
Shares outstanding
   (Common)                             4,255,971       4,255,971       4,255,971       4,255,971      3,855,971
   (Series I Preferred)                   558,000              --              --              --             --
   (Other preferred)                           --              --              --              --         44,000
Book value per common share         $        1.65  $         0.32   $        0.61   $        0.56  $        0.49

SUPPLEMENTARY FINANCIAL DATA OF MJK

     The following table summarizes certain selected unaudited quarterly financial data of MJK, which are derived from the audited consolidated financial statements of MJK. In the opinion of MJK, the quarterly statement of operations information reflects all adjustments necessary for a fair presentation of the results of such applicable quarterly periods. The financial data set forth below are presented for informational purposes only and are not necessarily indicative of the results of future operations of MJK.

                                                                  Three Months Ended
                                        -----------------------------------------------------------------------
                                           June 30,        September 30,       December 31,        March 31,
                                             1998               1998               1998              1999
                                        --------------    ----------------   ----------------   ---------------
STATEMENT OF OPERATIONS DATA:
Revenues                                $   13,662,387    $     13,832,950   $     13,989,816   $    14,105,170
Income before income taxes              $      501,811    $        762,710   $        873,188   $       119,425
Net income                              $      392,315    $        442,310   $        499,768   $       (61,807)

                                                                  Three Months Ended
                                        -----------------------------------------------------------------------
                                           June 30,        September 30,       December 31,        March 31,
                                             1997               1997               1997              1998
                                        --------------    ----------------   ----------------   ---------------
STATEMENT OF OPERATIONS DATA:
Revenues                                $   10,776,229    $     10,915,452   $     11,664,330   $    13,736,576
Income before income taxes              $      (74,512)   $       (175,383)  $       (775,719)  $      (797,654)
Net income                              $      (41,512)   $        (95,383)  $       (525,719)  $      (561,654)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth the unaudited pro forma financial information of the Company (the "Unaudited Pro Forma Financial Statements"), which consists of (i) the unaudited consolidated pro forma balance sheet of the Company as of March 31, 1999, giving effect to the Merger on such date, and (ii) the unaudited consolidated pro forma statement of operations of the Company for the twelve months ended March 31, 1999, giving effect to the Merger as if such transaction had occurred on April 1, 1998.

     The Unaudited Pro Forma Financial Statements and the related notes are provided for illustrative purposes only and are not necessarily indicative of the balance sheet and statement of operations that would have been reported had the Merger occurred on the dates indicated, nor do they represent a forecast of the financial position at any future period. The statements are based on estimates and assumptions set forth below and in the accompanying notes, which include pro forma adjustments. The Unaudited Pro Forma Financial Statements and the related notes should be read in conjunction with the historical financial statements and related notes of the Company and MJK which are included elsewhere in this Proxy Statement.

BASIS OF PRESENTATION

     The Merger will be accounted for using the reverse purchase method of accounting. Since the Company will issue new shares of Common Stock in exchange for outstanding shares of MJK capital stock, the current shareholders of the Company are expected to retain approximately 6.5% of all of the outstanding shares of Common Stock. In applying Generally Accepted Accounting Principles ("GAAP"), the Merger will be accounted for as a reverse acquisition by MJK. Under GAAP, the Merger will be deemed to be equivalent, for accounting purposes, to MJK's issuance of its capital stock in exchange for the fair market value of the assets and liabilities of the Company. As a result, no goodwill will be recorded, and the assets of MJK and its subsidiaries will continue to be recorded at their historic values.

     The unaudited consolidated pro forma statement of operations data included herein is based on the historical year ended December 31, 1998 audited statement of operations of the Company, adjusted to coincide with the March 31, 1999 year end results of MJK, which is deemed to be the "acquiror" under the reverse purchase method of accounting. The Company's statement of operations results for the year ended March 31, 1999 were derived by adding the results from continuing operations for the three month period ended March 31, 1999 to, and deducting the results from continuing operations for the three month period ended March 31, 1998 from, the Company's statement of operations results for the year ended December 31, 1998. All Company operating results prior to December 23, 1998 relate to discontinued operations and have been excluded from the accompanying unaudited consolidated pro forma statement of operations in accordance with Securities and Exchange Commission guidelines. Please refer to the Company's audited financial statements set forth elsewhere in this Proxy Statement for information regarding the results of operations related to the Company's discontinued operations.

                                NM HOLDINGS, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  Unadjusted        Adjustment                            Adjusted
                                                 Statement of           for             Pro Forma        Statement of
                                                  Operations    MJK Holdings, Inc.     Adjustments        Operations
                                                --------------  -------------------   -------------     -------------
Revenues:
   Profits on principal transactions            $           --  $            15,063   $         120 (1) $      15,183
   Interest                                                 19               15,410              --            15,429
   Commissions                                              --                9,888              --             9,888
   Profits on investment banking activities                 --                8,389              --             8,389
   Clearing fees                                            --                3,105              --             3,105
   Other                                                    --                3,735              --             3,735
                                                --------------  -------------------   -------------     -------------
Total revenues:                                             19               55,590             120            55,729

Expenses:
   Employee compensation and benefits                       --               26,987              --            26,987
   Clearing fees                                            --                2,890              --             2,890
   Occupancy and equipment rental                           --                3,285              --             3,285
   Communication                                            --                5,251              --             5,251
   Interest                                                 --               11,806              --            11,806
   Other operating expenses                                 68                3,113              --             3,181
                                                --------------  -------------------   -------------     -------------
Total expenses:                                             68               53,332              --            53,400
                                                --------------  -------------------   -------------     -------------
Income (loss) from continuing operations                   (49)               2,258             120             2,329
Income taxes                                                --                 (985)            (31)(2)        (1,016)
                                                --------------  -------------------   -------------     -------------
Net income (loss) from continuing operations    $          (49) $             1,273   $          89     $       1,313
                                                ==============  ===================   =============     =============

Net income (loss) per common share:
   Basic                                        $        (0.04)                                         $        0.08
   Diluted                                      $        (0.04)                                         $        0.08

Weighted average number of shares outstanding:
   Basic                                             1,307,079                                             17,155,549
   Diluted                                           1,307,079                                             17,276,953


(1) Represents the increase in market value of the shares of common stock of GalaGen Inc. (the "GalaGen Common Stock") held by the Company, in conformity with GAAP for trading securities held for resale by broker/dealers, which is consistent with the accounting policies of MJK.

(2) Represents the tax expenses associated with the revenue arising from the GAAP treatment of the increase in the market value of the shares of GalaGen Common Stock held by the Company, offset by the tax benefit derived by utilization of the Company's loss from continuing operations for the period.

                                  NM HOLDINGS, INC.
                    UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 AS OF MARCH 31, 1999
                                (DOLLARS IN THOUSANDS)

                                                Unadjusted        Adjustment                             Adjusted
                                                 Balance           for MJK        Pro Forma               Balance
                                              March 31, 1999     Holdings, Inc.  Adjustments           March 31, 1999
                                             ----------------    ------------    ------------          -------------
ASSETS
Cash and cash equivalents                    $          1,939    $      3,201    $        155 (3)      $       5,295
Cash - Special reserve account                             --          73,130              --                 73,130
Receivables from customers                                 --         139,911              --                139,911
Receivables from brokers and dealers                       --          69,617              --                 69,617
Receivable from clearing organization                      --             733              --                    733
Secured demand notes receivable,
   collateralized by securities                            --           9,675              --                  9,675
Trading securities owned, at market                        --          15,266             618 (1)             15,884
Furniture, equipment, and leasehold
   improvements, net                                        1           2,201              --                  2,202
Investment in GalaGen Inc.                                618              --            (618)(1)                --
Other assets                                               36           8,619              --                  8,655
                                             ----------------    ------------    ------------          -------------
Total assets                                 $          2,594    $    322,353    $        155          $     325,102
                                             ================    ============    ============          =============
LIABILITIES
Short-term borrowings                        $             --    $     33,900    $         --          $      33,900
Payable to customers                                       --         203,314              --                203,314
Payable to brokers and dealers                             --          43,389              --                 43,389
Payable to clearing broker                                 --           9,975              --                  9,975
Trading securities sold but not yet
   purchased, at market                                    --             812              --                    812
Notes payable                                              --           4,538              --                  4,538
Liabilities subordinated to claims of
   general creditors                                       --           9,675              --                  9,675
Other liabilities                                          23           9,739              --                  9,762
                                             ----------------    ------------    ------------          -------------
Total liabilities                                          23         315,342              --                315,365
                                             ----------------    ------------    ------------          -------------
STOCKHOLDERS' EQUITY
Common stock                                               49              43             677 (2)(3)(4)          769
Preferred stock                                            --           4,380          (4,380)(2)(4)              --
Paid-in capital                                         8,814           2,540          (2,434)(2)(3)(4)        8,920
Accumulated other comprehensive income                    120              --            (120)(4)                 --
Retained (deficit) earnings                            (6,412)             48           6,412 (4)                 48
                                             ----------------    ------------    ------------           -------------
Total stockholders' equity                              2,571           7,011              --                  9,737
                                             ----------------    ------------    ------------           -------------
Total liabilities and stockholders' equity   $          2,594    $    322,353    $        --            $    325,102
                                             ================    ============    ============           =============


(1) Represents the reclassification of the shares of GalaGen Common Stock held by the Company as trading securities, which is consistent with the accounting policies of MJK.

(2) Represents the acquisition of 13,250 shares of Common Stock upon the exercise of certain options at an aggregate exercise price of $53,000 and the sale by MJK after March 31, 1999 of 13,000 shares of MJK Series I Preferred Stock for an aggregate purchase price of $102,050.

(3) Represents adjustments in connection with the issuance of shares of Common Stock associated with the Merger.

(4) Reflects the recapitalization of the Company, the elimination of the Company's retained deficit and accumulated other comprehensive income balance, and the elimination of MJK Common Stock and the MJK Series I Preferred Stock, each in accordance with the GAAP guidelines regarding purchase adjustments associated with accounting for a reverse acquisition.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

     Certain information contained in this Proxy Statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (as amended). This Proxy Statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of the Company, Merger Sub and MJK, and the effect of the Merger. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described in "Approval of the Merger Agreement--Certain Information Regarding the Company--Risk Factors" and "Approval of the Merger Agreement--Certain Information Regarding MJK--Risk Factors." Neither the Company nor MJK undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting to be held on July 6, 1999 at 3:30 p.m. (Minneapolis time) at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the holders of record of Common Stock as of June 9, 1999, the record date, will: (1) consider and vote upon a proposal to approve the Merger Agreement; (2) consider and vote upon a proposal to approve an amendment to and restatement of the Articles of Incorporation which, among other things, (a) changes the corporate name of the Company to "Stockwalk.com Group, Inc.," (b) increases the authorized shares of the Company's capital stock to 100,000,000 shares, of which 50,000,000 will be designated as common stock and 50,000,000 will be undesignated capital stock, and (c) increases the number of persons who will serve on the Company's Board of Directors to six, and allows for future changes to that number by the affirmative vote of a majority of the Board of Directors; and (3) consider and vote upon a proposal to approve an amendment to the 1995 Plan increasing to 1,500,000 the maximum number of shares of authorized Common Stock issuable upon exercise of options or other awards granted or issued under the 1995 Plan. The Board of Directors of the Company knows of no other matters to be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the proxy will vote on such matters in accordance with their best judgment.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; VOTING; QUORUM

     The Company has fixed June 9, 1999 as the record date (the "Record Date") for the determination of the holders of Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of record of Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 1,239,876 shares of Common Stock outstanding, held of record by approximately 1,044 shareholders. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock on all matters properly submitted for the vote of Company shareholders, exercisable in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting.

                                   PROPOSAL 1:
                        APPROVAL OF THE MERGER AGREEMENT

THE MERGER

     THE FOLLOWING INFORMATION DESCRIBES THE MATERIAL ASPECTS OF THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXHIBITS HERETO, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ EXHIBIT A IN ITS ENTIRETY. SEE ALSO "--THE MERGER AGREEMENT."

EFFECTS OF THE MERGER

     Upon consummation of the Merger, Merger Sub will be merged with and into MJK, MJK will continue as the surviving corporation (the "Surviving Corporation"), and the separate existence of Merger Sub will cease. At the Effective Time, (1) all shares of Merger Sub outstanding immediately prior to the Effective Time held by the Company will be converted into one share of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock"), (2) each share of MJK Common Stock and MJK Series I Preferred Stock outstanding immediately prior to the Effective Time (other than shares owned by the Company, Merger Sub or MJK) will be converted into
3.72382 shares of Common Stock (the "Exchange Ratio"), subject to adjustments for, among other things, stock dividends by either the Company or MJK occurring after the date of the Merger Agreement, and (3) each share of MJK Common Stock or MJK Series I Preferred Stock owned by MJK, the Company or Merger Sub immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof. Following the Merger, the Surviving Corporation will be a wholly-owned subsidiary of the Company.

     All shares of MJK Common Stock and MJK Series I Preferred Stock converted into shares of Common Stock in the Merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist at the Effective Time. No fractional shares of Common Stock will be issued, and, in lieu thereof, a cash payment will be made as described below under "--Fractional Shares."

     As of May 28, 1999, there were 4,255,971 shares of MJK Common Stock outstanding and 571,000 shares of MJK Series I Preferred Stock outstanding. Based upon the Exchange Ratio and the number of shares of Common Stock, MJK Common Stock and MJK Series I Preferred Stock outstanding as of the Record Date, and assuming no change prior to the Effective Time, the aggregate number of shares of Common Stock issuable to shareholders of MJK would be 17,974,771 or approximately 93.5% of the Common Stock outstanding immediately following the consummation of the Merger (approximately 93.0% on a diluted basis assuming the exercise of all of those outstanding options and warrants to purchase shares of Common Stock exercisable at a per share purchase price of $5 or less). The current Company shareholders will own approximately 6.5% of the outstanding shares of Common Stock immediately following the Merger (approximately 7.0% on a diluted basis). As a result, the MJK shareholders receiving shares of Common Stock pursuant to the Merger would have the ability to control the election of the Company's entire Board of Directors and the affairs of the Company, including, but not limited to, all fundamental corporate transactions such as acquisitions, mergers, consolidations and the sale of substantially all of the Company's assets.

EFFECTIVE TIME

     If the Merger Agreement is adopted by the requisite vote of the shareholders of the Company and all of the other conditions described under "--The Merger Agreement--Certain Conditions to Consummation" are satisfied or waived (to the extent permitted by the Merger Agreement), then, unless the Merger Agreement is previously terminated, the Merger will be consummated and become effective at the time the Articles of Merger are filed with the Minnesota Secretary of State. For purposes of this Proxy Statement, "Effective Date" shall mean the date the Articles of Merger are filed with the Minnesota Secretary of State.

     The Merger Agreement provides that the Company and MJK will cause the Effective Time to occur as promptly as practicable after the adoption by the shareholders of the Company of the Merger Agreement and the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the other conditions described under "--The Merger Agreement--Certain Conditions to Consummation," but in no event later than ten business days after all such conditions have been satisfied or waived, or on such date as may be mutually agreed by the parties thereto. There can be no assurance that all conditions to the Merger will be satisfied. The Merger Agreement may be terminated prior to the Effective Date by either the Company or MJK in certain circumstances, whether before or after adoption of the Merger Agreement by the shareholders of the Company. See "--The Merger Agreement --Termination."

FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Common Stock will be issued in exchange for shares of MJK Common Stock and MJK Series I Preferred Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. In lieu thereof, the Company will pay to the owner thereof cash equal to the pro rata market price of a share of Common Stock based on the closing sales price of the Common Stock on the Effective Date as reported on the Over The Counter Bulletin Board as published by THE WALL STREET JOURNAL.

BACKGROUND OF THE MERGER; THE COMPANY'S REASONS FOR THE MERGER

     Prior to December 23, 1998, the Company developed and sold generic critical care formulas and related delivery equipment and accessories (i.e., feeding pumps and plastic disposables) for the hospital, nursing home and home health care markets, as well as a line of retail private label adult nutrition products for sale through retail chains. On December 23, 1998, the Company completed a series of transactions resulting in the sale of substantially all its operating assets. The Company does not currently conduct any active business operations. Since December 23, 1998, the Company has used its existing cash resources to pursue a business combination with another entity engaged in other lines of business.

     The Company's and MJK's business relationship began in mid-1995, when Miller, Johnson & Kuehn, Incorporated (now a wholly-owned subsidiary of MJK) assisted the Company with two private financing transactions. In September 1996, Miller, Johnson & Kuehn, Incorporated acted as underwriter for the Company's initial public offering. Following the Company's public offering, Miller, Johnson & Kuehn, Incorporated acted as a market maker in the Common Stock. In connection with its role as a market maker, Miller, Johnson & Kuehn, Incorporated became aware of the Company's stated intention to pursue new business opportunities following the sale of all of its operating assets. Prior to February 1999, Miller, Johnson & Kuehn, Incorporated suggested potential business partners to the Company that might be interested in the Company's status as a public company.

     On February 5, 1999, David B. Johnson, Executive Vice President of MJK, met with George E. Kline, Chairman of the Company, to discuss a transaction whereby MJK would become a public entity by entering into a business combination transaction with the Company. At this meeting, Mr. Johnson expressed his belief that developing trends in the securities brokerage industry required MJK to have better access to capital markets, and that a business combination transaction with the Company could facilitate such access. Mr. Kline and Mr. Johnson then discussed the framework of a potential business combination transaction. Mr. Kline and Mr. Johnson agreed to explore further the possibility of a business combination between the Company and MJK.

     After the February meeting, Mr. Johnson reviewed his discussions with Mr. Kline with a limited number of MJK's senior officers and MJK's Board of Directors. MJK's Board of Directors indicated its support for the objectives and opportunities to enhance shareholder value and decided to continue to explore the possibility of a transaction. Mr. Kline received similar feedback from the Company's Board of Directors.

     On February 9, 1999, Mr. Johnson and Eldon C. Miller, Chairman and Chief Executive Officer of MJK, met with Mr. Kline to discuss a number of important aspects of a possible transaction, including relative ownership of the Company after the potential transaction and the Company's listing status with NASDAQ. Thereafter, Mr. Johnson and Mr. Kline continued telephone discussions on a number of other important aspects of a possible business combination transaction.

     On March 2, 1999, the parties and their respective counsel met to discuss the principal terms of a potential merger transaction, including the exchange ratio required to exchange shares of MJK Common Stock to shares of Common Stock. The parties instructed their respective legal counsel to negotiate the other terms of the proposed transaction. The negotiations were announced to the public on March 17, 1999. Following approval of the Merger Agreement by the respective Board of Directors, the parties executed the Merger Agreement on March 25, 1999.

FAVORABLE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Board of Directors has determined that the terms and conditions of the Merger are fair from a financial point of view to the Company's shareholders and in the best interests of the Company.

     THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. The directors intend to vote all shares of Common Stock under their control in favor of such proposal.

MJK'S REASONS FOR THE MERGER

     The decision of the MJK Board of Directors to enter into the Merger Agreement is based upon its conclusion that the Merger affords MJK an opportunity to access capital markets for the development of its on-line internet brokerage business and will provide greater liquidity for the MJK shareholders.

REGULATORY APPROVAL

     The Company and MJK each believe that no regulatory approvals are or will be required in connection with the Merger.

MANAGEMENT OF THE COMPANY AND THE SURVIVING CORPORATION AFTER THE MERGER

     Pursuant to the Merger Agreement, the officers and all directors of the Company, except George E. Kline, will, as of the Effective Time, resign. George E. Kline, as the remaining Company director, will appoint Eldon C. Miller, David B. Johnson, Paul R. Kuehn, Stanley D. Rahm, and
N. Lee Wesley, each of whom will serve as directors of the Company until the next annual meeting of the Company's shareholders. Biographical information about the new directors is set forth below.

     ELDON C. MILLER founded Miller, Johnson & Kuehn, Incorporated in December 1980, and has served as Chairman of the Board of Directors and as Chief Executive Officer of the Company and Miller, Johnson & Kuehn, Incorporated since inception. Prior to forming Miller, Johnson & Kuehn, Incorporated, Mr. Miller was a Vice President of Miller & Schroeder Municipals, Inc. for more than seven years.

     DAVID B. JOHNSON has served as Executive Vice President and as a Director of Miller, Johnson & Kuehn, Incorporated since Miller, Johnson & Kuehn, Incorporated purchased certain assets of McClees Investments, Inc. in July 1989 and as Executive Vice President and Director of MJK since inception. Mr. Johnson served as Senior Vice President of McClees Investments, Inc. from January 1987 to June 1989. Prior to January 1987, Mr. Johnson acted as Senior Vice President of Miller, Johnson & Kuehn, Incorporated for more than five years.

     PAUL R. KUEHN has served as President and as a Director of Miller, Johnson & Kuehn, Incorporated since Miller, Johnson & Kuehn, Incorporated purchased certain assets of McClees Investments, Inc. in July 1989 and as President and Director of MJK since inception. Mr. Kuehn acted as President of McClees Investments, Inc. from February 1988 to July 1989. Prior to 1988, Mr. Kuehn was Senior Vice President of Marketing for Craig Hallum, Inc. for more than 17 years.

     STANLEY D. RAHM has served as Treasurer and as a Director of Miller, Johnson & Kuehn, Incorporated and MJK since inception. Prior to 1981, Mr. Rahm was a Vice President of Miller & Schroeder Municipals, Inc. for seven years.

     N. LEE WESLEY has been a private investor for more than five years.
     Since late 1996, Mr. Wesley has controlled the general partner of Standard Mill Limited Partnership, a Minnesota limited partnership that owns the Hyatt Whitney Hotel. The Hyatt Whitney Hotel is a 98 room luxury hotel managed by Hyatt Corporation located in downtown Minneapolis, Minnesota. Mr. Wesley is also a director of the National Eye Research Foundation.

     MJK currently expects that, after the Effective Time, the executive officers of MJK will be appointed as executive officers of the Company with duties substantially similar to those that such executive officers are currently performing.

     MJK will be the Surviving Corporation and will become a wholly-owned subsidiary of the Company upon consummation of the Merger. As of the Effective Time, the directors and officers of the Surviving Corporation will be the persons who were the directors and officers of MJK immediately prior to the Effective Time. MJK currently expects that, after the Effective Time, it will retain all of the executive officers of MJK who will then serve as executive officers of the Surviving Corporation with duties substantially similar to those that such executive officers are currently performing.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of May 28, 1999 and as adjusted to give effect to the Merger as if such transaction had occurred on such date, by those individuals who will serve as directors and by the directors and executive officers of the Company (as a group) following the Merger. See "--Management of the Company and the Surviving Corporation After the Merger." Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person:

                                        Shares Beneficially                             Shares Beneficially
                                       Owned Prior to Merger                          Owned Following Merger
                                    ---------------------------                     ---------------------------
                                                                   Shares to be
             Person                    Number         Percent        Issued           Number         Percent
---------------------------------   ------------    -----------    -------------    ------------    -----------
David B. Johnson (1).............        109,757            8.7%       4,252,669       4,362,426           22.7%
George E. Kline (2)..............        178,250           14.1               --         178,250              *
Paul R. Kuehn (3)................         31,207            2.5        4,252,669       4,283,876           22.3
Eldon C. Miller (4)..............          7,902              *        4,252,669       4,260,571           22.2
Stanley D. Rahm (4)..............          7,902              *        1,802,124       1,810,026            9.4
N. Lee Wesley....................          5,000              *          591,566         596,566            3.1
All persons who will serve as            341,018           25.8%      15,990,718      16,331,536           84.6%
directors and executive officers
following the Merger as a group
(eight persons)...................

*    Less than 1%.

(1) Includes 86,050 shares of Common Stock owned by Mr. Johnson's wife, Betty Johnson. Also includes warrants to purchase 11,461 shares and 528 shares of Common Stock at a purchase price of $5.40 per share, which were issued in connection with private placements on August 31, 1995 and September 12, 1995, respectively. Also includes a warrant to purchase 11,718 shares of Common Stock at a purchase price of $16.80 per share, which was issued in connection with the Company's initial public offering of stock on September 26, 1996 (the "IPO").

(2) Includes 22,500 shares owned by Brightstone Fund IV; 37,500 shares owned by Brightstone Fund VI; 27,500 shares owned and 3,750 shares issuable pursuant to warrants held by Brightstone Fund VII; and 5,000 shares issuable pursuant to a warrant held by Brightstone Capital LLC. George E. Kline, Chairman of the Board, Chief Executive Officer,
     President and a director of the Company, and James A. Bernards serve as the members of Brightstone Capital LLC, the general partner of all of the Brightstone entities referenced above. By virtue of this position, Messrs. Kline and Bernards may be deemed to have voting and investment control over the shares owned by such Brightstone entities, and thus beneficial ownership of those shares. Messrs. Kline and Bernards disclaim any beneficial ownership of such shares, and under a written agreement with Mr. Bernards, Mr. Kline has no voting or investment control over such shares and will not receive any other economic benefit from such shares. Also includes 10,750 shares held by Venture Management Profit Plan & Trust, of which Mr. Kline is the sole trustee and beneficiary, and 7,500 shares issuable pursuant to currently exercisable options issued under the 1995 Plan, and 3,750 shares issuable pursuant to currently exercisable options issued under the Company's 1996 Non-Employee Director Stock Option Plan.

(3) Includes warrants to purchase 11,461 shares and 528 shares of Common Stock at a purchase price of $5.40 per share, which were issued in connection with private placements on August 31, 1995 and September 12, 1995, respectively. Also includes a warrant to purchase 11,718 shares of Common Stock at a purchase price of $16.80 per share, which was issued in connection with the IPO.

(4) Includes warrants to purchase 3,820 shares and 176 shares of Common Stock at a purchase price of $5.40 per share, which were issued in connection with private placements on August 31, 1995 and September 12, 1995, respectively. Also includes a warrant to purchase 3,906 shares of Common Stock at a purchase price of $16.80 per share, which was issued in connection with the IPO.

     The persons described in the foregoing table intend to vote their respective shares of Common Stock in favor of the proposal to approve the Merger Agreement.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a business combination utilizing the reverse acquisition method with MJK being the accounting acquiror under generally accepted accounting principles. As such, the Merger will be treated as an acquisition using the purchase method of accounting with no change in the recorded amount of MJK's assets and liabilities. The assets and liabilities of the Company that are acquired as a result of the Merger will be recorded at their fair market values.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company and MJK expect that the Merger will be treated as a tax-free reorganization within the meaning of the Code, and that no income, gain or loss will be recognized by the Company or its shareholders as a result of the consummation of the Merger other than shareholders exercising dissenters' rights under the MBCA. Such dissenting shareholders of the Company may be subject to state and federal taxation as described below. It is a condition to the consummation of the Merger that MJK and the Company shall have received an opinion by counsel or independent certified accountants to the effect that, among other things, the Merger qualifies as a reorganization under Section 368(a) of the Code (the "Federal Tax Opinion"). Unlike a ruling from the Internal Revenue Service (the "Service"), an opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more of the positions reflected therein or that the Federal Tax Opinion will be upheld by the courts if challenged by the Service.

     Under currently existing provisions of the Code, the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the exercise of dissenters' rights. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the Merger for a Company shareholder who properly exercises his or her dissenters' rights under the MBCA, who is a citizen or resident of the United States and who, on the date of disposition of such holder's shares of Common Stock, holds such shares as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address the material federal income tax aspects of the Merger for any dissenting shareholder who is not a citizen or resident of the United States. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations, trusts, and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to dissenting shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The Company has not requested the Service to rule or issue an opinion on the federal income tax consequences of the Merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR

OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

     For federal income tax purposes, the exchange of Common Stock for cash pursuant to the Merger will be treated as a distribution in redemption of Common Stock from each holder of the Company's Common Stock who properly exercises dissenter's rights, subject to the provisions of Section 302 of the Code. Under the rules of Section 302, the determination of whether the exchange of Common Stock for cash pursuant to the exercise of dissenter's rights has the effect of a distribution of a dividend will be made, on a shareholder by shareholder basis, by comparing the proportionate, percentage interest of a shareholder after the Merger with the proportionate, percentage interest of such shareholder before such transaction. In making this comparison, there must be taken into account (a) any other shares of Common Stock actually owned by such shareholder, and (b) any such shares considered to be owned by such shareholder by reason of the constructive ownership rules set forth in Section 318 of the Code. These constructive ownership rules apply in certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of such individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds stock options.

     Under applicable Service guidelines, such a redemption involving a holder of a minority interest in the Company whose relative stock interest in the Company is minimal, who exercises no control over the affairs of the Company and who experiences a reduction in the shareholder's proportionate interest in the Company, both directly and by application of the foregoing constructive ownership rules, generally will not be deemed to have resulted in a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Accordingly, the federal income tax consequences to the Company's shareholders who exercise dissenters' rights will generally be as follows:

(a) Assuming that the shares of Common Stock exchanged by a dissenting shareholder for cash in connection with the Merger are capital assets in the hands of the dissenting shareholder at the Effective Date (and the exchange does not result in a distribution of a dividend under
     Section 302 of the Code), such dissenting shareholder may recognize a capital gain or loss by reason of the consummation of the Merger.

(b) The capital gain or loss, if any, will be long-term with respect to shares of Common Stock held for more than twelve (12) months as of the Effective Date, and short-term with respect to such shares held for twelve (12) months or less.

(c) The amount of capital gain or loss to be recognized by each dissenting shareholder will be measured by the difference between the amount of cash received by such dissenting shareholder in connection with the exercise of dissenters' rights and such dissenting shareholder's adjusted tax basis in the Common Stock at the Effective Date.

(d) An individual's long-term capital gain is subject to federal income tax at a maximum rate of 20%, while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year ($1,500 in the case of a married individual filing a separate return). Capital losses in excess of these limits can be carried forward to future years.

(e) A corporation's long-term capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains in any tax year, subject to the carryback and carryforward rules of the Code.

     Cash payments made pursuant to the Merger will be reported to the extent required by the Code to dissenting shareholders and the Service. Such amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain dissenting shareholders by reason of the events specified in Section 3406 of the Code and the Treasury Regulations promulgated thereunder, which include failure of a dissenting shareholder to supply the Company or its agent with such dissenting shareholder's taxpayer identification number. Accordingly, Company dissenting shareholders (or other payees) will be asked to provide the dissenting shareholder's taxpayer identification number (social security number in the case of an individual, or employer identification number in the case of other dissenting shareholders of the Company) on a Form W-9 and to certify that such number is correct. Withholding may also apply to Company dissenting shareholders who are otherwise exempt from such withholding, such as a foreign person, if such person fails to properly document its status as an exempt recipient. Each dissenting shareholder of the Company, and, if applicable, each other payee, should complete and sign a Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

THE MERGER AGREEMENT

     THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT INCLUDED AS EXHIBIT A TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. SEE ALSO "--THE MERGER."

GENERAL

     The Merger Agreement provides that, upon the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into MJK, MJK will continue as the Surviving Corporation, and the separate existence of Merger Sub will cease. Pursuant to the Merger Agreement, at the Effective Time, (1) all shares of Merger Sub outstanding held by the Company will be converted into one share of Surviving Corporation Common Stock, (2) each share of MJK Common Stock and MJK Series I Preferred Stock outstanding (other than shares owned by the Company, Merger Sub or MJK) will be converted into 3.72382 shares of Common Stock, subject to adjustments for, among other things, stock dividends by either the Company or MJK occurring after the date of the Merger Agreement, and (3) each share of MJK Common Stock or MJK Series I Preferred Stock owned by MJK, the Company or Merger Sub will be canceled and extinguished without any conversion thereof. Following the Merger, the Surviving Corporation will be a wholly-owned subsidiary of the Company.

     All shares of MJK Common Stock and MJK Series I Preferred Stock converted into shares of Common Stock in the Merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist at the Effective Time. No fractional shares of Common Stock will be issued, and, in lieu thereof, a cash payment will be made in an amount equal to the pro rata market price of a share of Common Stock based on the closing sales price of the Common Stock on the Effective Date as reported on the Over The Counter Bulletin Board as published by THE WALL STREET JOURNAL.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of each of the Company and MJK relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (a) the due organization, power and standing of, and similar corporate matters with respect to, the Company, MJK and subsidiaries of MJK; (b) the authorization, execution, delivery and performance by, and enforceability of the Merger Agreement against, the Company and MJK; (c) the absence of any provision of such party's articles or bylaws or any agreements, governmental authorizations, laws, regulations or orders in conflict with such party's authorization, execution, delivery or performance; (d) the absence of any public body, court or authority's authorization, consent or approval required for the consummation of the Merger by the Company, Merger Sub and MJK;

(e) the capital structure and the authorization and validity of the outstanding shares of capital stock of the Company, Merger Sub and MJK; (f) the absence of certain changes or events with respect to the Company and MJK;
(g) the absence of certain undisclosed liabilities of the Company and MJK;
(h) the absence of pending or threatened actions against such party with respect to the Merger; (i) the absence of claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation based upon arrangements made by or on behalf of the Company, MJK or any subsidiary of MJK with respect to the Merger; (j) real property used or occupied by the Company, MJK and MJK subsidiaries; (k) title (including leasehold title) of the Company, MJK and MJK subsidiaries to, and the absence of liens against, certain properties and assets; (l) the filing of tax returns, the absence of tax audits, the payment of taxes and related tax matters by the Company, MJK and subsidiaries of MJK; (m) certain material contracts to which the Company, MJK or any subsidiary of MJK is a party and the absence of defaults and breaches with respect thereto; (n) the rights in certain intellectual property of the Company and MJK; (o) employee relations and certain other matters related to employees of the Company, MJK and MJK subsidiaries; (p) certain employee benefit plans and matters arising under the Employee Retirement Income Security Act of 1974, as amended; (q) insurance policies of the Company, MJK and MJK subsidiaries and certain matters related thereto;
(r) certain transactions with affiliates of the Company, MJK and MJK subsidiaries; (s) compliance with applicable laws and possession of necessary permits by the Company, MJK and MJK subsidiaries; (t) Year 2000 compliance by the Company, MJK and MJK subsidiaries; and (u) material disclosure by the Company and MJK.

     The Company has also made certain additional representations and warranties to MJK relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (a) the filing of reports and other documents with the Commission, the material compliance of such documents with Commission rules and regulations and the accuracy of the information contained therein; (b) the material compliance of this Proxy Statement with certain laws and the accuracy of the information contained therein; and (c) the authorization and validity of the shares of Common Stock to be issued pursuant to the Merger Agreement.

     MJK has also made certain additional representations and warranties to the Company relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (a) broker dealer license and NASD membership; (b) the accuracy of the information contained in and certain other matters with respect to MJK's financial statements; (c) the filing of reports with the NASD, the material compliance with Commission and NASD rules and the accuracy of the information contained therein; and (d) the ownership of and certain other matters with respect to MJK subsidiaries.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, the Company has agreed that, prior to the Effective Date, except as expressly contemplated or permitted by the Merger Agreement or as otherwise consented to by MJK, the Company will not
(a) amend or propose to amend the Articles of Incorporation or its bylaws except for the amendments to the Articles of Incorporation described elsewhere in this Proxy Statement; (b) issue, sell or grant any of its equity securities or securities convertible into or exchangeable for its equity securities, or grants, warrants, options or other rights to acquire its equity securities; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of the Company whether by stock dividend, reverse stock split, distribution of securities convertible into Company capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof;
(e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; or (g) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice.

     Pursuant to the Merger Agreement, MJK has agreed that, prior to the Effective Date, except as expressly contemplated or permitted by the Merger Agreement or as otherwise consented to by the Company, MJK will not (a) amend its articles or bylaws; (b) split, combine or reclassify any outstanding shares of capital stock of MJK; (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of MJK; (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of the Merger Agreement for which consents, waivers or modifications are required to be obtained pursuant to the Merger Agreement; (e) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and MJK's past custom and practice; (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise provided in a schedule delivered pursuant to the Merger Agreement; or (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof.

     The Company and MJK have also agreed (a) to use reasonable efforts and cooperate to make all legally- required filings and take all other actions necessary, proper or advisable to consummate the Merger; (b) to afford each other reasonable access to certain books, papers and records; (c) to cooperate to facilitate contacts with third parties; (d) to take certain actions relating to the preparation and distribution of this Proxy Statement;
(e) not to knowingly take any action which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of the Company and MJK pursuant to Section 368(a) of the Code; (f) to cooperate regarding certain matters with respect to press releases and public announcements; (g) to use all reasonable efforts to list on The Nasdaq SmallCap Market the shares of Common Stock to be issued in connection with the Merger, and to change its current trading symbol for Common Stock; (h) to call and hold meetings of their respective shareholders for the purpose of voting upon the Merger Agreement and the Merger and, in the case of the Company, the amendments to and restatement of the Articles of Incorporation described elsewhere in this Proxy Statement; (i) subject to the fiduciary duties and legal obligations of the respective Boards of Directors, to recommend approval of the Merger Agreement, the Merger and, in the case of the Company, the amendments to and restatement of the Articles of Incorporation described elsewhere in this Proxy Statement, and use all reasonable efforts to obtain approvals thereof from their respective shareholders; (j) to reasonably cooperate with each other in obtaining the Federal Tax Opinion; and (k) to give prompt notice to each other with respect to certain events and determinations and discovery of certain information.

     The Company has also agreed (a) to provide to MJK copies of all reports and other documents filed under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission by it between the date of the Merger Agreement and the Effective Date within two
(2) days after the date such reports or other documents are filed with the Commission; (b) after the Effective Date, to use reasonable efforts to file all reports and data with the Commission necessary to permit the shareholders of MJK and the Company who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) to sell Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) promulgated under the Securities Act if they would otherwise be so entitled; and (c) after the Effective Date, to use reasonable efforts to file with the Commission reports, statements, and other materials required by the federal securities laws on a timely basis.

     Pursuant to the Merger Agreement, the Company and MJK have each agreed to maintain the confidential nature of certain information provided to it by the other party.

LIMITATIONS ON SOLICITATION OF TRANSACTIONS

     Pursuant to the Merger Agreement, the Company and MJK have each agreed that neither such party nor such party's officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination, except, in the case of MJK, any such transaction pursuant to which (a) MJK is the surviving corporation in such transaction, and (b) the shareholders of MJK immediately preceding such transaction will own at least 51% of the outstanding shares after giving effect to such transaction; provided that either party may engage in such discussion in response to an unsolicited proposal from an unrelated party if such party's Board of Directors determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of such Board of Directors. The Company and MJK have each agreed to promptly advise the other party if it receives a proposal or inquiry with respect to the matters described above.

CERTAIN CONDITIONS TO CONSUMMATION

     Pursuant to the Merger Agreement, each party's respective obligations to effect the Merger are subject to the fulfillment, or waiver, at or prior to the Effective Date of various conditions, including the following: (a) no injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the Merger; (b) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the Merger; (c) MJK shall have received the Federal Tax Opinion; (d) the Common Stock to be issued in connection with the Merger shall have been approved for listing on The Nasdaq SmallCap Market; (e) all consents and approvals necessary to consummate the Merger shall have been obtained; (f) there shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, relating to and materially adversely affecting the Merger (nor shall there be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any such consequence); (g) each of the MJK shareholders shall have executed and delivered to the Company an investment representation letter; and (h) there shall not have occurred any general suspension of trading on the New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market, any suspension of trading in the Common Stock, any general bank moratorium or closing, or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible. The parties have agreed to waive the foregoing condition that the Common Stock be approved for listing on the Nasdaq SmallCap Market.

     The obligation of the Company to effect the Merger is also subject to the fulfillment or waiver of the following conditions: (a) the representations and warranties of MJK set forth in the Merger Agreement shall have been true and correct as of the date of the Merger Agreement, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on MJK; (b) MJK shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date; (c) MJK shall have furnished to the Company a certificate of the chief executive officer and the chief financial officer of MJK, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the preceding conditions set forth in this paragraph have been fulfilled; (d) MJK shall have furnished to the Company certain copies of documents and certificates; (e) the Merger Agreement, the Merger and the Articles of Incorporation as amended by the proposed amendments described elsewhere in this Proxy Statement shall have been approved by the requisite vote of the shareholders of the Company; and (f) within five (5) days prior to mailing this Proxy Statement to the shareholders of the Company, the Company shall have received a written opinion in a form reasonably acceptable to the Company from an investment banking firm reasonably acceptable to the Company to the effect that the Merger is fair from a financial point of view to the holders of Common Stock prior to the Effective Date. The parties have agreed to waive the foregoing condition regarding the foregoing written fairness opinion of the investment banking firm.

     The obligation of MJK to effect the Merger is also subject to the fulfillment or waiver of the following conditions: (a) the representations and warranties of the Company set forth in the Merger Agreement shall have been true and correct as of the date of the Merger Agreement, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the Company; (b) the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date; (c) the Company shall have furnished to MJK a certificate of the chief executive officer and the chief financial officer of the Company, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the preceding conditions set forth in this paragraph have been fulfilled; (d) the Company shall have furnished to MJK copies of certain documents and certificates; (e) the Merger Agreement and the Merger shall have been approved by the requisite vote of the shareholders of MJK; and (f) each of the officers and non-continuing directors of the Company immediately prior to the Effective Time shall deliver duly executed resignations from their positions with the Company effective immediately after the Effective Time.

TERMINATION

     Pursuant to the Merger Agreement, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, notwithstanding the approval of the Merger Agreement by the shareholders of the Company, (a) by mutual consent of MJK and the Company, if the board of directors of each such party so determines by vote of a majority of the members of its entire board; (b) by either MJK or the Company, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in the Merger Agreement, or if any of the conditions to such party's obligation to consummate the Merger shall have become impossible to satisfy as a result of no negligent or willful action by such party; (c) by either MJK or the Company, if (i) the Merger and the Merger Agreement are not duly approved by the shareholders of each of MJK or the Company, or (ii) the Articles of Incorporation as proposed to be amended as discussed elsewhere in this Proxy Statement are not approved by the shareholders of the Company; (d) by either MJK or the Company if the Effective Date is not on or before July 15, 1999, or such later date as MJK and the Company may mutually agree (unless the failure to consummate the Merger by such later date shall be due to the action or the failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations under the Merger Agreement); or (e) by either the Company or MJK in their respective sole discretion based upon its due diligence investigation, if the results of such due diligence investigation, in either party's reasonable judgment, (i) causes the other party's value to be materially less than it would have been in the absence of such information or (ii) reveals any event, condition or occurrence (not previously disclosed in the Merger Agreement or the schedules attached thereto) that materially adversely affects the financial condition, assets, operating results, business condition or prospects of the other party, by providing such other party with written notice thereof on or before the date of this Proxy Statement.

EXPENSES

     Under the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such costs and expenses.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under the MBCA, the holders of Common Stock are entitled to certain dissenters' rights with respect to the Merger. The following is a summary of the rights of the shareholders of the Company who dissent from the Merger.
The summary does not purport to be complete and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA (the "Minnesota Dissenters' Rights Statute"), a copy of which is attached as Exhibit C hereto.

     Under the MBCA, shareholders have the right to dissent from the Merger and, subject to certain conditions provided for under Minnesota law, are entitled to receive payment for the fair value of their shares of Common Stock immediately prior to the Merger. Assuming shareholder approval of the Merger Agreement, shareholders will be bound by the terms of the Merger Agreement unless they dissent by complying with all of the requirements of the Minnesota Dissenters' Rights Statute. Any shareholder contemplating exercising the right to demand such payment should carefully review the Minnesota Dissenters' Rights Statute, and in particular the procedural steps. A SHAREHOLDER WHO FAILS TO COMPLY PRECISELY WITH THESE PROCEDURAL REQUIREMENTS WILL LOSE THE RIGHT TO DISSENT.

     Set forth below, to be read in conjunction with the full text of the Minnesota Dissenters' Rights Statute, is a summary of the procedures relating to the exercise of dissenters' rights by shareholders of the Company.

     Any shareholder who wishes to dissent must deliver to the Company, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such shareholder's shares if the Merger is effectuated. In addition, such shareholder must not vote his or her shares of Common Stock in favor of the Merger Agreement. A shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote AGAINST approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving such shareholders' dissenters' rights.

     If the Merger Agreement is approved by the Company's shareholders, the Company is required to deliver a written dissenters' notice to all of its shareholders who gave timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. The notice must (a) state where the payment demand and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received; (b) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (c) supply a form for demanding payment and requiring the dissenting shareholder to certify the date on which such shareholder acquired his or her shares of Common Stock; and (d) be accompanied by a copy of the Minnesota Dissenters' Rights Statute.

     In order to receive fair value for the shares of Common Stock, a shareholder who is sent the dissenters' notice described above must demand payment within 30 days following the date of notice, deposit such shareholder's certificates representing shares of Common Stock and complete other information as required by such notice. A shareholder who demands payment and deposits such shareholder's certificates representing shares of Common Stock as requested by the dissenters' notice retains all other rights of a shareholder of the Company until such rights are canceled by the consummation of the Merger. The Company may restrict the transfer of uncertificated shares from the date of the demand for payment until the Merger is consummated; however, the holder of uncertificated shares retains all other rights of a shareholder of the Company until those rights are canceled by the consummation of the Merger.

     Except for shares of Common Stock acquired by a dissenter after the date of the first announcement to the public of the transaction from which such dissenter dissents, upon the consummation of the Merger, or upon receipt of the payment demand (whichever is later), the Company must pay each dissenter who complies with the foregoing requirements the amount the Company estimates to be the fair value of the dissenter's shares of Common Stock plus accrued interest. The payment must be accompanied by certain financial information concerning the Company, a statement of the Company's estimate of the fair value of the shares, an explanation of the method used to reach the estimate, a brief description of the procedure to be followed to demand supplemental payment and a copy of the Minnesota Dissenters' Rights Statute.

     If a dissenting shareholder believes the amount remitted by the Company is less than fair value for the shares of Common Stock plus interest, the dissenter may notify the Company in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due, and may demand payment of the dissenter's estimate, by following the procedures set forth in the Minnesota Dissenters' Rights Statute.

CERTAIN INFORMATION CONCERNING THE COMPANY

     The Company was incorporated under the laws of the State of Minnesota in July 1993, under the name "Nutrition Medical, Inc." On December 22, 1998, the Company's shareholders approved a proposal to change the Company's name from Nutrition Medical, Inc. to "NM Holdings, Inc." The Company's executive offices are located at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442.

     Prior to December 23, 1998, the Company developed and sold generic critical care formulas and related delivery equipment and accessories (i.e., feeding pumps and plastic disposables) for the hospital, nursing home and home health care markets, as well as a line of retail private label adult nutrition products for sale through retail chains. On December 23, 1998, the Company completed a series of transactions resulting in the sale of substantially all of its operating assets. The Company does not currently conduct any active business operations. Since December 23, 1998, the Company has used its existing cash resources to pursue a business combination with another entity engaged in other lines of business.

DISCONTINUED OPERATIONS

     The Company's original core business consisted of developing and marketing a line of clinical nutrition products to hospitals and other healthcare facilities as a cost-effective alternative to brand-name products. In late 1995, the Company diversified its core business through the development and marketing of a private label adult nutrition supplement product line for sale to retail chains, using the retailers' proprietary store-brand labels. In addition, in 1996 the Company commenced development of a generic infant formula product for distribution through these retail chains.

In January 1997, the Company attempted to augment its clinical nutrition product line by acquiring from Elan Pharma, Inc. ("Elan"), a United States subsidiary of Ireland-based Elan Corporation PLC., a line of enteral (feeding tube) pumps, related plastic disposables and nutrition formula products (the "Elan Product Line"). In exchange for the Elan Product Line, the Company issued to Elan a $3 million subordinated promissory note and 213,750 shares of Common Stock.

     During 1996 and 1997, the Company incurred significant expenses related to the development of the generic infant formula product. Unable to successfully complete a marketable product, the Company announced in January 1998 its decision to suspend further development efforts of its generic infant formula product. Also, the Company announced in January 1998 its intention to discontinue its private label adult nutrition product business. Although the revenues generated from these products continued to grow, the development and maintenance of a retail distribution network for these products required a disproportionate amount of working capital. As a result, the Company did not maintain competitive profit margins. On May 1, 1998, the Company transferred to Agrilink Foods, Inc., a New York corporation ("Agrilink"), its private label adult nutrition business in return for (a) cash in an amount equal to the Company's cost for the inventory and labels used in such business, (b) cash in the amount of $18,000 for the Company's label development costs, and (c) royalty payments on private label adult nutrition products sold by Agrilink for the two-year period commencing May 1, 1998.

     Since its inception, the Company also incurred losses in its core critical care nutrition business. Although the gross margins from its critical care nutrition business were competitive, the Company had to increase sales to cover its fixed operating expenses. In an attempt to broaden its market presence, the Company developed several new critical care products and acquired the Elan Product Line, as described above. Company management concluded that although revenues increased, the Elan Product Line lacked the desired synergy with the Company's critical care formulas. Management also concluded that the Company's inability to successfully integrate the Elan Product Line rendered the Company's financial performance objectives unattainable. Additionally, the Company experienced increased competition from larger organizations and faced the risk of product obsolescence due to the limited amount of available research and development funding. The patent infringement lawsuits described in "--Legal Proceedings" below also adversely affected the Company's ability to market its product lines effectively.

     In addition, Company management believed that the Company had insufficient cash to adequately exploit new product development opportunities and aggressively pursue marketing strategies required to achieve growth in the applicable markets. Furthermore, the Company had accumulated net losses in excess of $6 million since inception. Company management did not foresee an end to these continued losses if the Company continued in its current direction and businesses.

     In light of the foregoing, the Board of Directors determined that it was in the best interest of the Company and its shareholders to discontinue the Company's critical care nutrition business operations. The Board of Directors believed that the Company could maximize shareholder value by selling the assets comprising the Company's current businesses and using the proceeds to settle outstanding debt incurred from the Elan Product Line purchase and to pursue an acquisition transaction with another entity engaged in other lines of business.

     In July 1998, the Company entered into an agreement to sell its pumps and plastic disposables assets to ZEVEX, Inc. ("ZEVEX"). In September 1998, the Company entered into an agreement to sell its critical care nutrition product assets to GalaGen Inc. ("GalaGen"). Both transactions closed on December 23, 1998, subsequent to shareholder approval received at the Company's annual meeting of shareholders on December 22, 1998. In conjunction with the ZEVEX sale, the Company entered into an agreement with Elan whereby, in exchange for substantially all of the proceeds from the ZEVEX sale and a warrant to acquire 50,000 shares of Common Stock for $3.50 per share, Elan canceled the outstanding balance of the subordinated promissory note, and the Company redeemed the 213,750 shares of Common Stock issued to Elan in January 1997.

     As a result of the ZEVEX and GalaGen transactions and the settlement with Novartis described in "--Legal Proceedings," the Company currently has no products or product-related patents or trademarks.

STRATEGIC REPOSITIONING OF THE COMPANY

     The following discussion of the Company's proposed business activities is purposefully general and is not meant to limit the Company's discretion to search for and consummate potential business opportunities.

     The Company believes that the sale of substantially all its assets and product lines, its reduction in liabilities through the cancellation of the Elan subordinated promissory note, and the reduction in the number of shares outstanding through the reacquisition of Common Stock issued to Elan has positioned the Company as an attractive business partner for an entity seeking a strategic combination with a publicly traded corporation. Company management and the Board of Directors believe that such a combination will serve the interests of the Company's shareholders better than a liquidation of the Company and distribution of its assets to shareholders. If the Merger Agreement is approved by the shareholders, it is the Board of Directors' intention to complete the Merger. If for any reason the Merger is not consummated, it is the Board of Directors' intention to pursue alternative business combinations with other entities, using the Company's cash resources (approximately $1.9 million as of May 31, 1999) together with other resources. The consummation of any such alternative transaction may require additional debt or equity financing. However, the Company has no current plan to obtain additional financing and no assurance can be given that such financing will be available to acquire a particular business.

     Since December 23, 1998, the Company's principal activity has been the investigation of potential acquisitions and the termination of the Company's discontinued operations. Day-to-day operations are administered on an as-needed basis by Richard J. Hegstrand, a consultant and the Company's acting Chief Operating Officer. The Company's Chief Executive Officer, George
E. Kline, along with the Board of Directors, are overseeing the business acquisition process.

     As a result of the strategic repositioning of the Company, under the rules of The Nasdaq Stock Market the Company is deemed to be a "shell" corporation, whose sole purpose is to locate and consummate one or more acquisition transactions with other entities. As a result, the Common Stock was delisted from the Nasdaq SmallCap Market on May 7, 1999. See "--Market Price and Dividend Data." The Common Stock currently trades on the Over The Counter Bulletin Board under the symbol, "NMED."

CHANGES IN COMPANY MANAGEMENT

     Effective August 31, 1998, William L. Rush resigned as a director, Chairman of the Board, Chief Executive Officer and President of the Company. Since September 1, 1998, George E. Kline has served as Chairman of the Board. On December 23, 1998, the Board of Directors appointed George E. Kline as Chief Executive Officer and President, effective January 1, 1999. In addition, Hilding C. Nelson resigned as a director of the Company effective March 31, 1999. Lawrence Lehmkuhl has also agreed to resign as a director of the Company on the Effective Date.

LEGAL PROCEEDINGS

     In August 1995, the Company was named as a defendant in a patent infringement lawsuit brought by Novartis Nutrition ("Novartis"), formerly Sandoz Nutrition Corporation, in the United States District Court for the District of Minnesota. The complaint asserted that one of the Company's products, L-Emental-TM- Plus, infringed on two patents held by Novartis, and Novartis asked for relief in the form of an injunction preventing the Company from selling the product, as well as damages of an unspecified amount. The Company responded with a counterclaim seeking a declaration of invalidity, unenforceability, non-infringement and inventorship of the subject patents. On December 15, 1998, the Company entered into a Settlement and Mutual Release with Novartis whereby Novartis agreed to release all claims against the Company, and the Company paid Novartis $450,000 and agreed to discontinue production of its L-Emental-TM- Plus product. The Company recognized a charge to discontinued operations in December 1998 of $513,816 relating to the settlement payment and the write-off of the related product inventory.

     In November 1997, the Company was named as a defendant in a patent infringement lawsuit brought by Nestle in the United States District Court for the Northern District of Illinois. The suit asserted that one of the Company's products, Pro-Peptide-TM- For Kids, infringes on a patent held by Nestle. Additional litigation against the Company was filed but not served by Nestle. Through a settlement agreement effective October 6, 1998, the parties resolved all outstanding claims between the parties. In connection with the settlement, the Company agreed to reformulate its product Pro-Peptide-TM- For Kids and to change its marketing for its product Pro-Peptide-TM- VHN.

EMPLOYEES

     As of December 31, 1998, the Company had two full-time employees engaged in general corporate and administrative functions. The Company currently has no full-time employees.

MARKET PRICE AND DIVIDEND DATA

     On May 7, 1999, the Company received a determination from a Nasdaq Listing Qualification Panel (the "Panel") that the Common Stock would be delisted from trading on The Nasdaq SmallCap Market effective as of the close of trading on the same date. In its decision, the Panel noted that the Company's current status as a "shell" corporation with no active business operations did not provide investors sufficient information to determine the potential of an investment in the Company. The Common Stock is currently trading on the Over The Counter Bulletin Board under the symbol, "NMED." In its order, the Panel invited the Company to apply for initial listing of its securities upon the consummation of the Merger. In light of the Panel's invitation to apply for listing upon consummation of the Merger, the Company and MJK intend to proceed with the consummation of the Merger and intend to apply for listing of the Common Stock issued to MJK shareholders in connection with the Merger, on The Nasdaq National Market System. For a discussion of the risks related to the delisting of the Common Stock on the Nasdaq SmallCap Market, see "Risk Factors."

     The following table sets forth the range of high and low per share bid prices as reported by The Nasdaq SmallCap Market beginning on September 26, 1996 until May 7, 1999, the date the Common Stock was delisted from the Nasdaq SmallCap Market. These quotations reflect inter-dealer prices, without retail markup, markdown, or commission and may not reflect actual transactions. On June 10, 1998, the Company effected a one-for-four reverse stock split (the "Reverse Stock Split") in response to a Nasdaq SmallCap Market listing requirement that the Common Stock maintain a minimum bid price of $1.00 per share. Unless otherwise noted, all share numbers and per share prices contained in this Proxy Statement reflect the Reverse Stock Split.

           YEAR                     QUARTER                    HIGH            LOW
     ----------------   --------------------------------   ------------    -----------
           1997                      First                 $    16.0000    $   15.0000
           1997                      Second                     15.0000         8.0000
           1997                      Third                      13.5000         8.0000
           1997                      Fourth                     10.5000         4.0000
           1998                      First                       5.5000         2.0000
           1998                      Second                      3.5000         0.9375
           1998                      Third                       1.7500         0.8750
           1998                      Fourth                      1.2500         0.6250
           1999                      First                       9.6250         1.1880
           1999                      Second*                    18.0000         8.1250

---------------------

*    For the period commencing on April 1, 1999 and ending May 7, 1999.

     The Company has never paid or declared any cash dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future. On March 17, 1999, the date the Company and MJK announced they had entered into negotiations regarding a potential business combination transaction, each of the highest, lowest and last reported sale price per share of Common Stock was $3.50. On March 24, 1999, the last full day of trading prior to the announcement by the Company that it had entered into the Merger Agreement, the highest, lowest and last reported sale price per share of Common Stock were $5.00, $4.50 and $4.9375, respectively. On May 7, 1999, the date the Common Stock was delisted from the Nasdaq SmallCap Market, the last reported sale price per share of Common Stock was $16.0625. On June 7, 1999, the last reported sale price per share of Common Stock on the Over The Counter Bulletin Board was $11.9688. This quotation reflects inter-dealer prices, without retail markup, markdown or commission and may not reflect actual transactions. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.

     On March 17, 1999, the date of the announcement of negotiations between the Company and MJK with respect to the Merger Agreement, Miller, Johnson & Kuehn, Incorporated, which had served as a market maker in the Common Stock, ceased effecting solicited trades in the Common Stock, and thereafter has only processed unsolicited trades in the Common Stock on an agency basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     GENERAL

     Prior to December 23, 1998, the Company developed and sold generic critical care nutrition formula products and related delivery equipment and accessories for the hospital, nursing home and home health care markets, as well as private label adult nutrition products for sale through retail chains. In January 1998, the Company announced its intention to discontinue its private label adult nutrition business due to continued losses. Since its inception, the Company also incurred losses in its critical care nutrition business. Company management believed that the continued operation of the Company's critical care nutrition business was not viable due to the lack of synergy between its critical care products and the Elan-acquired feeding pump and plastic disposables business. Furthermore, the Company was experiencing increased competition from larger organizations and faced the risk of product obsolescence due to the limited amount of available research and development funding. Certain patent infringement lawsuits also adversely affected the Company's ability to market its product lines effectively.

     In light of the foregoing, the Board of Directors determined that it was in the best interest of the Company and its shareholders to discontinue the Company's critical care nutrition business operations. The Board of Directors believed that the Company could maximize shareholder value by selling the assets comprising the Company's current businesses and using the proceeds to settle outstanding debt incurred from the purchase of the pump and plastic disposables business from Elan, and pursue the acquisition of other businesses. On December 23, 1998, the Company closed a sale transaction with ZEVEX pursuant to which the Company sold all of its assets used in its pump and plastic disposables business, and a sale transaction with GalaGen pursuant to which the Company sold all of its assets used in its critical care business. The Company does not currently conduct any active business operations. Since December 23, 1998, the Company has used its existing cash resources to pursue a business combination with another entity engaged in other lines of business.

     The Company believes that the sale of its product lines, its reduction in liabilities through the cancelation of the Elan subordinated promissory note, and the reduction in the number of shares outstanding through the reacquisition of the Common Stock issued to Elan has positioned the Company as an attractive business partner for an entity seeking a strategic combination with a publicly traded corporation. Company management and the Board of Directors believe that such a combination will serve the interests of the Company's shareholders better than a liquidation of the Company and distribution of its assets to shareholders. If the Merger Agreement is approved by the shareholders, it is the Board of Directors' intention to complete the Merger. If for any reason the Merger is not consummated, it is the Board of Directors' intention to pursue alternative business combinations with other entities, using the Company's available cash resources (approximately $1.9 million as of May 31, 1999) together with other resources. The consummation of any such alternative transaction may require additional debt or equity financing. However, the Company has no current plan to obtain additional financing and no assurance can be given that such financing will be available to acquire a particular business.

     RESULTS OF OPERATIONS

     THREE MONTHS ENDED MARCH 31, 1999 AND 1998

          CONTINUING OPERATIONS

     The loss from Company continuing operations totaled $41,977 as of March 31,1999, and consists of recurring administrative expenses incurred in the period, offset by interest income earned in the same period.

          DISCONTINUED OPERATIONS

     The Company discontinued all operations in 1998. All pre-disposal activity associated with these operations in the 1998 period has been segregated and reported in a single line item "Loss from discontinued operations" in the Company's Statements of Operations.

     Sales included in discontinued operations for the three months ended March 31, 1998 totaled $2.2 million. During this period, the Company incurred direct and indirect expenses of approximately $2.15 million, resulting in net income of the $49,000 or $.04 per share, based on average outstanding shares of 1.4 million.

     TWELVE MONTHS ENDED DECEMBER 31, 1998 AND 1997

          CONTINUING OPERATIONS

     The loss from continuing operations totaled $6,658 as of December 31, 1998, and consists of recurring administrative expenses incurred in the period after the December 23, 1998 sale of the Company's product lines, offset by interest income earned in the same period. The Company expects that the loss from continuing operations will total less than $150,000 in the year ended December 31, 1999, with a disproportionate amount of the loss occurring in the first quarter of 1999.

          DISCONTINUED OPERATIONS

     The Company discontinued all operations in 1998. All pre-disposal activity associated with these operations has been segregated and reported in a single line item "Loss from discontinued operations" in the Company's Statements of Operations. Also reported as a separate line item is the "Gain on disposal of discontinued operations" in the 1998 period, representing the net realized gain on the sale and disposal of these operations.

          LOSS FROM DISCONTINUED OPERATIONS

     The following discussion compares major components that comprise the loss from discontinued operations in each period presented (see footnote 4 in the Company's audited financial statements included elsewhere in this Proxy Statement).

     SALES. Sales included in discontinued operations for the year ended December 31, 1998, totaled $4,926,765 compared to $6,317,722 for the same period of 1997, a decrease of $1,390,957 or 22%. The decrease is the result of the discontinuance of the Company's private label adult nutrition business in May 1998. The Company's critical care product lines, disposed of in late December 1998, generated comparable sales in 1998 when compared to the prior year.

     GROSS PROFIT. The overall gross profit in the year ended December 31, 1998, decreased slightly from $1,387,694 in the year ended December 31, 1997, to $1,303,147, while increasing as a percentage of sales from 22% in 1997 to 26.4% in 1998. The majority of the $84,547 decrease in gross profit is attributable to the decrease in sales of the lower margin private label adult nutrition business. The decrease in sales of the lower margin private label adult nutrition business in the 1998 period resulted in the increase of the gross profit, as a percentage of sales, when compared to the 1997 period.

     OPERATING EXPENSES. Selling, general and administrative expenses decreased $1,185,444 in the year ended December 31, 1998, from the comparable period in 1997. The decrease is the result of the Company's cost reductions (principally payroll related) associated with the discontinued operations and lower legal costs in the 1998 period. Research costs decreased $561,623 from $642,020 in 1997 to $80,397 in 1998 as a result of the Company's decision in January 1998 to discontinue the development of a generic infant formula. In December 1998, the Company settled a patent infringement lawsuit with Novartis whereby the Company agreed to pay Novartis $450,000 and discontinue production and sale of the L-Emental-TM- Plus critical care product, resulting in a write-off of $63,816 in inventory. The Company incurred total goodwill amortization of $1.8 million in the year ended December 31, 1997, which included a $1.6 million write-off of the remaining goodwill associated with the January 1997 acquisition of the Elan pump and plastic disposables product line. As a result of this write-off there were no goodwill amortization charges in the comparable 1998 period.

          GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS

     The Company reported a net gain on the disposal of discontinued operations of $1,320,053 in the year ended December 31, 1998. Included in the gain are the sales of the Company's product lines offset by losses incurred on the disposal of other assets and the write-downs of other assets to net realizable value.

     TWELVE MONTHS ENDED DECEMBER 31, 1997 AND 1996

          DISCONTINUED OPERATIONS

     The Company discontinued all operations in 1998. As a result, all previous pre-disposal activity associated with Company operations for the applicable reporting periods has been segregated and reported in a single line item "Loss from discontinued operations" in the Company's Statements of Operations.

          LOSS FROM DISCONTINUED OPERATIONS

     The following discussion compares major components that comprise the loss from discontinued operations in each period presented (see footnote 4 in the Company's audited financial statements included elsewhere in this Proxy Statement).

     NET SALES. Net sales from continuing operations for the year ended December 31, 1997, totaled $6,317,722 compared to $1,224,871 for the same period of 1996, an increase of 416%. The growth is the result of increases in sales of products offered in both periods, new products developed by the Company plus those feeding pump and plastic disposables products introduced in January 1997 as a result of the acquisition of the feeding pump and plastic disposables products from Elan, and the addition of new customers and growth in orders from existing customers.

     GROSS PROFIT. Gross profit from continuing operations for the year ended December 31, 1997, increased to $1,387,694, compared to $685,431 in the same period of 1996. As a percentage of sales, however, gross profit decreased from 56% in 1996 to 22% in 1997. The decrease in gross profit as a percentage of sales is primarily the result of the addition of pump and plastic disposables sales and sales of private label adult nutrition products, all which have a lower profit margin than the critical care formulas. In addition, profit margins decreased in early 1997 due to costs related to the integration of the pump and plastic disposables product line into the Company's existing operations.

     OPERATING EXPENSES. Selling, general and administrative expenses for the year ended December 31, 1997, increased 171% to $2.98 million, from $1.1 million in the same period of 1996. The expense increase relates to the overall staffing and related expenditures required to support the growth in sales by the Company and the addition of new products including expenses of $300,000 in 1997 for sales and marketing efforts related to the Company's private label infant formula development project. Research and development costs for the year ended December 31, 1997, increased 162% to $642,000 from $245,000 incurred in the same period of 1996. The increase is attributable to costs associated with new products under development in 1997, particularly costs related to the development of a generic, national brand equivalent infant formula product. Goodwill amortization totaled $1.8 million in the year ended December 31, 1997,

$1.6 million of which was written off in the fourth quarter. The write-off was based on the Company's assessment of impaired value of the goodwill recorded at the time of the acquisition of the pump and plastic disposables product line.

     YEAR 2000

     The Company currently has no active business operations. Nevertheless, the Company is addressing the issues associated with computing difficulties that may affect existing computer systems as a result of programming code malfunctions in distinguishing 21st century dates from 20th century dates (the "Year 2000" issue). The Year 2000 issue is a pervasive problem affecting many information technology systems and embedded technologies in all industries. The Company has reviewed its internal financial and other process control systems in order to assess and remediate Year 2000 concerns.

     The Company's information technology ("IT") systems consist of computer hardware systems and software supplied by third parties. The Company utilizes current generation off-the-shelf software for its contact management and accounting systems. As a result, the Company expects its exposure to be minimal since such software has been determined by the Company to be Year 2000 compliant.

     The Company's assessment of internal systems includes a review of non-information technology ("non-IT" systems) (systems that contain embedded technology in process control equipment containing microprocessors or other similar circuitry). This assessment includes a review of the Company's internal equipment and facilities (including building maintenance, security, electrical, lighting, fire protection, telephone, heating and cooling systems). Based on this review, the Company believes that its non-IT systems and equipment are Year 2000 compliant.

     The Company's current plans, as previously discussed, involve the pursuit of new investment opportunities. Due diligence with any potential acquisition candidate will include a review of any Year 2000 exposure.

     The Company incurred less than $1,000, in incremental costs, to address the Year 2000 issue during 1998. Since the Company has not yet consummated a business acquisition, the Company is unable to estimate Year 2000 compliance costs that may arise from such business acquisition opportunities.

     LIQUIDITY AND CAPITAL RESOURCES

     Since inception, the Company has incurred losses and negative cumulative cash flows from operations. On September 26, 1996, the Company's initial public offering was declared effective and, in a transaction that closed on October 1, 1996, the Company sold 359,375 shares of Common Stock at $14.00 per share, including an over-allotment of 49,375 shares. After deducting all offering costs, net proceeds to the Company totaled $4.24 million. Prior to the initial public offering, the Company's principal source of cash and working capital had been from the private placement of the Company's common stock, through which the Company received approximately $2.8 million in net proceeds. In connection with activities and results of discontinued operations described above, the Company's net cash provided by operations in the year ended December 31, 1998, totaled $25,602, compared with cash used in operations totaling $2.2 million in 1997. Net cash provided by investing activities consisting of the sale of business operations totaled $262,293. Cash and cash equivalents as of December 31, 1998, totaled $1,935,368. As of May 31, 1999, cash and cash equivalents totaled $1,970,451. All unused funds are invested in U.S. Treasury-backed funds with maturities generally ranging under three months.

     Management is unable to assess the Company's future liquidity and capital requirements due to the Company's stated desire to enter into different business opportunities. There can be no assurance that the Company will not be required to raise additional capital before the end of 1999, or any time thereafter, or that such capital will be available on acceptable terms, or at all, in order to successfully consummate business transactions.

RISK FACTORS

     The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company, particularly, in some instances, if the Merger is not consummated.

     CONTROL BY CERTAIN SHAREHOLDERS

     Directors and executive officers of the Company beneficially own approximately 13.5% of the outstanding Common Stock. Directors, executive officers and certain principal shareholders of MJK beneficially own approximately 8.0% of the outstanding Common Stock. As a result, such directors, officers and certain principal shareholders of the Company and MJK may have the ability to effectively control the election of the Company's entire Board of Directors and the affairs of the Company, including, but not limited to, all fundamental corporate transactions such as acquisitions, mergers, consolidations and the sale of substantially all of the Company's assets.

     Based upon the Exchange Ratio and the number of shares of Common Stock, MJK Common Stock and MJK Series I Preferred Stock outstanding as of the Record Date, and assuming no change prior to the Effective Time, the aggregate number of shares of Common Stock issuable to shareholders of MJK would be 17,974,771 or approximately 93.5% of the Common Stock outstanding immediately following the consummation of the Merger (approximately 93.0% on a diluted basis assuming the exercise of all of those outstanding options and warrants to purchase shares of Common Stock exercisable at a per share purchase price of $5 or less). The current Company shareholders will only own approximately 6.5% of the outstanding shares of Common Stock immediately following the Merger (approximately 7.0% on a diluted basis). As a result, the MJK shareholders receiving shares of Common Stock pursuant to the Merger would have the ability to control the election of the Company's entire Board of Directors and the affairs of the Company, including, but not limited to, all fundamental corporate transactions such as acquisitions, mergers, consolidations and the sale of substantially all of the Company's assets.

     UNDESIGNATED STOCK

     Prior to the shareholders' approval of the amendment and restatement to the Articles of Incorporation (as discussed elsewhere in this Proxy Statement), the Company's authorized capital consists of 6,250,000 shares of capital stock, of which 5,000,000 shares are designated as Common Stock and 1,250,000 are preferred shares undesignated as to series. The Company has no outstanding shares of preferred stock, and there are no current plans to designate or issue any shares of preferred stock. Nevertheless, the Company's Board of Directors has the power to issue any or all of these shares of unissued stock, including the authority to establish the rights and preferences of the unissued shares, without shareholder approval. Furthermore, as a Minnesota corporation, the Company is subject to certain "anti-takeover" provisions of the MBCA. These provisions and the power to issue additional shares and to establish separate classes or series of common or preferred stock may, in certain circumstances, deter or discourage take-over attempts and other changes in control of the Company not approved by the Board of Directors.

     LIMITATIONS ON BROKER-DEALER SALES OF COMMON STOCK; APPLICABILITY OF "PENNY STOCK" RULES; NO ASSURANCE OF QUALIFICATION FOR LISTING ON THE NASDAQ NATIONAL MARKET AND THE NASDAQ SMALLCAP MARKET

     Effective May 7, 1999, the Common Stock was delisted from trading on The Nasdaq SmallCap Market. In a press release dated May 10, 1999, the Company indicated that it intended to reapply for initial listing of the Common Stock upon consummation of the Merger. The Company must comply with the applicable requirements for initial inclusion on The Nasdaq SmallCap Market. To qualify for initial listing on The Nasdaq SmallCap Market, common and preferred stock must have a minimum bid price of $4.00. All companies listed on The Nasdaq SmallCap Market must meet specific corporate governance requirements, including distributing annual and interim reports, maintaining a minimum of two independent directors, holding an annual shareholder meeting, meeting quorum requirements, soliciting proxies, reviewing conflicts of interest, obtaining shareholder approval for certain corporate actions and providing certain shareholder voting rights. A company applying for listing on The Nasdaq SmallCap Market must meet three additional requirements: (a) the company must have either net tangible assets of more than $4 million, a market capitalization of $50 million or net income of $750,000; (b) the company must have a public float of 1 million shares;

and (c) the market value of such public float must be more than $5 million. Additionally, the company must have a minimum of 300 round lot shareholders and there must be at least three market makers in the company's common stock. Failure by a company to comply with these requirements may result in the company's common stock not qualifying for listing on The Nasdaq SmallCap Market. If the Company intends to qualify for listing on the Nasdaq National Market, the Company must comply with certain initial listing requirements that are more stringent than the comparable initial listing requirements for the Nasdaq SmallCap Market. Failure by the Company to comply with the Nasdaq National Market initial listing requirements may result in the Company not qualifying for listing on the Nasdaq National Market. In such event, the Company may qualify for listing on the Nasdaq SmallCap Market, provided the Company complies with the initial listing requirements for the Nasdaq SmallCap Market described above.

     Federal regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or The Nasdaq Stock Market ("Nasdaq"), priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, if the Common Stock is listed on The Nasdaq SmallCap Market, and the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act, which make it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. In such event, it may be more difficult for broker-dealers to sell the Common Stock, and purchasers of shares of Common Stock may experience difficulty in selling such shares in the future in secondary trading markets.

     While the Common Stock is excluded from The Nasdaq SmallCap Market, trading, if any, in shares of the Common Stock is subject to the full range of the Penny Stock Rules. Under Exchange Act Rule 15g-8, broker-dealers must take certain steps prior to selling a penny stock, which steps include: (a) obtaining financial and investment information from the investor; (b) obtaining a written suitability questionnaire and purchase agreement signed by the investor; (c) providing the investor with a written identification of the shares being offered and in what quantity; and (d) delivering to the investor a written statement setting forth the basis on which the broker-dealer approved the investor's account for the transaction. If the Penny Stock Rules are not followed by a broker-dealer, the investor has no obligation to purchase the shares. Accordingly, the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell the Common Stock and purchasers of shares of Common Stock may have difficulty in selling such shares in secondary trading markets.

     DEPENDENCE UPON MANAGEMENT

     The ability of the Company to consummate the Merger or to identify and evaluate suitable other business opportunities and consummate another business combination transaction if the Merger is not consummated is substantially dependent upon certain key management personnel, particularly George E. Kline. The loss of such key management personnel could have a material adverse effect on the Company's ability to consummate the Merger or to identify and evaluate suitable other business opportunities and consummate another business combination transaction.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS

     The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of MJK, if the Merger is consummated. However, if the Merger is not consummated, Company management intends to seek business combinations with entities having established operating histories. There can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination transaction, the success of the Company's operations may be dependent upon management of the successor entity and numerous other factors beyond the Company's control.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES

     The Company is an insignificant participant in the business of seeking business combination transactions with other entities. A large number of established and well financed entities, including venture capital firms, are active in mergers and acquisitions of business entities that may be desirable candidates for a strategic combination with the Company. Such competitors may have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company may be at a competitive disadvantage in identifying possible business combination opportunities, if the Merger is not consummated, and successfully completing a business combination transaction.

     NO STANDARDS FOR BUSINESS OPPORTUNITIES

     There can be no assurance that the Company will be successful in consummating the Merger, or identifying and evaluating suitable other business opportunities or consummating another business combination transaction if the Merger is not consummated. There is no assurance that the Board of Directors will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target business opportunity to have achieved, and without which the Company will not consider a business combination with such entity. Accordingly, the Company may enter into a business combination with an entity having losses, limited or no potential for earnings, limited assets, no significant operating history, negative net worth or other negative characteristics.

     REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT

     The Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the acquired company or entity, covering one or two years depending on the size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     LACK OF DIVERSIFICATION

     The Company's proposed operations may result in the Company engaging in a business combination with only one business opportunity entity. Consequently, the Company's activities may be limited to those engaged in by the business opportunity which the Company acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     CHANGE IN CONTROL AND MANAGEMENT

     A business combination transaction involving the issuance of Common Stock may result in shareholders of a business opportunity entity obtaining a controlling interest in the Company. Any such business combination may require Company management to sell or transfer all or a portion of their shares of Common Stock, or resign as directors and officers of the Company. The resulting change in control of the Company could result in the removal of one or more Company officers and directors and a corresponding reduction in or elimination of their participation in the future affairs of the Company. In addition, the issuance of shares of Common Stock in connection with a business combination transaction would result in the reduction in percentage of shares of Common Stock owned by present shareholders of the Company. As described elsewhere in this Proxy Statement, the consummation of the Merger would be expected to result in the occurrence of many such effects.

     DISADVANTAGES OF BLANK CHECK OFFERINGS

     The Company may enter into a business combination transaction with an entity that desires to establish a public trading market for its shares. An issuance of the Company's shares of Common Stock in connection with such a business combination transaction may be subject to applicable federal and state laws regarding the issuance of "blank check" stock. The consequences of such laws include, but are not limited to, time delays of the registration process, significant expenses incurred in connection with such an offering, and comprehensive disclosure regarding the Company's business, management and financial condition.

     POSSIBLE VOLATILITY OF STOCK PRICE

     If the Merger is consummated, the market price of the Common Stock may be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new software, services or products by the Company or its competitors, changes in financial estimates by securities analysts or other events or factors, many of which are beyond its control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology and service companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock. In the past, following periods of volatility in the market price for a company's securities, securities class action litigation often has been instituted. Such litigation could result in substantial costs and a diversion of management attention and resources, which could have a material adverse effect on the Company's business, financial condition and operating results.

DIRECTOR COMPENSATION

     Directors of the Company receive no compensation other than authorized expense reimbursement and stock options granted under the 1995 Plan or the 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan") described below.

     1995 PLAN

     As of December 31, 1998, options to purchase 194,063 shares of common stock had been granted under the 1995 Plan, at a weighted average exercise price of $3.85. On December 23, 1998, the Board of Directors approved option grants of 60,000 and 15,000 to Messrs. Kline and Lehmkuhl, respectively, under the 1995 Plan. In addition, Mr. Nelson, who resigned as a director effective March 31, 1999, was granted 7,500 options. Of the aforementioned option grants, Messrs. Kline and Nelson exercised 60,000 and 7,500 options, respectively, on March 31, 1999.

     1996 DIRECTOR PLAN

     The shareholders of the Company adopted the 1996 Director Plan in August 1996. The 1996 Director Plan provides for an automatic grant of non-qualified stock options to purchase 3,750 shares of Common Stock to non-employee directors on the date such individuals are first appointed directors of the Company, and an automatic grant of options to purchase an additional 1,875 shares of Common Stock on the day after each subsequent annual meeting of the Company's shareholders. The exercise price for such shares of Common Stock is equal to the fair market value of the Common Stock on the date of grant. The options granted upon appointment to the Board of Directors vest and become exercisable as to 50% of the shares on the date of grant, and an additional 25% vest on each of the first and second anniversary dates of such grant, if the holder remains a director of the Company on these respective dates. The options granted in connection with subsequent annual meetings vest and become exercisable as to 100% of the shares six months after the date of such grant if the holder remains a director of the Company on such date. The Company has reserved 25,000 shares of its common stock for issuance under the 1996 Director Plan.

     On December 23, 1998, automatic grants of 1,875 each were made to Messrs. Kline and Lehmkuhl under the 1996 Director Plan. In addition, Mr. Nelson, who resigned as a director effective March 31, 1999, was granted 3,750 options. Of the aforementioned option grants, Mr. Nelson exercised 1,875 options on March 31, 1999.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for 1998, 1997 and 1996 concerning the compensation of the Company's former President and Chief Executive Officer (the "Named Executive Officer") for services rendered during those years. No other executive officer of the Company received aggregate annual salary and bonus compensation of more than $100,000 during 1998.

                                                                               Long-Term
                                                                             Compensation
                                            Annual Compensation                 Awards
                                       -----------------------------    -----------------------    ----------------------
        Name and                                                         Securities Underlying         All Other
   Principal Position        Year      Salary ($)        Bonus ($)            Options (#)           Compensation ($)
------------------------    -------    -----------      ------------    -----------------------    ----------------------
William L. Rush               1998          63,577 (1)            --              --                          122,799(2)
   President and Chief        1997          95,000                --              --                            2,118(3)
   Executive Officer          1996          95,000            20,000            25,000                            451(4)

----------------------------
(1) Mr. Rush resigned as a director, Chairman of the Board, Chief Executive Officer and President of the Company effective August 31, 1998.

(2) Includes (a) imputed income in the amount of $2,686 arising from premiums paid by the Company with respect to disability insurance for Mr. Rush and the term life insurance portion of a split dollar value life insurance policy, the proceeds of which are payable to a beneficiary designated by Mr. Rush; and (b) $120,113 paid to Mr. Rush pursuant to the Separation Agreement and General Release dated October 9, 1998, entered into by Mr. Rush and the Company in connection with Mr. Rush's resignation from the Company effective August 31, 1998.

(3) Consists of imputed income arising from premiums paid by the Company with respect to disability insurance for Mr. Rush and the term life insurance portion of a split dollar value life insurance policy, the proceeds of which are payable to a beneficiary designated by Mr. Rush.

(4) Consists of imputed income arising from premiums paid by the Company with respect to disability insurance for Mr. Rush.

     SEVERANCE AGREEMENT

     In connection with Mr. Rush's resignation on August 31, 1998, the Company and Mr. Rush entered into a Separation Agreement and General Release dated October 9, 1998 (the "Severance Agreement"). Pursuant to the terms of the Severance Agreement, (a) Mr. Rush received a cash payment of $95,000 in lieu of the payments to which Mr. Rush previously was entitled under the terms of his employment agreement dated as of October 1, 1996, with the Company (the "Employment Agreement"); (b) Mr. Rush retained an option to purchase 25,000 shares of Common Stock at an exercise price of $14.00 per share, which option was initially granted pursuant to the Employment Agreement, 12,500 shares of which vested on April 1, 1998, and 12,500 shares of which vested upon execution of the Severance Agreement, and which will expire on August 31, 2000, with respect to any shares for which the option has not been exercised on or prior to such date; (c) the Company transferred its beneficiary rights under the keyman life insurance policy procured by the Company in Mr. Rush's name to a designee of Mr. Rush's choice; (d) the Company granted Mr. Rush the right to collect $4,000 of the cash surrender value of the split dollar value life insurance policy procured by the Company in Mr. Rush's name; (e) the Company agreed to pay Mr. Rush a lump sum payment of $17,642 in lieu of any and all other benefits to which Mr. Rush was entitled under the terms of the Employment Agreement; and (f) the Company paid Mr. Rush $3,471.16 for his accrued and unpaid vacation.

     CURRENT COMPENSATION

     Upon his resignation as President and Chief Executive Officer of the Company, Mr. Rush entered into a consulting agreement with the Company pursuant to which he will provide, for a fee of $200 per hour, consulting services in the manner and at such times as requested by the Company. Pursuant to the terms of his consulting agreement, Mr. Rush is required to report to the Chief Operating Officer of the Company. Payments to Mr. Rush under the consulting agreement for services through December 31, 1998, totaled $7,050. Mr. Hegstrand is also providing services to the Company pursuant to a consulting agreement. Pursuant to the terms of his consulting agreement, Mr. Hegstrand receives a fee of $75 per hour and reports to the Company's Board of Directors.

     STOCK OPTIONS

     No stock option grants were made to the Named Executive Officer during the fiscal year ended December 31, 1998.

     To date, the Named Executive Officer has not exercised any options to purchase shares of Common Stock. The following table sets forth the number and aggregate dollar value of all unexercised options held by the Named Executive Officer on March 31, 1999, at which time the closing per-share sale price of the Common Stock as reported on The Nasdaq SmallCap Market was $9.625.

                                 Number of Shares Underlying            Value of Unexercised
                                   Unexercised Options at             In-the-Money Options at
                                       March 31, 1999                      March 31, 1999
                              ---------------------------------   --------------------------------
Name                            Exercisable     Nonexercisable     Exercisable     Nonexercisable
----------------------------  ---------------   ---------------   --------------   ---------------
William L. Rush                   25,000              --               (1)               --

(1) None of the Named Executive Officer's stock options were in the money as of March 31, 1999. The exercise price per share of all of the Named Executive Officer's stock options is $14.00.

     On December 23, 1998, Mr. Hegstrand received an option to purchase 22,500 shares of Common Stock at an exercise price per share of $1.20.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 28, 1999, by (a) each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock, (b) each director, (c) the Named Executive Officer, and (d) all executive officers and directors as a group. In addition, shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days from the date hereof (the "Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

                                                 Shares Beneficially         Percent
     Beneficial Owner                                   Owned                of Class
     ----------------------------------------    -------------------     ------------------
     William L. Rush (1).....................          70,500                  5.6%
       11730 50th Place North
       Plymouth, MN 55442
     Lawrence A. Lehmkuhl (2)................           35,510                 2.8%
       134 Dellwood Avenue
       Dellwood, MN 55110
     George E. Kline (3).....................          178,250                14.2%
       Brightstone Capital
       4750 IDS Center
       Minneapolis, MN 55402
     Brightstone Funds (4)...................          96,250                  7.7%
       Venture Management
       4750 IDS Center
       Minneapolis, MN 55402
     Betty L. Johnson (5)....................          109,759                 8.7%
       Miller, Johnson & Kuehn, Incorporated
       5500 Wayzata Boulevard, Suite 800
       Minneapolis, MN 55416
     Certain directors, officers and shareholders      161,768                13.4%
       of MJK as a group (six persons) (7)
     All Company directors and officers as a
     group (3 persons) (6)...................          236,260                18.0%

-------------------------
(1)  Includes 25,000 shares issuable pursuant to Currently Exercisable
     Options.

(2)  Includes 26,250 shares issuable pursuant to Currently Exercisable
     Options.

(3) Includes 22,500 shares owned by Brightstone Fund IV; 37,500 shares owned by Brightstone Fund VI; 27,500 shares owned and 3,750 shares issuable pursuant to warrants held by Brightstone Fund VII; and 5,000 shares issuable pursuant to a warrant held by Brightstone Capital.
     George E. Kline, Chairman of the Board, Chief Executive Officer,
     President and a director of the Company, and James A. Bernards serve as the members of Brightstone Capital LLC, the general partner of all of the Brightstone entities referenced above. By virtue of this position, Messrs. Kline and Bernards may be deemed to have voting and investment control over the shares owned by such Brightstone entities, and thus beneficial ownership of those shares. Messrs. Kline and Bernards disclaim any beneficial ownership of such shares, and under a written agreement with Mr. Bernards, Mr. Kline has no voting or investment control over such shares and will not receive any other economic benefit from such shares. Also includes 10,750 shares held by Venture Management Profit Plan & Trust, of which Mr. Kline is the sole trustee and beneficiary, and 11,250 shares issuable pursuant to Currently Exercisable Options.

(4) These shares are also included in beneficial ownership of Mr. Kline. See footnote 3 above.

(5)  Includes 23,707 shares issuable pursuant to warrants held by David B.
     Johnson.

(6)  Includes 68,750 shares issuable pursuant to Currently Exercisable
     Options.

(7) Includes shares owned by, and shares issuable pursuant to the exercise of warrants held by, David B. Johnson, Betty L. Johnson, Eldon C. Miller, Stanley D. Rahm, Paul R. Kuehn and N. Lee Wesley.

CERTAIN INFORMATION CONCERNING MJK

GENERAL

     MJK is a holding company incorporated in the State of Minnesota on June 9, 1997. MJK offers regional securities brokerage and investment banking services through its wholly-owned subsidiary, Miller, Johnson & Kuehn, Incorporated. At May 28, 1999, MJK had 285 employees located in seven states. MJK Clearing Services, a division of Miller, Johnson & Kuehn, Incorporated, also serves as clearing agent for approximately 30 brokerage firms located throughout the United States. MJK Capital Corporation, another wholly-owned subsidiary of MJK engages in unregulated private finance transactions. MJK is a Minnesota corporation with its executive offices located at 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416. Its telephone number is
(612) 542-6000.

     The broker-dealer and investment banking activities of MJK are conducted through Miller, Johnson & Kuehn, Incorporated and its division Juran & Moody. MJK deals in securities of, and is a market maker in, equity securities and fixed income securities, principally government bonds and certificates of deposit. At May 28, 1999, MJK had 199 retail sales representatives and 20 institutional sales representatives in seven office locations in Minnesota, Arizona, Illinois, Texas, Florida and California.

     MJK's operating results are sensitive to many factors outside the control of MJK, including volatility of securities prices and interest rates, trading volume of securities, income and capital gains tax legislation and demand for investment banking services. Economic conditions in the regions in which MJK operates also affect operating results.

BROKERAGE AND DISTRIBUTION ACTIVITIES

     PRINCIPAL TRANSACTIONS

     Miller, Johnson & Kuehn, Incorporated is a dealer in corporate equity and corporate and government fixed income securities and recognizes profits or losses on transactions in, or fluctuations in the value of, securities held in inventory. Internal guidelines have been established and are periodically reviewed limiting the size and risk of inventories maintained. These inventories require the commitment of substantial capital and expose MJK to the risk of a loss if market prices of the securities held in inventory decrease. General market conditions, interest rates and the financial prospects for issuers of such securities may affect the market price of securities held in inventory.

     COMMISSION BUSINESS

     As a securities broker, Miller, Johnson & Kuehn, Incorporated also acts as agent in the purchase and sale of debt and equity securities and options. Miller, Johnson & Kuehn, Incorporated charges a brokerage commission when acting as agent for the purchaser or seller of a security. If the security is listed on an exchange, the transaction is generally effected through a floor broker who is unaffiliated with Miller, Johnson & Kuehn, Incorporated. If the security is traded in the OTC market, transactions are generally effected with a market maker in the security. In addition to the foregoing, Miller, Johnson & Kuehn, Incorporated and MJK Capital Corporation also earn commissions and/or fees from transactions involving various other financial products. Miller, Johnson & Kuehn, Incorporated's Scottsdale, Arizona office is one of the leading brokers of participations in jumbo certificates of deposit issued by federally guaranteed banks and savings institutions.

     INVESTMENT BANKING ACTIVITIES

     Miller, Johnson & Kuehn, Incorporated also provides investment banking services to clients in planning to meet their financial needs and advising them on the most advantageous means of raising capital or debt. Such plans are sometimes implemented by managing or co-managing public offerings of securities or by arranging private placements of securities with institutional or individual investors. The corporate finance department coordinates the distribution of managed and co-managed corporate underwritings, accepts invitations to participate in competitive or negotiated underwritings managed by other investment banking firms, and allocates and merchandises Miller, Johnson & Kuehn,

Incorporated's underwriting positions to the firm, to institutional clients and to other broker-dealers. Miller, Johnson & Kuehn, Incorporated is among the leaders in its region in the origination, syndication and distribution of securities of emerging growth companies and fixed income securities for municipalities and state and local agencies. For the year ended March 31, 1999, Miller, Johnson & Kuehn, Incorporated originated approximately $317.6 million in tax exempt and taxable municipal, state and local debt offerings and placed approximately $21.0 million in offerings of equity securities for emerging companies. Participation in corporate and municipal underwritings can expose Miller, Johnson & Kuehn, Incorporated to material risk since the possibility exists that securities they have committed to purchase cannot be sold at the initial offering price. Federal and state securities laws and regulations also affect the activities of underwriters and placement agents and impose substantial potential liabilities in offerings of securities. In addition to public offerings and private placements, Miller, Johnson & Kuehn, Incorporated also provides other consulting services including appraising corporate securities, arranging and evaluating mergers and acquisitions and advising clients with respect to financing plans and related matters.

     RESEARCH ACTIVITIES

     Miller, Johnson & Kuehn, Incorporated has a research department which provides analysis, investment recommendations and market information with an emphasis on emerging growth companies located in the Upper Midwest region of the United States. At March 31, 1999, Miller, Johnson & Kuehn, Incorporated employed four securities analysts. Miller, Johnson & Kuehn, Incorporated also purchases certain research products from independent research organizations to supplement their internal research activities.

     CUSTOMER FINANCING

     A significant portion of Miller, Johnson & Kuehn, Incorporated's services is derived from net interest income, the major portion of which relates to loans made to customers secured by customer accounts. Customer's transactions are effected on either a cash or margin basis. Purchases on a cash basis require full payment by the designated settlement date, generally the third business day following the transaction date. Miller, Johnson & Kuehn, Incorporated is at risk in the event a customer fails to settle a trade and the value of the security declines subsequent to the transaction date. When a purchase is made on a margin basis, Miller, Johnson & Kuehn, Incorporated loans a part of the purchase price to customers and takes the risk that a market decline could reduce the value of the collateral securing the margin loan below the amount of the customer's indebtedness and that the customer might be unable to repay the unsecured indebtedness. Interest is charged at a floating rate on amounts borrowed by customers to finance purchases on margin. The rate charged is dependent on the average net debit balance in the customer's accounts and the activity level in the accounts.

     Customers will at times accumulate credit balances in their accounts. Such balances result from payment of dividends, interest or principal on securities held for such customers, from funds received in connection with sales of a customer's securities and from cash deposits made by customers pending investment. Pending investment of such funds or reimbursement upon the customer's request, Miller, Johnson & Kuehn, Incorporated uses available credit balances to lend funds to customers purchasing securities on margin. Excess customer credit balances are invested in short-term securities in accordance with applicable regulations and are segregated for the exclusive benefit of customers. Miller, Johnson & Kuehn, Incorporated generates net interest income from the positive interest rate spread between the rate earned from margin lending and alternative short-term investments and the rate paid on customer credit balances.

     Miller, Johnson & Kuehn, Incorporated is a member of the Securities Investor Protection Corporation ("SIPC"), which insures customer accounts up to specified limits in the event of liquidation of the firm. Additionally, the firm maintains insurance coverage in order to insure customer accounts to specified amounts in excess of SIPC coverage.

CLEARING FIRM OPERATIONS

     Miller, Johnson & Kuehn, Incorporated serves as clearing agent for approximately 30 correspondent brokerage firms through its MJK Clearing Services division. As a clearing agent, Miller, Johnson & Kuehn, Incorporated provides transaction execution, account maintenance, including extension of credit, and record keeping services for customers of its introducing brokers. The correspondent brokerage firms are responsible to MJK for all transactions in their customer accounts.

PROPOSED INTERNET BROKERAGE

     MJK is presently developing a cost-effective, secure online brokerage service. MJK expects its online brokerage operation will allow it to offer automated order placement, portfolio tracking and related market information, news and other information services 24 hours a day, seven days a week by means of the Internet and direct modem access. MJK expects to develop a proprietary transaction processing technology that will enable it to offer highly automated, easy-to-use and cost-effective services. Further, MJK expects that its technology will be adopted to provide information and transaction processing services related to other aspects of electronic commerce, such as the processing of bond and certificate of deposit transactions, insurance transactions and electronic cash transfers.

     MJK intends to provide its customers with the ability to place orders for stock trades and other investment transactions directly, and at a lower, more predictable transaction cost than traditional full-commission brokerage firms. The services being developed is expected to feature an easy-to-use graphical user interface, the ability to create "personalized environments" reflecting users' individual needs and interests, accessibility from virtually anywhere at any time via multiple gateways, unbundled services for cost-effective pricing, and highly secure services through the use of encryption and authentication technology. MJK expects to begin offering Internet brokerage services through its wholly-owned subsidiary Stockwalk.com, Inc., in 1999.

BUSINESS EXPANSION

     With the objective of expanding MJK's core business, MJK intends to pursue alliances with (a) Internet access and service providers, (b) Internet software providers, (c) providers of home and online banking services, (d) financial advisors and money managers, (e) electronic commerce and currency companies, and (f) other companies either requiring an efficient operation or wanting to offer new services to their established customer bases. MJK intends that these alliances will increase its core customer base, trading volume and operational efficiency and will enhance brand name recognition. To date, MJK has concentrated principally on securing alliances or pursuing acquisitions of discount brokerage firms or online brokerage firms. MJK has no current agreements with respect to any potential acquisitions or alliances.

REGULATION

     The securities industry is subject to comprehensive regulation by federal and state governments, the various securities and commodities exchanges and self-regulatory bodies. The regulations cover all aspects of the securities business including sales methods, trade practices among broker-dealers, uses and safekeeping of customers' funds and securities, capital levels of securities firms, record keeping and the conduct of employees. Violations of these rules and regulations can result in censure, fines, suspensions and revocation of the right to do business.

UNIFORM NET CAPITAL RULE

     As a broker-dealer and a member of the NASD, Miller, Johnson & Kuehn, Incorporated is subject to the Uniform Net Capital Rule (the "Rule") promulgated by the Commission. The Rule is designed to measure the general financial integrity and liquidity of a broker-dealer and the minimum net capital deemed necessary to meet the broker-dealer's continuing commitments to its customers. The Rule provides for two methods of computing net capital, and Miller, Johnson & Kuehn, Incorporated has adopted what is generally referred to as the alternative method. Minimum net capital is defined under this method to be equal to 2% of customer debit balances, as defined. In computing net capital, various adjustments are made to exclude assets which are not readily convertible into cash and to provide a conservative valuation of the assets such as a company's trading securities. Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the Commission and other regulatory bodies and may ultimately require its liquidation. At all times, Miller, Johnson & Kuehn, Incorporated has maintained net capital at or above the required levels.

COMPETITION

     Miller, Johnson & Kuehn, Incorporated encounters intense competition in its business and competes directly with other firms, many of which have substantially greater capital and other resources. Miller, Johnson & Kuehn, Incorporated encounters competition from banks, insurance companies and financial institutions in many elements of its business. In addition, legislative proposals in recent years have expanded competition by banks in areas traditionally provided only by securities and money management teams. Additionally, competition among securities firms for successful sales representatives is significant.

EMPLOYEES

     At May 28, 1999, MJK had approximately 285 full-time employees, 282 of whom were employed by Miller, Johnson & Kuehn, Incorporated. None of MJK's employees are represented by a collective bargaining unit.

LEGAL PROCEEDINGS

     Miller, Johnson & Kuehn, Incorporated is a defendant or respondent in various civil actions and arbitrations incidental to its business involving alleged violations of federal and state securities laws and other laws. While the outcome of any litigation or arbitration is uncertain, management, based in part upon consultation with legal counsel as to certain of the pending actions or proceedings, believes that the resolution of all such matters would not have a material adverse effect on MJK's consolidated financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     GENERAL

     MJK, through its principal subsidiary, Miller, Johnson & Kuehn, Incorporated, a Minneapolis, Minnesota- based regional broker-dealer, engages primarily in principal transactions, commission business, investment banking activities, and customer financing. In addition, Miller, Johnson & Kuehn, Incorporated acts as a fully-disclosed clearing broker for approximately 30 brokerage firms and has commenced development of an online brokerage service. MJK, a Minnesota corporation, was incorporated on June 9, 1997, to serve as the holding company of Miller, Johnson and Kuehn, Incorporated and another wholly-owned subsidiary, MJK Capital Corporation, whose unregulated private finance transaction activities are immaterial to MJK's financial information on a consolidated basis. Prior to the establishment of MJK, Miller, Johnson & Kuehn, Incorporated operated independently, conducting activities comparable to those conducted by Miller, Johnson & Kuehn, Incorporated thereafter. Because MJK's financial information on a consolidated basis represents primarily the prior business operations of Miller, Johnson & Kuehn, Incorporated and the present business operations of MJK and Miller, Johnson & Kuehn, Incorporated, these entities are collectively referred to as "MJK" hereinafter in this section.

     MJK's business is highly competitive and sensitive to many factors beyond the control of MJK, including the volatility and price level of securities markets, the volume, size and timing of securities transactions, the level and volatility of interest rates, local and national economic conditions and demand for services and investment products. In addition, a significant portion of MJK's expenses, including salaries, benefits, occupancy and communications, as well as legal expenses incurred in connection with customer complaints typically predicated on investment losses, are relatively fixed and do not vary with market activity. Consequently, MJK's revenue and net income have been and may continue to be subject to fluctuations.

     During the three most recent completed calendar years, the equity markets in the United States have experienced an unprecedented rise, spurring record levels of transaction volume and capital market activity. These conditions have led to record results in many sectors of the financial services industry.

     The following table summarizes the changes in MJK's primary revenue sources and expenses for each of the three most recent fiscal years ended March 31, 1999:

                                                      Increase (Decrease) from Prior 12 Month Period
                                                            ended for the year ended March 31
                                       ------------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Revenues:                                       1999                     1998                     1997
                                       -----------------------   ---------------------   ----------------------
   Commissions                         $     848             9%  $   5,110         130%  $    1,198          44%
   Profits on principal transactions       4,429            42         779           8         (681)         -6
   Investment banking                     (1,267)          -13       1,940          25          784          11
   Interest income                         1,903            14       4,357          48        3,663          67
   Clearing fee income                     1,203            63       1,117         142          218         100
   Other income                            1,381            59       1,183         101          481          70
                                       ---------                 ---------               ----------
Total Revenues:                        $   8,497            18%  $  14,486          44%  $    5,663          21%
                                       =========                 =========               ==========

Expenses:

   Compensation and benefits               1,037             4%      8,213          46%         929           6%
   Clearing                                1,415            96         725          97           97          15
   Communication                           1,313            33       1,640          71          643          39
   Occupancy and equipment rental            (96)           -3       1,416          72          914          87
   Interest                                  779             7       3,601          48        2,997          68
   Other operating expenses                  (32)           -1         938          43          718          48
                                       ---------                 ---------               ----------
Total Expenses:                        $   4,416             9%  $  16,533          51%  $    6,298          24%
                                       =========                 =========               ==========

-----------------------

     The following are descriptions of MJK's principal sources of revenues:

     COMMISSIONS. Commission revenues are generated through securities transactions for individual and institutional investors in which MJK acts as an agent. Commissions are received on exchange transactions, mutual funds, insurance products, options, and Over the Counter securities in which MJK does not make a market.

     PRINCIPAL TRANSACTIONS. MJK actively engages in trading as a principal in Over the Counter equity and fixed income securities. When transactions are executed on a principal basis, MJK, in lieu of commissions, marks up or marks down securities and records the income as principal transaction revenues. MJK buys, sells and maintains an inventory of securities in order to "make a market" in that security, exposing MJK to more risk than agency transactions. Revenues from principal transactions, including trading profits and losses, depend upon the general trend in prices, the level of activity in the securities markets, the skills of employees engaged in market making, and the size of inventories. MJK typically makes a dealer market in approximately 50 equity securities.

     INVESTMENT BANKING. MJK's corporate finance department manages, co-manages and participates in the underwriting of corporate equity and debt securities. MJK specializes in providing financing to emerging growth and development stage companies through private placements and underwritings. During the fiscal year ended March 31, 1999 and March 31, 1998, MJK completed 22 and 11 private placements, respectively. Through MJK's syndicate department, MJK coordinates the distribution of public and private underwritings and accepts invitations to participate in competitive or negotiated underwritings managed by other investment banking firms. During the fiscal year ended March 31, 1999, MJK participated in 11 such offerings. MJK's fixed income underwriting department negotiates, underwrites and participates in taxable and tax-exempt offerings of municipalities and corporate clients. During the fiscal year ended March 31, 1999, MJK raised approximately $317.6 million in connection with 192 completed offerings. MJK also participated in 35 municipal syndications.

     INTEREST INCOME. MJK derives interest income primarily from the financing of customer margin loans, interest on short-term investments held as collateral in compliance with Rule 15c3-3 under the Exchange Act, and fixed income security inventories carried for resale to customers. Customer transactions are effected on either a cash or margin basis. In a margin transaction, interest is charged to the customer on the amount loaned to purchase securities. The loan is collateralized by securities held in the customer's account. Generally speaking, Rule 15c3-3 requires that the excess of the aggregate customer funds on hand as opposed to customer loans owed by customers be segregated in a separate account maintained for the exclusive benefit of customers. MJK recognizes the interest on these funds as revenue.

     CLEARING FEES. In addition to clearing its own trades, MJK has agreements with approximately 30 other broker-dealers to provide clearing services on a fully disclosed basis. Under the terms of these agreements, MJK carries and clears customer security accounts and performs the following services: (i) the preparation and mailing of monthly statements; (ii) the settlement of contracts and transactions in securities between the correspondent and its customers; (iii) the custody and safekeeping of securities and cash, and handling of margin accounts, dividends, exchanges, rights offerings and tender offers; and (iv) the execution of customer orders which were placed on various exchanges. Customer transactions are recorded on a settlement date basis, which is generally three business days after the trade date. MJK is exposed to risk of loss on these transactions in the event that the customer, broker or correspondent firm is unable to meet the terms of their contracts, in which case MJK may have to purchase or sell financial instruments at prevailing prices. These agreements require varying cash deposits by the correspondent firms as a means of mitigating such events. Customer securities transactions are on either a cash or margin basis. MJK seeks to control the risks associated with customer margin activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. Required margin levels are monitored daily and, pursuant to guidelines, customers may be required to deposit additional collateral, or reduce margined positions, when necessary.

     OTHER INCOME. In addition to the revenue sources mentioned above, MJK receives income incidental to the transaction revenue, including safekeeping, payment for order flow, and service fees on investment company positions. MJK also receives income for consulting and advisory services. During the fiscal year ended March 31, 1999, MJK received advisory fee income of approximately $698,000 for services provided to approximately 150 municipalities and government units.

     TWELVE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

     Total revenues for the year ended March 31, 1999 were $55.6 million, an increase of $8.5 million or 18 percent from the year ended March 31, 1998. Total revenues increased primarily as a result of increases in commissions, profits on principal transactions, interest income, and clearing fees, partially offset by a decrease in investment banking revenue.

     REVENUES. Commission revenue for the year ended March 31, 1999 was $9.9 million, an increase of $.8 million or 9 percent from the year ended March 31, 1998. This increase was primarily the result of an increase in equity transaction commissions, including equity transactions in which MJK acted as agent, and in sales of mutual funds by MJK's retail sales force.

     Profits on principal transactions for the year ended March 31, 1999 were $15.0 million, an increase of $4.4 million or 42 percent from the year ended March 31, 1998. The majority of this increase was derived from spreads earned in connection with equity transactions and certificate of deposit sales.

     Investment banking revenue for the year ended March 31, 1999 was $8.4 million, a decrease of $1.3 million or 13 percent from the year ended March 31, 1998. This decrease is primarily related to a reduction in underwritten equity offering revenue from approximately $2.4 million in 1998 to approximately $1.6 million in 1999.

     Interest income for the year ended March 31, 1999 was $15.4 million, an increase of $1.9 million or 14 percent from the year ended March 31, 1998. This increase was primarily the result of growth in the number of customer accounts and their corresponding debit balances, partially offset by the reduction of several large margin account balances in late 1998.

     Clearing fee income for the year ended March 31, 1999 was $3.1 million, an increase of $1.2 million or 63 percent from the year ended March 31, 1998, reflecting growth in the correspondent clearing business. During the year ended March 31, 1999, the number of firms utilizing MJK's clearing services increased to 31, up from 22 for the year ended March 31, 1998.

     Other income for the year ended March 31, 1999 was $3.7 million, an increase of $1.4 million or 59 percent from the year ended March 31, 1998. These results reflect increases in advisory fees derived from MJK's fiscal advisory business, as well as fees related to various financial consulting services provided by MJK.

     EXPENSES. Total expenses for the year ended March 31, 1999 totaled $53.3 million, an increase of $4.4 million or 9 percent from the year ended March 31, 1998. MJK's non-interest expense totaled $41.5 million, an increase of $3.6 million or 10 percent from the year ended March 31, 1998, which was primarily attributable to increased clearing-related fees related to the increase in correspondent clearing business, as well as communications-related costs.

     Despite the increases in commission and principal transaction revenue during the year ended March 31, 1999, MJK's compensation and benefit expense remained relatively consistent, increasing only $1.0 million from the year ended March 31, 1998, to $27.0 million. Expenses related to personnel additions throughout MJK, particularly within MJK's clearing services division, were partially offset by a lower average bonus payout during the year and expiration of certain specific term bonuses.

     Clearing fees expenses for the year ended March 31, 1999 totaled $2.9 million, an increase of $1.4 million or 96 percent from the year ended March 31, 1998, which was attributable to the growth in MJK's clearing services business in 1999. During the year ended March 31, 1999, MJK's clearing services department processed 476,989 tickets, compared to 341,623 tickets processed for the year ended March 31, 1998, an increase of 40 percent.

     Expenses related to MJK's communication activities for the year ended March 31, 1999 totaled $5.3 million, an increase of $1.3 million or 33 percent from the year ended March 31, 1998. Improvements in MJK's wide area network, increases in volume-related changes with MJK's service bureau, and the addition of various data services to the installed base represented a significant portion of the increase. MJK will continue to bolster its technological resources to accommodate the expansion of the clearing services business and the development of its internet trading service.

     Occupancy expense for the year ended March 31, 1999 was $3.3 million, a decrease of $.1 million or 3 percent from the year ended March 31, 1998.

     Other operating expenses for the year ended March 31, 1999 were $3.1 million, a negligible decrease from the year ended March 31, 1998. The decrease is attributable principally to reduced legal expenses related to customer complaints and legal proceedings.

     Interest expense for the year ended March 31, 1999 was $11.8 million, a slight increase of $.8 million or 7 percent from the year ended March 31, 1998.

     TWELVE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997

     MJK's total revenue for the year ended March 31, 1998 was $47.1 million, representing a $14.5 million or 44 percent increase from total revenue for the year ended March 31, 1997. The largest portion of the increase was attributable to MJK's acquisition of the Juran & Moody business as well as an increase in margin debits. Net loss for the year ended March 31, 1998 was $1.2 million or $0.29 per share, compared to net income of $.2 million or $0.05 per share for the year ended March 31, 1997. Results for the year ended March 31, 1998 were adversely affected by significant pretax charges related to legal expenses and legal proceedings.

     REVENUES. Commission revenue for the year ended March 31, 1998 was $9.0 million, an increase of $5.1 million or 130 percent from the year ended March 31, 1997. This increase primarily reflected the growth in equity markets and increased sales of mutual fund products. Approximately $2 million of the increase in commissions was directly related to the acquisition of the Juran & Moody business and the recognition of a full-year of revenues for the year ended March 31, 1998 as opposed to three months for the year ended March 31, 1997.

     Profits on principal transactions for the year ended March 31, 1998 totaled $10.6 million, an increase of $.8 million or 8 percent from the year ended March 31, 1997. Like commission revenues, these profits were favorably impacted by the Juran & Moody business as well as strong growth in certificate of deposit sales.

     Investment banking revenues for the year ended March 31, 1998 totaled $9.7 million, an increase of $1.9 million or 25 percent from the year ended March 31, 1997. The increase was primarily driven by market share gains on municipal underwriting deals, as well as an increase in commissions related to over-the-counter municipal bond transactions in which MJK acts as an agent. Increased merger and acquisition fees also contributed to this increase. Spreads earned on underwritings of fixed income products for the year ended March 31, 1998 were $7.2 million, an increase of $3.1 million or 77% from the year ended March 31, 1997, reflecting primarily the addition of Juran and Moody employees. This increase partially offset an approximate 33% decline in MJK equity investment banking revenue to $2.4 for the year ended March 31, 1998 from $3.7 million for the year ended March 31, 1997.

     Interest income for the year ended March 31, 1998 was $13.5 million, an increase of $4.4 million or 48 percent from the year ended March 31, 1997. This increase was primarily the result of substantial growth in customer margin receivables and higher average levels of fixed income inventories.

     Clearing fee income for the year ended March 31, 1998 totaled $1.9 million, an increase of $1.1 million or 142 percent from the year ended March 31, 1997, as a result of growth in MJK's clearing services business. MJK increased the number of clearing services clients to 22 in the year ended March 31, 1998 from nine in the year ended March 31, 1997.

     Other income for the year ended March 31, 1998 equaled $2.4 million, an increase of $1.2 million or 101 percent from the year ended March 31, 1997. This increase resulted primarily from increases in fees related to MJK's fiscal advisory business, as well as increases in other non-product revenue.

     EXPENSES. Total expenses for the year ended March 31, 1998 were $48.9 million, an increase of $16.5 million or 51 percent from the year ended March 31, 1997. MJK's non-interest expense for the year ended March 31, 1998 was $37.9 million, an increase of $12.9 million, or 52 percent, from the year ended March 31, 1997, which increase reflected increased expenses related to growth in MJK's business operations and increased legal expenses and proceedings settlements.

     Employee compensation and benefits for the year ended March 31, 1998 totaled $26.0 million, an increase of $8.2 million or 46 percent from the year ended March 31, 1997. This increase was primarily due to increases in revenue-based broker compensation, specific-term bonuses, and salaries related to new sales personnel in the branch offices and administrative support personnel.

     Clearing fees for the year ended March 31, 1998 were $1.5 million, an increase of $.7 million or 97 percent from the year ended March 31, 1997. During the year ended March 31, 1998, MJK's clearing services department processed 341,623 tickets, compared to 145,306 tickets processed for the year ended March 31, 1997, an increase of 135 percent.

     Investment in the technology infrastructure of MJK's offices, along with the addition and expansion of several of the former Juran & Moody, Inc. retail offices during the year ended March 31, 1998, contributed to an increase in occupancy expense for such period to $3.4 million, an increase of $1.4 million, or 72 percent, from the year ended March 31, 1997. Related to this technology investment were increases in data services, which, along with volume increases in market data quotes, were reflected in the 71 percent ($1.6 million) increase in communication expense.

     Other operating expenses for the year ended March 31, 1998 totaled $3.1 million, an increase of $.9 million, or 43 percent from the year ended March 31, 1997, due primarily to increased legal and professional fees.

     Interest expense for the year ended March 31, 1998 was $11.0 million, an increase of $3.6 million or 48 percent from the year ended March 31, 1997. This increase was primarily attributable to increased business.

     TWELVE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

     MJK's total revenue for the year ended March 31, 1997 was $32.6 million, representing a $5.7 million or 21 percent increase from the year ended March 31, 1996. Total revenue increased primarily as a result of increases in commissions, interest income, and clearing fees, partially offset by a decrease in profits on principal transactions. Revenues also increased in part from the business operations acquired from Juran & Moody in January 1997.

     REVENUES. Commission revenue for the year ended March 31, 1997 was $3.9 million, an increase of $1.2 million or 44 percent from the year ended March 31, 1996, reflecting favorable equity markets and strong sales of mutual fund products.

     Investment banking fees for the year ended March 31, 1997 was $7.7 million, an increase of $.8 million or 12 percent from the year ended March 31, 1996. The increase was generally attributable to investment banking fees generated by former Juran & Moody business operations.

     Interest income for the year ended March 31, 1997 was $9.1 million, an increase of $3.7 million or 67 percent from the year ended March 31, 1996. This increase was a result of growth in customer margin receivables and higher average levels of fixed income inventories.

     EXPENSES. Total expenses for the year ended March 31, 1997 were $32.4 million, an increase of $6.3 million or 24 percent from the year ended March 31, 1996. MJK's non-interest expense was $25.0 million, an increase of $3.3 million or 15 percent from the year ended March 31, 1996.

     Employee compensation and benefits for the year ended March 31, 1997 totaled $17.7 million, a slight increase of $.9 million or 6 percent from the year ended March 31, 1996.

     Occupancy expense for the year ended March 31, 1997 was $2.0 million, an increase of $.9 million or 87 percent from the year ended March 31, 1996. Investment in the technology infrastructure of MJK's offices, along with the addition and expansion of several retail offices, contributed to this increase. Communication expense for the year ended March 31, 1997 was $2.3 million, an increase of $.6 million or 39 percent from the year ended March 31, 1996, due primarily to increased use of data processing services and quotation services related to the technology investment.

     Other operating expenses for the year ended March 31, 1997 totaled $2.2 million, an increase of $.7 million or 48 percent from the year ended March 31, 1996, due primarily to increases in promotional costs and additional legal costs incurred in connection with the Juran & Moody acquisition.

     Interest expense for the year ended March 31, 1997 was $7.4 million, an increase of $3.0 million or 68 percent to $4.4 million from the year ended March 31, 1996, as the level of customer deposits increased to approximately $118 million at March 31, 1997 as compared to approximately $70 million at March 31, 1996.

     LIQUIDITY AND CAPITAL RESOURCES

     MJK's assets consist primarily of cash and assets readily convertible into cash. Securities inventories are stated at market value and are generally readily marketable. Customer margin loans are collateralized by securities and have floating interest rates. Other receivables and payables with customers and other brokers and dealers usually settle within three days following the date of transaction. MJK's operations are financed by its equity capital, bank lines of credit, proceeds from sales of securities, non-interest bearing liabilities such as checks and drafts payable, payables to customers and employee compensation payable. Due to the liquid nature of MJK's balance sheet, the fluctuations in cash flows from financing activities are directly related to operating activities.

     As a securities broker-dealer, Miller, Johnson & Kuehn, Incorporated is required by Commission regulations to meet certain liquidity and capital standards. At March 31, 1999, MJK had net capital, as defined in the Commission's Uniform Net Capital Rule (Rule 15c3-1), of $11.2 million, which exceeded the minimum net capital requirements by $8.0 million. At March 31, 1999, MJK's regulatory capital consisted of shareholder's equity of approximately $7.0 million and approximately $9.7 million of customer securities collateralizing liabilities subordinated to claims of general creditors.

     MJK's margin loans to customers as of March 31, 1999 are generally equivalent to 1998 levels. Margin loans to customers totaled approximately $139.9 million as of March 31, 1999, compared to approximately $142.0 million as of March 31, 1998. MJK regularly reviews the credit quality of these margin loans.

     MJK's securities inventories consist principally of corporate equity and debt securities and municipal and government debt obligations. Inventories are maintained generally to provide product and liquidity for MJK's customers rather than for firm investment or market speculation purposes, and therefore experience relatively high turnover. At March 31, 1999, approximately $.3 million of debt inventories were aged over 30 days. MJK's trading inventories do not contain a significant amount of securities that derive their value from other investment products (I.E., derivative securities).

     In the ordinary course of business, MJK may hold high-yield debt obligations that are either unrated or rated below investment grade. At March 31, 1999 MJK held approximately $2.4 million of such securities in inventory. Consistent with MJK's inventory pricing policy, these securities are recorded on a market-value basis with unrealized gains and losses recognized in current earnings.

     At March 31, 1999, MJK had approximately $60 million in committed credit agreements, of which $33.9 million was utilized. Of this amount, approximately $9.9 million was collateralized by customers' margin securities. An additional amount equal to approximately $24 million was secured by firm-owned securities and customer securities collateralizing liabilities subordinated to claims of general creditors. MJK also has various notes payable, of $4,538,114 of which $938,000 is secured by furniture and fixtures. Management believes that current capital, funds from operations, current credit lines and other available resources will be sufficient to finance MJK's business for the foreseeable future.

     MJK recently announced that it intended to commence Internet brokerage operations. In March and April of 1999, MJK privately raised $4,482,350 through the issuance of 571,000 shares of preferred stock, the proceeds of which will be used for working capital and to fund startup costs associated with the Internet brokerage business. MJK believes that existing capital will be sufficient to fund such growth.

     INFLATION

     MJK's net assets consist primarily of cash, securities inventories and receivables less liabilities. These net assets are generally liquid in nature and turn over rapidly and thus are not significantly affected by inflation. However, to the extent that inflation affects MJK's costs, such costs may not be readily recoverable in the price of its services.

     Concern over inflation is one of the factors influencing the Federal Reserve's interest rate increases. Actions by the Federal Reserve could cause rates to change, which could have an unpredictable impact on the markets in general and MJK's financial results in particular.

     SEGMENTS

     MJK's reportable segments are as follows: clearing services, retail sales, investment banking and other. The clearing services segment consists of clearing services provided on a fully-disclosed basis to approximately 30 other broker-dealers. The retail segment consists of various retail branch locations which conduct security transactions for individual and institutional investors. The investment banking segment consist of the management, co-management and participation by MJK in the underwriting of corporation equity and debt securities. Other consists of general corporate, administrative support functions and net gains or losses on the investment account.

     YEAR 2000

     The widespread use of computer programs that rely on two-digit date programs to perform computations and decision-making functions may cause information technology ("IT") systems to malfunction in the Year 2000 and may lead to significant business delays in the U.S. and internationally. The Year 2000 problem has the potential to impact the securities industry since information is moved to and from the exchanges and trading partners on a real-time basis from computer system to computer system with little human interaction. In addition to potential problems from computer systems, potential problems could arise from equipment with embedded chips, such as vaults, elevators and other non-IT systems.

     MJK has defined a Year 2000-compliant system as one capable of correct identification, manipulation and calculation when processing data in connection with the year change from December 31, 1999 to January 1, 2000. A Year 2000-compliant system is also capable of correct identification, manipulation and calculation using leap years both alone and in conjunction with other dates.

     Not all of MJK's systems are compliant under the above definition; however, MJK is addressing the issues with this problem in the following manner.

     In the first stage, MJK prepared an inventory of all IT and non-IT systems, as well as equipment that could have embedded chips, whether or not critical to the operation of the business. MJK also compiled a listing of material relationships with third parties. These relationships include various exchanges, clearing houses, banks, telecommunications companies and public utilities. This stage of the Year 2000 process is complete. MJK continues to review various areas of the business to identify any items overlooked in the initial inventories.

     In stage two, results from the inventory discussed above are being assessed to determine the Year 2000 impact and what actions need to be taken to obtain Year 2000 compliance. For MJK's internal systems, actions needed range from obtaining vendor certification of Year 2000 compliance, remediation of internal systems or replacement of systems and equipment that cannot be remediated. As of March 31, 1999, this stage is substantially complete with respect to internal systems with the major outstanding items being receipt of vendor certifications and installation of Year 2000 upgrades for certain non-critical systems. MJK has determined a course of action for remediation or replacement of all critical internal systems. MJK is surveying and obtaining information about Year 2000 readiness of its material third-party relationships. Contingency plans will be developed for those third parties who cannot satisfactorily demonstrate Year 2000 compliance.

    The third stage includes the repair, replacement or retirement of systems. This stage of the Year 2000 process is ongoing and is dependent upon the availability of upgrades from MJK's IT vendors, technician time to implement the upgrades and notification from other third parties of Year 2000 compliance. MJK has been upgrading its packaged software. Desktop system updates are complete and upgrade of the communications infrastructure is ongoing. The primary financial system used for financial reporting purposes for MJK was replaced during the year ended March 31, 1998 to prepare for Year 2000 as well as to derive other benefits from the financial reporting system. MJK's primary operational system is the Securities Industry Software ("SIS") application, which provides both front and back office services to correspondents, customers and internal users. MJK has participated in numerous testing sessions with SIS and has found no material weaknesses. Periodic testing will continue throughout the 1999 calendar year. MJK is also heavily dependent upon the power and telecommunications infrastructure within the United States and would be subject to business interruptions as a result of the failure of those systems. Additionally, MJK would experience disruption in certain of its businesses if the various exchanges, clearing houses or banks used by MJK reported a system failure. MJK is communicating with these third parties in order to obtain assurances regarding Year 2000 readiness.

     The fourth stage of the implementation process includes testing all of the changes implemented individually and integrating those changes with all of MJK's systems and those of its customers and trading partners. Testing takes on various forms depending on the type of change implemented. Each upgrade, to the extent economically feasible, is run through a test environment before it is implemented. It is then tested to see how well it integrates into MJK's overall IT environment. MJK is also engaging in point-to-point testing with various exchanges, clearing houses and utilities. All of MJK's correction and testing activities are targeted towards participating in the Tier I securities industry test being coordinated by the Securities Industry Association, which began in March 1999. As of March 31, 1999, MJK was not employing any independent verification processes of its systems' tests.

     MJK expects to incur additional costs during the year ending March 31, 2000 for the implementation of the additional software, as well as costs to remediate and replace other systems. These costs will be funded out of working capital and substantially all will be expensed. The costs for remediation of systems are not expected to exceed $.5 million. The budgeted expenditures include compensation and benefits for IT and other operational staff, consulting services, software purchases and other remediation costs.

     Despite MJK's best efforts to ready its systems and infrastructure for the Year 2000, there are many factors outside of MJK's control that could affect readiness for the Year 2000. If these types of issues occur and remain unresolved, MJK could be required to implement a contingency plan for Year 2000 compliance. While MJK has not completely finalized its contingency plans, MJK will select from several alternative plans including remediation of SIS, installation of other third party vendor software or some combination of alternatives.

     Contingency plans related to MJK's financial systems, embedded chip technology and third-party relationships are not yet complete. Substantial completion of these plans is expected by September 1999 with continual refinement to the plans ongoing until all of MJK's critical systems and all critical third-party relationships have demonstrated Year 2000 compliance.

     The potential impact of the Year 2000 problem on the securities industry as a whole could be material, as virtually every aspect of the sales of securities and processing of transactions will be affected. Due to the size of the task facing the securities industry and the interdependent nature of securities transactions, MJK may be adversely affected by this problem, depending on whether it and the entities with which it does business address this issue successfully.

RISK FACTORS

     The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of MJK. For purposes of this subsection, "MJK" shall also include Miller, Johnson & Kuehn, Incorporated.

     UNCERTAIN INDUSTRY FACTORS; ECONOMIC AND MARKET CONDITIONS

     The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, customer fraud, employee errors and misconduct, failures in connection with the processing of securities transactions and litigation. MJK's business and its profitability are affected by many factors, including the volatility and price level of the securities markets; the volume, size and timing of securities transactions; the demand for investment banking services; the level and volatility of interest rates; the availability of credit; legislation affecting the business and financial communities; and the economy in general. Markets characterized by low trading volumes and depressed prices generally result in reduced commissions and investment banking revenues as well as losses from declines in the market value of securities positions. Moreover, since a portion of MJK's revenues are derived from underwriting initial public offerings ("IPOs") and bond financings, any decline in the overall IPO or bond market, among other factors, could have a material adverse effect on the operations of MJK.

     RISKS ASSOCIATED WITH INVESTMENT BANKING

     MJK's investment banking activities subject MJK's capital to certain risks. Such risks include market, credit and liquidity risks, which risks arise primarily when underwritten securities cannot be resold, for any reason, at anticipated price levels. Further, under applicable securities laws and court decisions with respect to underwriters' liability and limitations on indemnification by issuers, an underwriter may be exposed to substantial securities liability arising out of public and private offerings of equity and debt instruments.

     RISKS ASSOCIATED WITH PRINCIPAL TRANSACTIONS

     As a market maker, MJK uses its capital to maintain substantial inventories of long and/or short positions in securities in order to engage in principal transactions with customers as well as with other broker-dealers. These securities are marked-to-market with resulting unrealized gains and losses reported as revenue or losses from principal transactions. The maintenance of such positions exposes MJK to the possibility of significant losses when market prices of the securities comprising such positions change.

     EXTENSIVE GOVERNMENT REGULATION; STRICT NET CAPITAL REQUIREMENTS

     MJK's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees. The extensive regulatory framework applicable to broker-dealers, the purpose of which is to protect customers and the integrity of the securities markets, imposes significant compliance burdens on MJK. Failure to comply with any of the laws, rules or regulations of any independent, state or federal regulatory authority could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse impact upon MJK. The Commission and the NASD also have stringent provisions with respect to net capital requirements applicable to the operation of securities firms. A significant operating loss or any charge against the net capital of MJK could adversely affect its ability to operate, expand or, depending upon the magnitude of the loss or charge, maintain its present level of business. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require MJK to alter its methods of operation at costs which could be substantial.

     SMALL CAPITALIZATION COMPANIES

     A large portion of Miller, Johnson & Kuehn, Incorporated's business focuses on the underwriting, brokerage and trading of securities of small capitalization companies, a segment of the securities industry which may be subject to greater risks than the securities industry as a whole and, consequently, may be marketable to only a limited segment of the investing public. Miller, Johnson & Kuehn, Incorporated believes that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources and their securities may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of many small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

     CREDIT RISKS

     Miller, Johnson & Kuehn, Incorporated clears all transactions for MJK customers and for a number of other brokerage firms on a fully disclosed basis. The firm also lends funds to its customers and customers of its correspondent firms. These loans are made to customers on a secured basis, with the firm maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of agreements, in the event that customers or a correspondent firm, if any, fail (a) to pay for their purchases, (b) to supply securities that they have sold on a customer's behalf, (c) to repay funds they have borrowed, or (d) to satisfy any customer obligations, Miller, Johnson & Kuehn, Incorporated would be obligated for any resulting losses.

     LEGAL PROCEEDINGS

     Many aspects of MJK's business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there also has been an increasing incidence of litigation or arbitration involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Claims by dissatisfied customers for fraud, unauthorized trading, suitability, churning, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. There can be no assurance that any such proceedings will not have a material adverse legal or economic effect on MJK. Moreover, as a result of increased publicity regarding legal proceedings against broker-dealers and the resulting heightened public awareness of such matters, it is possible that certain legal proceedings which can be settled or otherwise resolved without a material adverse economic effect on MJK, could generate adverse publicity which in turn could have a material adverse effect on MJK's operations.

     CURRENT AND POTENTIAL REFORMS IN THE NASDAQ MARKET

     The Nasdaq market has come under intense scrutiny in the media and political arenas during the past few years and has been the subject of Commission investigations into its operations. Concerns have been raised with respect to the size of the spreads between the price paid by investors purchasing Nasdaq-listed securities and the dealers who process the transactions. Concerns also have been raised with respect to microcap fraud, whether Nasdaq's listing requirements are sufficiently stringent and whether the NASD, the trade organization controlling the Nasdaq market, carefully polices Nasdaq-listed companies. In response, the NASD has begun to boost its internal compliance and monitoring programs, including establishing a separate regulatory unit, NASD Regulation, Inc. ("NASDR"). More specifically, the NASDR has been hiring numerous new enforcement aides to better monitor trading activities among dealers and to scrutinize companies' compliance with applicable listing standards, and heightening its overall monitoring of small capitalization companies.

     The effects of Nasdaq reform on the operations of brokerage firms, especially those specializing in the securities of small capitalization companies, cannot be fully anticipated. The cost of compliance with any new rules, regulations and procedures instituted by the NASDR could be significant. Increased compliance costs or the inability to attain or maintain the listing of underwriting clients on the Nasdaq system, or a combination thereof, could adversely affect the financial performance of MJK.

     DEPENDENCE ON KEY PERSONNEL

     For the foreseeable future, MJK will place substantial reliance upon the personal efforts and abilities of Eldon C. Miller, Chairman of the Board and Chief Executive Officer, Paul R. Kuehn, President, and David B. Johnson, Executive Vice President. The loss of services of any of them likely would have a material adverse effect on the business, operations, revenues and/or prospects of MJK. Key man life insurance on certain members of MJK's management presently would be utilized to fund at least partially the repurchase of their common shares on death. The success of MJK is also dependent upon its ability to retain and hire additional highly skilled personnel. Competition among broker-dealers for experienced personnel is intense. There can be no assurance that MJK will be able to retain such personnel or hire and retain additional qualified and skilled personnel.

     NO DIVIDENDS

     MJK intends to retain all earnings in the foreseeable future for MJK's continued growth and does not expect to declare or pay any cash dividends in the foreseeable future. Moreover, MJK's ability to pay dividends in the future may be restricted by its brokerage subsidiaries' obligations to comply with the net capital rules applicable to broker-dealers.

     RISKS ASSOCIATED WITH MANAGEMENT OF A CHANGING BUSINESS

     MJK has experienced substantial changes in and expansion of its business and operations and expects to continue to experience periods of rapid change in connection with its intended development of offering electronic and Internet brokerage services. MJK's past expansion has placed, and any future expansion would place, significant demands on MJK's administrative, operational, financial and other resources. MJK expects operating expenses and staffing levels to increase substantially in the future. In particular, MJK intends to hire a significant number of additional skilled personnel, including persons with experience in both the computer and brokerage industries, and, in particular, persons with Series 7 or other broker-dealer licenses. Competition for such personnel is intense, and there can be no assurance that MJK will be able to attract or retain additional highly qualified senior managers and technical persons in the future. MJK also expects to expend resources with respect to future expansion of its accounting and internal management systems and the implementation of a variety of new systems and procedures. In addition, MJK expects that future expansion will continue to challenge MJK's ability to hire, train, motivate and manage its associates. If MJK's revenues do not increase in proportion to its operating expenses, MJK's management systems do not expand to meet increasing demands, MJK fails to attract and retain qualified personnel, or MJK's management otherwise fails to manage MJK's expansion effectively, there would be a material adverse effect on MJK's business, financial condition and operating results.

RISKS OF SYSTEMS FAILURE

     The rapid growth in the use of MJK's services has strained its ability to adequately expand technologically. The haste required in acquiring new equipment and applications may result in less rigorous testing and validation of hardware and software, which could lead to performance problems. In addition, MJK will rely on a number of third parties to process its transactions, all of which will need to expand the scope of the operations they perform for MJK. Any backlog caused by a third party's inability to expand at the rate necessary to meet MJK's needs could have a material adverse effect on MJK's business, financial condition and operating results. As trading volume increases, MJK may have difficulty hiring, training and integrating qualified personnel at the necessary pace, and the shortage of licensed personnel could cause a backlog in the processing of orders requiring review, exposing MJK not only to unsatisfied customers, but also potentially to liability for transactions that were ordered but not executed on a timely basis.

     MJK's online broker service will receive and process trade orders principally through the Internet, online services and touch-tone telephone. This method of trading is heavily dependent on the integrity of the electronic systems supporting it. Orders placed from the close of the stock markets one day until the opening the next business day must be processed through MJK's system in a short period of time prior to the opening of the stock markets. Heavy stress will be placed on MJK's systems during peak trading times that could cause MJK's systems to operate at unacceptably low speed or fail. Any significant degradation or failure of MJK's systems or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers), even for a short time, could cause customers to suffer delays in trading. Such delays could cause substantial losses for customers and could subject MJK to claims or litigation from customers for losses.

     RISKS ASSOCIATED WITH ENTERING NEW MARKETS

     One element of MJK's strategy is to enter new markets. No assurance can be given that MJK will be able to successfully enter the online brokerage business and adapt its proprietary processing technology to provide information and transaction processing services in other markets or that, if successful with such adaptation, it will compete successfully. MJK plans, subject to regulatory approval, to establish investment banking operations, raising public and private equity capital for companies over the Internet and other electronic media. In addition, MJK's strategy is to pursue opportunities to increase MJK's customer base and the transaction value and number of products and services offered to MJK's customers. There can be no assurance that MJK will be successful in its pursuit of these opportunities or that such pursuit will not divert management attention or inefficiently utilize MJK's resources.

     SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     MJK anticipates significant fluctuations in future quarterly operating results that may be caused by many factors, including the following: the timing of introductions or enhancements of online brokerage services and products by MJK or its competitors; market acceptance of online brokerage services and products; the pace of development of the market for online equity and debt offerings commerce; changes in trading volume in the securities markets; trends in the securities markets; changes in pricing policies by MJK or its competitors; changes in strategy; the success of or costs associated with acquisitions, joint venture or other strategic relationships; changes in key personnel; seasonal trends; the extent of international expansion; the mix of international and domestic sales; changes in the level of operating expenses to support projected growth; and general economic conditions.

     Due to the foregoing factors, quarterly revenue and operating results may be difficult to forecast, and MJK believes that period-to-period comparison of its operating results will not necessarily be meaningful and should not be relied upon as any indication of future performance. It is likely that MJK's future quarterly operating results from time to time will not meet the expectations of securities analysts or investors, which may have an adverse effect on the market value of MJK Common Stock.

     SUBSTANTIAL COMPETITION

     The general financial success of companies within the securities industry over the past several years has strengthened existing competitors. Management believes that such success will continue to attract new competitors to the industry, such as banks, software development companies, insurance companies, providers of online financial and information services and others, as such companies expand their product lines. Commercial banks and other financial institutions have become a competitive factor in the securities industry by offering their customers certain corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of MJK's business. Commercial banks generally are expanding their securities activities, as well as their activities relating to the provision of financial services. While it is not possible to predict the type and extent of competitive services that commercial banks and other financial institutions ultimately may offer or whether administrative or legislative barriers will be repealed or modified, brokerage firms such as MJK may be adversely affected by such competition or legislation. To the extent MJK's competitors are able to attract and retain customers on the basis of the convenience of one-stop shopping, MJK's business or its ability to grow could be adversely affected.

     The market for internet brokerage services is new, rapidly evolving and intensely competitive, and MJK expects competition to continue and intensify in the future. MJK will encounter direct competition from other brokerage firms providing either touch-tone telephone or online brokerage services, or both. Discount brokerage firms generally effect transactions for their customers on an "execution only" basis, without offering other services such as portfolio valuation, investment recommendations and research. These competitors include such discount brokerage firms as Charles Schwab & Co., Inc. ("Charles Schwab"), E*Group, Inc. ("E*Trade"). Fidelity Brokerage Services, Inc., Waterhouse Securities, Inc., Quick & Reilly, Inc. ("Quick & Reilly"), Pacific Brokerage Services, Inc., National Discount Brokers (a subsidiary of Sherwood Securities Corp.), Lombard Institutional Brokerage, Inc., firms owned by TransTerra Co. (including All- American Brokers, also known as eBroker) and PC financial network (a division of Donaldson, Lufkin & Jenrette Securities Corporation), among others. MJK also encounters competition from established full-commission national brokerage firms such as Dean Witter Reynolds Inc., Payne Webber Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Smith Barney, Inc., and regional brokerage firms, such as Dain Rauscher Wessels. In addition, MJK competes with financial institutions, mutual fund sponsors and other organizations, some of which provide electronic brokerage services.

     There are virtually no barriers to entry in the internet market in which MJK expects to operate. Many of MJK's competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than MJK. In addition, many of these competitors offer a wider range of services and financial products than MJK, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share to MJK's detriment. Such competitors may be able to undertake more extensive promotional activities, offer more attractive terms to customers than MJK and adopt more aggressive pricing policies, possibly even sparking a price war in the brokerage business. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. For example, Charles Schwab's One-Source mutual fund service and similar, more complete services may discourage potential customers from using MJK's brokerage services. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

     EXPANSION INTO INTERNET TRADING

     MJK intends to expand its operations into retail internet trading. MJK has no experience in this relatively new area of the securities industry, and there can be no assurance that MJK will be able to expand its operations successfully.

Moreover, the proposed expansion of MJK's operations may materially increase MJK's operating expenses and could adversely affect MJK's brokerage operations and profits.

     EARLY STAGE OF DEVELOPMENT OF ONLINE BROKERAGE BUSINESS AND DEPENDENCE ON ONLINE COMMERCE AND THE INTERNET

     The market for electronic brokerage services, particularly over the Internet, is at an early stage of development and is rapidly evolving. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. With respect to MJK, this uncertainty is compounded by the risks that consumers will not adopt online commerce and that an appropriate infrastructure necessary to support increased commerce on the Internet will fail to develop, in each case, to a sufficient extent and within an adequate time frame to permit MJK to succeed.

     Sales of many of MJK's Internet services and products will depend upon the adoption of the Internet by consumers as a widely-used medium for commerce and communication. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development of complementary services and products, such as high speed modems and high speed communication lines. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose it viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use, accessibility and quality of service) remain unresolved and may negatively affect the growth of Internet use or the attractiveness of commerce and communication on the Internet. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, there can be no assurance that the Internet will prove to be a viable commercial marketplace. If critical issues concerning the commercial use of the Internet are not favorably resolved, if the necessary infrastructure is not developed, or if the Internet does not become a viable commercial marketplace, MJK's business, financial condition and operating results may be materially adversely affected.

     RAPID TECHNOLOGICAL CHANGE; DELAYS IN INTRODUCTION OF NEW SERVICES AND PRODUCTS

     The information and financial services and communications industries are characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards and practices can render existing brokerage services obsolete. MJK's future success will depend, in part, on its ability to develop leading technologies, enhance its existing services and products, develop new services and products that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of new services and products or enhanced version of existing services and products entails significant technical risks. There can be no assurance that MJK will be successful in effectively implementing and using new technologies, adapting its services and products to emerging industry standards, developing, introducing and marketing service and product enhancements, or new services and products, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, or that its new service and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If MJK is unable, for technical or other reasons, to develop and introduce new services and products or enhancements of existing services and products in a timely manner in response to changing market conditions or customer requirements, or if new services and products do not achieve market acceptance, MJK's business, financial condition and operating results will be materially adversely affected.

     RISKS ASSOCIATED WITH ENCRYPTION TECHNOLOGY

     A significant barrier to online commerce and communication is the secure transmission of confidential information over public networks. MJK intends to rely on encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of technologies to be used by MJK to protect customer transaction data. If any such compromise of MJK's security were to occur, it could have a material adverse effect on MJK's business, financial condition and operating results.

     FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

     MJK expects that it will raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. If additional funds are raised through the issuance of equity securities, the percentage ownership of the shareholders of MJK will be reduced, shareholders may experience additional dilution in net book value per share, or such equity securities may have rights, preferences or privileges senior to those of the holders of MJK Common Stock. There can be no assurance that additional financing will be available when needed on terms favorable to MJK, if at all. If adequate funds are not available on acceptable terms, MJK may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on MJK's business, financial condition and operating results.

     RISKS ASSOCIATED WITH ACQUISITIONS, JOINT VENTURES AND OTHER STRATEGIC RELATIONSHIPS

     While MJK has no current agreements with respect to any potential acquisitions, MJK may make acquisitions. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. No assurance can be given as to the ability of MJK to consummate any acquisitions or integrate successfully any operations, personnel, services or products that might be acquired in the future, and the failure of MJK to do so could have a material adverse effect on MJK's business, financial condition and operating results.

     MJK intends to establish a number of strategic relationships with online service providers and software and information service providers. There can be no assurance that any such relationships will be successful or profitable, or that MJK will develop any new such relationships.

                                   PROPOSAL 2:
          AMENDMENT TO AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

GENERAL

     Article 1 of the Articles of Incorporation currently provides that the name of the Company is "NM Holdings, Inc." Article 3 of the Articles of Incorporation, currently provides for 6,250,000 authorized shares of the Company, par value $.04 per share, of which 1,250,000 are undesignated preferred stock. While there is no provision of the Articles of Incorporation currently governing the number of directors of the Company, the Company's bylaws provide for a number of directors of at least three, but no more than five, with changes outside of that range requiring shareholder approval.

     In connection with the consummation of the Merger, the Board of Directors has approved an amendment to and restatement of the Articles of Incorporation, a copy of which articles of incorporation as so amended and restated (the "Restated Articles") is attached to this Proxy Statement as Exhibit B. The principal changes made to the Articles of Incorporation by the Restated Articles include (a) changing the corporate name of the Company to "Stockwalk.com Group, Inc.," (b) increasing the number of authorized shares of the Company to 100,000,000, of which 50,000,000 will be designated as Common Stock and 50,000,000 will be undesignated capital stock, and (c) increasing the number of persons who will serve on the Company's Board of Directors to six, and allowing for future changes to that number by the affirmative vote of a majority of the Board of Directors.

      If the Restated Articles are approved by the Company's shareholders, the Restated Articles would become the current articles of incorporation of the Company upon the consummation of the Merger. If the Merger Agreement is not approved by the Company's shareholders, or if the Merger Agreement is otherwise terminated or the Merger is not consummated, the Restated Articles would not be adopted and the Articles of Incorporation, as previously amended, will remain in effect.

PURPOSES AND EFFECTS

     The Board of Directors believes that the corporate name of the Company should be changed to reflect the Company's intention to operate the business of MJK after the Merger.

     Except for shares to be issued upon consummation of the Merger and the shares reserved for issuance under the 1995 Plan and the 1996 Director Plan, the Company has no agreements or understandings concerning the issuance of any additional shares of Common Stock. However, if all of the holders of MJK Common Stock and MJK Series I Preferred Stock receive shares of Common Stock upon consummation of the Merger, the present number of authorized but unissued shares of Common Stock would be inadequate to allow for all such issuances. In addition, the Board of Directors believes that the increased authorization of shares is advisable at this time so that shares will be available in the future on a timely basis if such need arises in connection with stock split or dividends, financings, acquisitions or other corporate purposes. This will enable the Company to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions without the delay and expense associated with convening an additional special shareholders' meetings.

     Unless required by law, the Articles of Incorporation or the rules of any stock exchange on which the shares may in the future be listed, the Board of Directors will be able to provide for the issuance of the additional shares without further action by the Company's shareholders and no further authorization by the shareholders will be sought prior to such issuance. If the Common Stock qualifies for listing on the Nasdaq National or SmallCap Market, under existing regulations of the NASD approval by a majority of the holders of the shares of Common Stock would be required prior to the original issuance of additional shares in certain circumstances, including (a) in connection with certain stock plans, (b) in connection with certain acquisitions if the number of shares of Common Stock to be issued (including securities convertible into or exercisable for shares of Common Stock) is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of such Common Shares, or (c) if the issuance would result in a change in control of the Company.

     Although not designed or intended for such purposes, the effect of the proposed increase in the authorized shares might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of the Company and the removal of management, which holders of Common Stock might otherwise deem favorable. The authority of the Board of Directors to issue shares might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company because the issuance of additional shares would dilute the voting power of the shares then outstanding. Shares could also be issued to purchasers who would support the Board of Directors in opposing a takeover bid which the Board of Directors determines not to be in the best interests of the Company and its shareholders. The overall effect of the ability of the Board of Directors to issue additional shares may be to delay or prevent attempts by other persons or entities to acquire control of the Company without negotiations with the Board of Directors.

     There are presently no provisions in the Articles of Incorporation governing the number of persons serving on the Company's Board of Directors. The bylaws of the Company presently provide for between three and five directors, with changes outside of such range requiring shareholder approval. In connection with the consummation of the Merger, the Company has agreed that a total of six individuals will be appointed to the Board of Directors, thus requiring a change to the Company's governing instruments. The proposed amendment to the Articles of Incorporation will increase the size of the Board as necessary to allow for all of the agreed-upon individuals to serve as directors and to comply with NASD Marketplace Rule 4310(c)(25)(B). In addition, permitting the Board of Directors to make further changes in the size of the Board in the future will allow the Board to do so on a timely basis if the Board determines such changes to be desirable in the interest of corporate governance, without the delay and expense associated with convening an additional special shareholders' meeting.

BOARD RECOMMENDATION; SHAREHOLDER VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESTATED ARTICLES. The directors intend to vote all shares of Common Stock under their control in favor of such proposal. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present, in person or by proxy, at the Special Meeting is required for the approval of the Restated Articles.

                                   PROPOSAL 3:
           AMENDMENT TO 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

GENERAL

     The 1995 Plan currently provides for a maximum of 200,000 shares of authorized Common Stock issuable upon exercise of options or other awards granted or issued under the 1995 Plan. The Board of Directors has approved an amendment to the 1995 Plan, to be effective upon approval of the Company's shareholders, changing to 1,500,000 the maximum number of shares of authorized Common Stock issuable upon exercise of options or other awards granted or issued under the 1995 Plan. The amendment would also replace the outdated reference to shares of $.01 par value stock with shares of $.04 par value stock, as described more fully in "-- Summary Description" below. If the amendment is approved by the Company's shareholders, Section 2 of the 1995 Plan would be amended to read as follows:

     Section 2. STOCK SUBJECT TO PLAN. Subject to the provisions of Section 16 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common shares, par value $.04 per share (the "Common Shares"). Such Common Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 16 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 1,500,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

PURPOSES AND EFFECTS

     The Company adopted the 1995 Plan in March 1995. The 1995 Plan provides for the grant of stock option awards to the Company's executive officers, other employees, directors and consultants.

     Of the maximum 200,000 shares of authorized Common Stock on which options may be exercised or other awards issued under the 1995 Plan, as of May 28, 1999, the Company had 7,562 shares of authorized Common Stock still available. The Company believes that options and other awards are an important element of compensation in attracting skilled executives, other key employees, non-employee directors, consultants and independent contractors, and in motivating and retaining these persons by providing them with a means to acquire a proprietary interest in the Company. Without an increase in the number of shares available for issuance under the 1995 Plan, the Company would be unable to offer such persons options and other awards to motivate maximum efforts for the success of the Company's business.

SUMMARY DESCRIPTION

     PURPOSE. The purpose of the 1995 Plan is to aid in maintaining and developing personnel capable of assuming the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford them an opportunity to acquire a proprietary interest in the Company.

     ADMINISTRATION. The Compensation Committee has been designated by the Board of Directors to administer the 1995 Plan. The Compensation Committee has full authority to determine when and to whom awards will be granted or issued and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 1995 Plan. Subject to the provisions of the 1995 Plan, the Compensation Committee may accelerate the time at which an option or other award may be exercised, or amend or modify the terms and conditions of an outstanding award. The Compensation Committee has full authority to interpret the 1995 Plan and establish rules and regulations for the administration of the 1995 Plan. The Compensation Committee's determinations of the foregoing matters, unless otherwise disapproved by the Board of Directors, shall be final and conclusive. In the absence of Compensation Committee action, the Company's Board of Directors may determine when and to whom awards shall be granted or issued, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 1995 Plan.

     ELIGIBILITY. Any full or part-time employee of the Company and its subsidiaries is eligible to be selected by the Compensation Committee to receive "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") under the 1995 Plan. Full or part-time employees, non-employee directors, consultants and independent contractors to the Company or one of its subsidiary or affiliates are eligible to be selected by the Compensation Committee to receive options which do not qualify as Incentive Stock Options and awards.

     The number and type of awards that will be granted in the future under the 1995 Plan are not determinable as the Compensation Committee will make such determinations in its discretion.

     NUMBER AND DESCRIPTION OF SHARES. The 1995 Plan originally provided for the issuance of up to 500,000 shares of Common Stock, subject to adjustment by the Compensation Committee in the event of a change in such shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock, stock split or other change in the corporate structure of the Company. In August 1996, the Company's shareholders adopted an amendment to the 1995 Plan increasing to 800,000 the number of such shares which may be issued under the 1995 Plan. Upon the effecting of the Reverse Stock Split (see "Approval of the Merger Agreement--Certain Information Concerning the Company--Market Price and Dividend Data"), the Committee adjusted the number and type of shares issuable under the 1995 Plan to 200,000 shares of authorized Common Stock (equal to 16.3% of the shares issued and outstanding as of May 28, 1999). If the presently proposed amendment to the 1995 Plan is adopted by the shareholders, the number of shares of authorized Common Stock issuable under the 1995 Plan would be increased to 1,500,000 (equal to 7.8% of the shares which, assuming the Merger is consummated, would have been issued and outstanding as of May 28, 1999 after giving effect to the Merger on that date).

     Shares of Common Stock subject to options and other awards under the 1995 Plan which are not used or are forfeited because the option or other award expires or for any reason is terminated or unexercised with respect to any shares, may again be used for options or other awards under the 1995 Plan. The shares of Common Stock issued under the 1995 Plan may be authorized but unissued shares or issued shares which have been reacquired by the Company.

     TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that may be granted under the 1995 Plan are stock options, stock appreciation rights, restricted stock or performance awards. The 1995 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Board of Directors may not alter or impair any option or other award theretofore granted without the consent of the holder. Options and other awards will not be transferable other than by will or by the laws of descent and distribution. Except as otherwise provided in an option or other award agreement, during the lifetime of a participant, an option or other award may be exercised only by the participant to whom such award is granted. The Compensation Committee may determine whether all or any part of the shares of Common Stock acquired upon exercise of any option or other award granted under the 1995 Plan shall be subject to restrictions on transferability or any other restrictions. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the 1995 Plan will be the participant's past, present or expected future contributions to the Company.

     STOCK OPTIONS. Incentive Stock Options and non-qualified options may be granted under the 1995 Plan; provided, however, that to the extent the fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. The Compensation Committee will determine the exercise price of any Incentive Stock Option or non-qualified option granted under the 1995 Plan, but in no event will the exercise price be less than 100% or 85%, respectively, of the fair market value of the Common Stock on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines; provided, however, that the term of any option may not extend more than ten years from the date of grant. Further, if at the time an option is otherwise to be granted pursuant to the 1995 Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the 1995 Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall not be less than 110% of the fair market value of the shares of Common Stock, and such option by its terms shall not be exercisable after the expiration of five years from the date such option is granted. Stock options may be exercised by payment in full of the exercise price in cash or, at the discretion of and as specified by the Compensation Committee, by delivery of certificates for shares of Common Stock already owned by the optionee having a fair market value as of the date of grant equal to the full purchase price of the shares, a promissory note, or a combination of cash, the optionee's promissory note and such shares. The Compensation Committee may grant restoration options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of Common Stock. The reload option would be for up to that number of shares surrendered or withheld.

     STOCK APPRECIATION RIGHTS. The Compensation Committee may grant stock appreciation rights ("SARs") exercisable at such times, at such price and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of an SAR by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the per share exercise price in respect of which the SAR was granted. The payment may be made in cash or shares of Common Stock, or any combination thereof, as determined by the Compensation Committee.

     RESTRICTED STOCK. The Compensation Committee may grant shares of restricted stock subject to such forfeiture and transfer restrictions and other such restrictions and terms and conditions as the Compensation Committee may impose, including a specified period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. Shares of restricted stock granted under the 1995 Plan will be evidenced by stock certificates, which will be held by the Company, and the grantee shall have voting and dividend rights with respect to such shares. The Compensation Committee has the right to waive all or any part of the restrictions applicable to any or all outstanding restricted stock.

     PERFORMANCE AWARDS. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of Common Stock or other securities, or other awards or property.

     DURATION, TERMINATION AND AMENDMENT. Unless earlier discontinued by the Board of Directors, the 1995 Plan shall terminate and no awards may be granted under the 1995 Plan after January 1, 2005. The 1995 Plan permits the Board of Directors to amend or discontinue the 1995 Plan at any time, except that prior shareholder approval will be required for any amendment to the 1995 Plan that would (a) increase the maximum number of shares issuable under the 1995 Plan, (b) decrease the minimum price for options or other awards granted under the 1995 Plan, (c) extend the maximum term of options granted under the 1995 Plan, or (d) modify the eligibility requirements for participation in the 1995 Plan.

FEDERAL TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1995 Plan.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

     OTHER AWARDS. With respect to other awards granted under the 1995 Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award will not recognize any taxable income at the time of receipt of the restricted Common Stock. At the time the restricted shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs earlier), the recipient will recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

     SATISFACTION OF TAX OBLIGATIONS. Under the 1995 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

OPTIONS RECEIVED AND TO BE RECEIVED BY CERTAIN PERSONS AND GROUPS

     The following table sets forth the amount of options received under the 1995 Plan as of May 28, 1999, by (a) the Named Executive Officer, (b) all current executive officers as a group, (c) all current directors who are not executive officers as a group, (d) each associate of any of such directors or executive officers, (e) each other person who received 5 percent of the options or rights under the 1995 Plan, and (f) all employees, including all current officers who are not executive officers, as a group:

     PERSONS AND GROUPS                                                  OPTIONS RECEIVED
     --------------------------------------------------------     ------------------------------
     William L. Rush
     (former President and Chief Executive Officer)..........                 25,000

     All current executive officers as a
     group (2 persons) (1)...................................                100,000

     All current directors (other than current executive
     officers) as a group (1 person) (2).....................                 22,500

     Anwar H. Bhimani........................................                 12,500

     Thomas Coleman (3)......................................                 18,750

     All employees (other than current executive officers) as
     a group (4).............................................                110,375

     All non-employees as a group (5)........................                 78,313

--------------------

(1) Includes 67,500 options received by George E. Kline, 60,000 of which have been exercised, and 32,500 options received by Richard J. Hegstrand, 10,000 of which have expired or otherwise been canceled.

(2)  Includes 22,500 options received by Lawrence Lehmkuhl.

(3)  Includes 8,750 previously-exercised options.

(4) Includes 250 previously-exercised options, and 85,125 options which have expired or otherwise been canceled.

(5) Includes 29,500 previously-exercised options, and 23,625 which have expired or otherwise been canceled.

     The number and type of awards that will be granted in the future under the 1995 Plan to the above-described persons and groups are not determinable as the Compensation Committee will make such determinations in its discretion. However, if the shareholders approve both the amendment to the 1995 Plan and the Merger, and the Merger is subsequently consummated, the Company and MJK expect to make a grant shortly thereafter for 25,000 shares of Common Stock to a recently-hired employee of MJK.

BOARD RECOMMENDATION; SHAREHOLDER VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1995 PLAN. The directors intend to vote all shares of Common Stock under their control in favor of such proposal. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present, in person or by proxy, at the Special Meeting is required for the approval of the amendment to the 1995 Plan.

                          OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the Special Meeting other than as specified above. However, if any matters properly come before the Special Meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                       PRINCIPAL ACCOUNTANTS

     Ernst & Young LLP has served as the principal accountants for the Company and MJK since the inception of the Company and MJK, respectively.

     Representatives of Ernst & Young LLP will attend the Special Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

        DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Because the Company delayed its 1998 Annual Meeting of Shareholders and is unable to set a date for the 1999 annual meeting, the date by which proposals of shareholders must be received by the Company for inclusion in the Company's proxy materials relating to its 1999 Annual Meeting of Shareholders has not been determined. The Company intends to provide such date to its shareholders at a later date in its Quarterly Report on Form 10-Q or some other appropriate filing.

                       AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington, D.C. address at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

NM HOLDINGS, INC.:

NM HOLDINGS, INC. UNAUDITED FINANCIAL STATEMENTS

Statements of Operations -- Three Months Ended March 31, 1999 and 1998......  F-2

Balance Sheets -- March 31, 1999 and December 31, 1998......................  F-3

Statements of Cash Flows -- Three Months Ended March 31, 1999 and 1998......  F-4

Notes to Financial Statements...............................................  F-5

NM HOLDINGS, INC. AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors..............................................  F-6

Balance Sheets -- December 31, 1998 and 1997................................  F-7

Statements of Operations -- Years Ended December 31, 1998 and 1997..........  F-8

Statement of Shareholders' Equity...........................................  F-9

Statements of Cash Flows -- Years Ended December 31, 1998 and 1997..........  F-10

Notes to Financial Statements...............................................  F-11

MJK HOLDINGS, INC.:

MJK HOLDINGS, INC. AUDITED FINANCIAL STATEMENTS

Reports of Independent Auditors.............................................  F-25

Statements of Financial Condition -- March 31, 1999 and March 31, 1998......  F-27

Statements of Income -- Years Ended March 31, 1999, 1998, and 1997..........  F-28

Statement of Shareholders' Equity...........................................  F-29

Statements of Cash Flows -- Years Ended March 31, 1999, 1998, and 1997......  F-30

Notes to Financial Statements...............................................  F-31

                                NM HOLDINGS, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        1999              1998
                                                   ---------------    -------------
Investment income ............................        $    17,534      $        --
Administrative expenses ......................            (59,511)              --
                                                   ---------------    -------------
Loss from continuing operations ..............            (41,977)              --
Loss from discontinued operations ............                 --         (440,021)
                                                   ---------------    -------------
Net loss .....................................        $   (41,977)     $  (440,021)
                                                   ===============    =============
Loss per share data (basic and diluted):
    Loss from continuing operations ..........        $      (.04)              --
    Loss from discontinued operations ........                 --      $      (.33)
                                                   ---------------    -------------
Net loss per share ...........................        $      (.04)     $      (.33)
                                                   ===============    =============
Weighted average number of shares
    outstanding ..............................          1,152,145        1,331,131


                 See accompanying notes to financial statements

                                NM HOLDINGS, INC.
                                 BALANCE SHEETS

                                                                            MARCH 31,       DECEMBER 31,
                                                                               1999             1998
                                                                          ---------------  ---------------
                                                                           (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents .........................................       $ 1,939,275      $ 1,935,368
   Net assets of discontinued operations .............................             7,905               --
   Prepaid expenses ..................................................            28,283            6,547
                                                                          ---------------  ---------------
Total current assets .................................................         1,975,463        1,941,915
Investment in GalaGen Inc. ...........................................           617,675          498,125
Equipment and office furniture, net ..................................               745            6,102
                                                                          ---------------  ---------------
Total assets .........................................................       $ 2,593,883      $ 2,446,142
                                                                          ===============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..................................................       $    23,344      $        --
   Accrued payroll ...................................................                --            4,690
   Net liabilities of discontinued operations ........................                --           58,658
                                                                          ---------------  ---------------
Total current liabilities ............................................            23,344           63,348

Shareholders' equity:
   Undesignated Preferred Stock, $.04 par value:
      Authorized shares - 1,250,0000
      Issued and outstanding shares - none............................                --               --
   Common Stock, $.04 par value:
      Authorized shares - 5,000,000 shares
      Issued and outstanding shares -  1,226,626 - 1999;
       1,150,251 - 1998...............................................            49,065           46,010
   Paid-in capital ...................................................         8,813,552        8,706,435
   Accumulated other comprehensive income ............................           119,550               --
                                                                          ---------------  ---------------
   Accumulated deficit ...............................................        (6,411,628)      (6,369,651)
Total shareholders' equity ...........................................         2,570,539        2,382,794
                                                                          ---------------  ---------------
Total liabilities and shareholders' equity ...........................       $ 2,593,883      $ 2,446,142
                                                                          ===============  ===============


                             See accompanying notes

                                NM HOLDINGS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                -------------------------------
                                                                                    1999             1998
                                                                                --------------   --------------
OPERATING ACTIVITIES
Net income (loss)                                                               $     (41,977)   $      49,153
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
     Depreciation ...................................................                   1,002           75,829
     Changes in operating assets and liabilities:
       Accounts receivable ..........................................                      --           48,601
       Inventories ..................................................                      --          756,893
       Prepaid expenses .............................................                 (21,736)          18,684
       Accounts payable .............................................                  23,344         (370,862)
       Accrued liabilities ..........................................                  (4,690)        (191,968)
                                                                                --------------   --------------
Net cash provided by (used in) operating activities .................                 (44,057)         386,330

INVESTING ACTIVITIES
Sale (purchase) of equipment and office furniture ...................                   4,355          (52,422)
Decrease in net liabilities of discontinued operations ..............                 (66,563)              --
                                                                                --------------   --------------
Net cash used in investing activities ...............................                 (62,208)         (52,422)

FINANCING ACTIVITIES
Proceeds from issuance of Common Stock ..............................                 110,172              --
                                                                                --------------   --------------
Net cash provided by financing activities ...........................                 110,172              --
                                                                                --------------   --------------

Increase in cash ....................................................                   3,907          333,908
Cash at beginning of period .........................................               1,935,368        1,647,482
                                                                                --------------   --------------
Cash at end of period ...............................................            $  1,939,275     $  1,981,390
                                                                                ==============   ==============


                              See accompanying notes

                                NM HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   BASIS OF PRESENTATION

     The condensed financial statements as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 included in this proxy have been prepared by NM Holdings, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statement and related notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     The condensed financial statements presented herein as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 are unaudited, but in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

2.   NATURE OF OPERATIONS

     NM Holdings, Inc., as a result of the disposition of its nutrition business operations in December 1998, currently operates as a public shell corporation. The Company intends to use its existing cash resources, together with debt or equity financing that may be available, to pursue the potential acquisition of other business opportunities. Prior to the December 1998 disposition, the Company, operating under the name Nutrition Medical, Inc., focused on the development and marketing of a line of branded generic critical care nutrition products for the hospital/nursing home market, as well as private label nutrition products for sale through retail chains.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENT IN MARKETABLE SECURITIES

     The Company's investment in marketable securities, which is comprised of common stock received in December 1998 relating to the sale of the Company's critical care nutrition formula product line to GalaGen Inc., is classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of taxes, recorded as a component of Shareholders' Equity in the account "Accumulated other comprehensive income."

4.   MERGER WITH MJK HOLDINGS, INC.

     On March 25, 1999, the Company entered into an agreement with MJK Holdings, Inc. pursuant to which the Company and MJK Holdings, Inc. will merge with and into a newly formed, wholly owned acquisition subsidiary of the Company. MJK Holdings, Inc. is the parent company of Miller, Johnson & Kuehn, Incorporated a brokerage/clearing firm located in Minneapolis, Minnesota. Company shareholders will retain an approximate 6.4% interest in the merged entity. The closing of the transaction is subject to various closing conditions, including, but not limited to, the approval of the Company's shareholders.

                         REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
NM Holdings, Inc.

We have audited the accompanying balance sheets of NM Holdings, Inc., formerly known as Nutrition Medical, Inc., as of December 31, 1998 and 1997 and the related statements of operations, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NM Holdings, Inc., formerly known as Nutrition Medical, Inc., at December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP




Minneapolis, Minnesota
March 1, 1999

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                                 BALANCE SHEETS

                                                                                          DECEMBER 31,
                                                                                 -------------------------------
                                                                                     1998             1997
                                                                                 --------------   --------------
ASSETS
Current assets:
  Cash and cash equivalents .................................................      $ 1,935,368      $ 1,647,482
  Accounts receivable, less allowance of $-0- in 1998 and $31,500 in 1997 ...               --        1,140,020
  Inventories ...............................................................               --        1,615,165
  Prepaid expenses ..........................................................            6,547           51,401
                                                                                 --------------   --------------
Total current assets ........................................................        1,941,915        4,454,068
Investment in GalaGen Inc. ..................................................          498,125               --
Equipment and office furniture, net .........................................            6,102        1,179,200
                                                                                 --------------   --------------
Total assets ................................................................      $ 2,446,142      $  5,633,268
                                                                                 ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable ..........................................................      $        --      $   827,007
  Accrued lease costs .......................................................               --           66,600
  Accrued payroll ...........................................................            4,690          158,298
  Accrued expenses ..........................................................               --          482,044
  Net liabilities of discontinued operations ................................           58,658               --
                                                                                 --------------   --------------
Total current liabilities ...................................................           63,348        1,533,949
Subordinated note payable, including accrued interest .......................               --        1,788,934
Shareholders' equity:
  Undesignated Preferred Stock, $.04 par value:
       Authorized shares - 1,250,0000
       Issued and outstanding shares - none .................................               --               --
  Common Stock, $.04 par value:
       Authorized shares - 5,000,000 shares
       Issued and outstanding shares -  1,150,251 - 1998;
       1,364,006 -1997 ......................................................           46,010           54,560
  Paid-in capital ...........................................................        8,706,435        8,706,444
  Accumulated deficit .......................................................       (6,369,651)      (6,450,619)
                                                                                 --------------   --------------
Total shareholders' equity  .................................................        2,382,794        2,310,385
                                                                                 --------------   --------------
Total liabilities and shareholders' equity ..................................      $ 2,446,142      $ 5,633,268
                                                                                 ==============   ==============


                             See accompanying notes

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                            STATEMENTS OF OPERATIONS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                    1998             1997
                                                                                --------------   --------------
Investment income ...................................................           $       1,437    $          --
Administrative Expenses .............................................                  (8,095)              --
                                                                                --------------   --------------
   Loss from continuing operations ..................................                  (6,658)              --

Loss from discontinued operations associated with product
   lines disposed of in 1998 ........................................              (1,232,427)   $  (4,160,638)

Gain on disposal of discontinued operations .........................               1,320,053               --
                                                                                --------------   --------------

Gain (loss) from discontinued operations ............................                  87,626       (4,160,638)
                                                                                --------------   --------------
Net income (loss) ...................................................           $      80,968    $  (4,160,638)
                                                                                ==============   ==============

Net income (loss) per common share -- basic and diluted .............           $         .06    $       (3.07)
                                                                                ==============   ==============

Weighted average number of shares outstanding .......................               1,359,320        1,355,631
                                                                                ==============   ==============


                             See accompanying notes

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                        STATEMENT OF SHAREHOLDERS' EQUITY

                                                 COMMON STOCK           PAID IN      ACCUMULATED
                                              SHARES       AMOUNT       CAPITAL        DEFICIT         TOTAL
                                            -----------   ----------  ------------  --------------  ------------
Balance at December 31, 1996 .............   1,148,256    $  45,930   $ 6,943,287    $ (2,289,981)  $ 4,699,236
   Issuance of Common Stock to purchase
   Elan product line .....................     213,750        8,550     1,754,887              --     1,763,437
   Stock options exercised ...............       2,000           80         8,270              --         8,350
   Net loss ..............................          --           --            --      (4,160,638)   (4,160,638)
                                            -----------   ----------  ------------  --------------  ------------
Balance at December 31, 1997 .............   1,364,006       54,560     8,706,444      (6,450,619)    2,310,385
   Repurchase of fractional shares in
   conjunction with reverse stock split ..          (5)          --            (9)             --            (9)
   Common stock acquired in connection
   with debt extinguishment ..............    (213,750)      (8,550)           --              --        (8,550)
   Net income ............................          --           --            --          80,968        80,968
                                            -----------   ----------  ------------  --------------  ------------
Balance at December 31, 1998 .............   1,150,251    $  46,010   $8,706,435    $  (6,369,651)  $ 2,382,794
                                            ===========   ==========  ============  ==============  ============


                             See accompanying notes

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                                -------------------------------
                                                                                    1998             1997
                                                                                --------------   --------------
OPERATING ACTIVITIES
Net income (loss)                                                                $     80,968     $ (4,160,638)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
     Amortization (and goodill write-off) .............................                    --        1,853,936
     Depreciation .....................................................                 2,885          331,854
     Reserve for bad debts ............................................                    --          (49,500)
     Gain from discontinued operations ................................               (87,626)             --
     Changes in operating assets and liabilities exclusive
       of discontinued operations:
         Accounts receivable ..........................................                    --         (734,280)
         Inventories ..................................................                    --         (655,050)
         Prepaid expenses .............................................                24,685          (17,362)
         Accounts payable .............................................                    --          557,970
         Accrued interest .............................................                    --          195,184
         Accrued liabilities ..........................................                 4,690          466,901
                                                                                --------------   --------------
Net cash provided by (used in) operating activities ...................                25,602       (2,210,985)

INVESTING ACTIVITIES
Sale of short-term investments ........................................                    --        1,671,596
Sale (purchase) of business operations ................................               262,293          (71,749)
Purchase of equipment and office furniture ............................                    --         (303,685)
                                                                                --------------   --------------
Net cash provided by investing activities .............................               262,293        1,296,162

FINANCING ACTIVITIES
(Repurchase of) proceeds from issuance of Common Stock ................                    (9)           8,350
                                                                                --------------   --------------
Net cash (used in) provided by financing activities ...................                    (9)           8,350
                                                                                --------------   --------------

Increase (decrease) in cash ...........................................               287,886         (906,473)
Cash at beginning of year .............................................             1,647,482        2,553,955
                                                                                --------------   --------------
Cash at end of year ...................................................          $  1,935,368     $  1,647,482
                                                                                ==============   ==============

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES
Purchase of a business:
   Issuance of subordinated debt ......................................          $         --     $  1,593,750
   Issuance of stock ..................................................                    --        1,763,437

ZEVEX shares exchanged in extinguishment of subordinated debt .........             2,016,609               --


                                See accompanying notes

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.   NATURE OF OPERATIONS

     NM Holdings, Inc., as a result of the disposition of its nutrition business operations in December 1998 (see Note 4), has no meaningful operations. The Company intends to use its existing cash resources, together with debt or equity financing that may be available, to pursue the potential acquisition of other business opportunities. Prior to the December 1998 disposition, the Company, operating under the name Nutrition Medical, Inc., focused on the development and marketing of a line of branded generic critical care nutrition products for the hospital/nursing home market, as well as private label nutrition products for sale through retail chains.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents are available-for-sale, are carried at cost which approximates market and consist of money market funds.

     INVENTORIES

     Inventories are valued at the lower of cost or market by the first-in, first-out (FIFO) method.

     EQUIPMENT AND OFFICE FURNITURE

     Equipment and office furniture are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from three to seven years.

     INCOME TAXES

     Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     The Company recognizes revenue at the time of shipment of the product. Provisions for estimated returns and allowances are accrued at the time of sale.

     RESEARCH AND DEVELOPMENT COSTS

     All research and development costs are charged to operations as incurred.

     RECLASSIFICATIONS

     Certain 1997 amounts have been reclassified to conform with the 1998 presentation.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, but applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NET INCOME (LOSS) PER SHARE

     Basic earnings per share is based on the weighted average shares outstanding and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share for the Company is the same as basic earnings per share because the effect of options and warrants is anti-dilutive.

3.   REVERSE STOCK SPLIT

     The Board of Directors of the Company authorized a one-for-four reverse stock split effective June 10, 1998. As a result of the reverse split, the par value of the Company's stock increased to $.04 per share, and the total number of authorized and outstanding shares were proportionately reduced. Because cash was paid in lieu of the issuance of fractional shares that resulted from the reverse stock split, the total number of shares of the Company's Common Stock outstanding decreased by five shares. All share, per share and weighted average information have been restated to reflect the reverse stock split.

4.   DISCONTINUED OPERATIONS

     In January 1998, the Company announced its intention to discontinue its private label adult nutrition supplement business. Due to continuing losses sustained by the Company's remaining product lines, the Board of Directors approved a strategy to pursue the sale of the remaining business operations. In a series of transactions, approved by the shareholders in December 1998, the Company sold substantially all of the assets and product know-how associated with its critical care nutrition business operations, including those assets and products acquired from Elan Pharma, Inc. ("Elan") in January 1997. As part of these transactions, Elan also agreed to cancel the subordinated note payable and return the Common Stock issued by the Company as consideration in

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONTINUED)

that acquisition, in exchange for a portion of the proceeds obtained in the 1998 transactions. The following is a summary of the individual transactions involved in the divestiture of the Company's business operations:

     ZEVEX, INC. TRANSACTION

     On July 27, 1998, the Company entered into an agreement with ZEVEX, Inc. (the "ZEVEX Transaction") whereby ZEVEX agreed to acquire and assume certain of the assets and liabilities of the Company which were used in the critical care enteral feeding pump and plastic disposables business. The Company received a total purchase price equal to $500,000 in cash, the Company's actual costs of the related inventory and 115,000 shares of ZEVEX common stock (the "ZEVEX Shares").

     USE OF PROCEEDS

     Certain of the assets sold in the ZEVEX Transaction were acquired from Elan in January 1997 and were pledged as security on a note payable issued by the Company in connection with the assets purchased (see Note
     7). In conjunction with the ZEVEX Transaction, the Company entered into an agreement with Elan whereby the Company transferred to Elan the ZEVEX Shares and $450,000 of cash. In addition, the Company issued a warrant to purchase 50,000 shares of Common Stock of the Company at $3.50 per share. Elan canceled the note payable and accrued interest and returned the 213,750 shares of Common Stock issued by the Company to Elan at the time of the original purchase.

     The Company recognized a gain on the above transactions of $1,163,098.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONTINUED)

     GALAGEN INC. TRANSACTION

     The Company and GalaGen Inc. ("GalaGen") entered into an agreement on September 1, 1998 for the sale of the Company's critical care nutrition formula business. Under the terms of the agreement, GalaGen paid the Company $71,516 and issued 318,800 shares of GalaGen common stock in exchange for the Company's right, title and interest to the acquired critical care formulas, related inventories and certain fixed assets. The Company recognized a gain on this transaction of $355,373.

     AGRILINK FOODS, INC. TRANSACTION

     In March 1998, the Company entered into an agreement with Agrilink Foods, Inc. under which the Company transferred its private label adult nutrition supplement business to Agrilink effective May 1, 1998. As part of the agreement, the Company will be receiving cash for various marketing, inventory and supply related items and royalty payments for two years on the sale of these products. The Company expects the ultimate gain or loss on the disposal of this operation, dependent upon expected future royalty income, to be insignificant given the underlying sales levels at the time of the sale.

     As a result of the above transactions, the Company plans to liquidate the remaining assets, consisting of office and production equipment and will seek to sublet its warehouse/office facility. The Company established a reserve in 1998 of $198,000 to adjust the carrying value of these assets to their estimated net realizable value.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONTINUED)

     The following schedule provides the underlying sales and expense data relating to the discontinued operations of the Company for the periods presented:

                                                                       DECEMBER 31,
                                                              1998                  1997
     Sales                                               $   4,926,765         $   6,317,722
     Cost of goods                                           3,623,618             4,930,028
                                                         -------------         -------------
     Gross profit                                            1,303,147             1,387,694

     Selling, general and administrative                     1,797,717             2,983,161
     Research and development                                   80,397               642,020
     Lawsuit settlement                                        513,816                    --
     Goodwill amortization (and write-off)                          --             1,853,936
     Interest expense, net                                     143,644                69,215
                                                         -------------         -------------
                                                             2,535,574             5,548,332
                                                         -------------         -------------
     Loss from discontinued operations                   $  (1,232,427)        $  (4,160,638)
                                                         =============         =============

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONTINUED)

     The following schedule summarizes the impact of the above described transactions on the Company's assets, liabilities and shareholders' equity:

      Cash received                                                          $    712,293

        Other proceeds:
        Common stock of acquiring companies, at market                          1,037,188
        Funds held in escrow, net                                                  86,514
        Subordinated note payable reduction                                     2,016,609
        Reacquired stock                                                            8,550
                                                                       ------------------
                                                                                3,148,861
      Assets sold:
        Equipment, net                                                            790,398
        Inventory                                                                 446,794
        Other assets                                                                6,846
                                                                       ------------------
                                                                                1,244,038
      Other costs of the transactions:
        Consideration in exchange for subordinated debt reduction:
        Cash                                                                      450,000
        Common stock of acquiring company, at market                              539,063
        Transaction and other settlement expenses                                 110,000
        Reduction to net realizable value of equipment                            158,000
        Accrual for estimated loss for leased facility                             40,000
                                                                        ------------------
                                                                                1,297,063
                                                                        ------------------
                                                                             $  1,320,053
                                                                        ==================

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

4.   DISCONTINUED OPERATIONS (CONTINUED)

     Net liabilities of discontinued operations at December 31, 1998 consist of the following:

     Accounts receivable, net (including amounts held in escrow in
       association with product line sales)                                 $   282,480

     Other current assets                                                        85,406

     Equipment, net                                                              18,475

     Accounts payable, accrued transaction costs, and lease reserves           (445,019)
                                                                       -------------------
                                                                            $   (58,658)
                                                                       ===================

5.   INVENTORIES

     Inventories consist of the following:

                                                 DECEMBER 31,
                                           1998               1997

          Raw materials                 $  292,032        $  292,032
          Work in progress                      --            63,313
          Finished goods                        --         1,259,820
                                        -----------       ----------
                                        $       --        $1,615,165
                                        ===========       ==========

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

6.   EQUIPMENT AND OFFICE FURNITURE

     Equipment and office furniture consist of the following:

                                                                    DECEMBER 31,
                                                              1998                 1997
     Equipment and office furniture:
        Computer equipment                                  $76,269            $  153,855
        Office furniture                                         --               104,443
        Equipment, including pumps at customer sites             --             1,303,268
                                                            -------            ----------
                                                             76,269             1,561,566
     Less accumulated depreciation                           70,167               382,366
                                                            -------            ----------
                                                            $ 6,102            $1,179,200

7.   NOTES PAYABLE

     Notes payable consist of the following:

                                                                          DECEMBER 31,
                                                                       1998          1997
         Subordinated note payable, with a stated interest rate
           of 3% and interest imputed at 12%, due January 2004       $     --      $1,593,750
         Accrued interest at the imputed 12% rate                          --         195,184
                                                                     --------      -----------
                                                                     $     --      $1,788,934
                                                                     ========      ===========

     In January 1997, the Company entered into a subordinated promissory note with Elan as a result of the acquisition of certain assets of Elan. Principal and interest associated with this note were due January 2004. This note was secured by the assets of the Company.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

8.   LEASES

     The Company leases its office and warehouse facility under a five year operating lease. The lease terminates on November 30, 2001, and requires the Company to pay its proportionate share of real estate taxes and operating expenses. The Company intends on subleasing its facility in May 1999 for the remaining portion of the lease. The Company has reserved $40,000 related to the first four months of 1999.

     Future minimum lease commitments under the lease as of December 31, 1998 are as follows:

               1999               $    69,545
               2000                    69,360
               2001                    65,664
                             ------------------
                                  $   204,569
                             ==================

     Total rent expense under the operating lease for the years ended December 31, 1998 and 1997 was $126,900 and $90,383, respectively.

9.   INCOME TAXES

     At December 31, 1998 and 1997, the Company had net operating loss carryforwards for tax purposes of approximately $4,346,000 and $3,601,000, respectively. These net operating loss carryforwards are available to offset future taxable income through 2018 subject to limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

9.   INCOME TAXES (CONTINUED)

     Significant components of deferred tax assets and liabilities are as follows:

                                                                DECEMBER 31,
                                                            1998            1997
         Deferred tax assets:
            Net operating loss carryforwards             $ 2,351,000     $ 1,440,000
            Goodwill write-off                                    --         692,000
            Depreciation                                      80,000          32,000
            Inventory reserve                                     --         258,000
            Accounts receivable allowance                      5,000          13,000
            Accrued professional fees                             --          80,000
            Other accrued expenses                            52,000          22,000
                                                         -----------     -----------
         Net deferred income tax assets                    2,488,000       2,537,000
         Valuation allowance                              (2,488,000)     (2,537,000)
                                                         -----------     -----------
         Net deferred income taxes                       $        --     $        --
                                                         ===========     ===========

10.  STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

     The Company has two stock option plans that include both incentive stock options and non-qualified stock options to be granted (the "Plans") to directors, officers, employees, consultants and others. As of December 31, 1998, the maximum number of shares of common stock reserved under the Plans is 225,000 shares. The Board of Directors establishes the terms and conditions of all stock option grants, subject to the Plans and applicable provisions of the Internal Revenue Code.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

10.  STOCK OPTIONS AND WARRANTS (CONTINUED)

     The following table summarizes activity under the Plans:

                                                                                                    WEIGHTED
                                                                                                    AVERAGE
                                             SHARES             PLAN OPTIONS OUTSTANDING            EXERCISE
                                            AVAILABLE        -------------------------------        PRICE PER
                                            FOR GRANT        INCENTIVE         NON-QUALIFIED         SHARE
                                            ---------        ---------         -------------        ---------
Balance at December 31, 1996                  61,562            65,125             98,313             $  7.88
   Exercised                                      --              (250)            (1,750)               4.16
   Granted                                   (34,750)           29,125              5,625               11.88
   Canceled                                   30,125           (28,875)            (1,250)               9.36
Balance at December 31, 1997                  56,937            65,125            100,938                8.52
   Granted                                  (125,000)               --            125,000                1.18
   Canceled                                   83,875           (64,500)           (19,375)               8.98
Balance at December 31, 1998                  15,812               625            206,563             $  3.80

     The following table summarizes information about the stock options outstanding at December 31, 1998:

                                            OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                             WEIGHTED AVERAGE       WEIGHTED           NUMBER        WEIGHTED
                               NUMBER           REMAINING            AVERAGE            AVERAGE      EXERCISE
 RANGE OF EXERCISE PRICES    OUTSTANDING     CONTRACTUAL LIFE    EXERCISE PRICE       EXERCISABLE      PRICE
 -------------------------- --------------  -------------------  ----------------   -------------- --------------
 $    .62   - $   1.20            125,000             10 years   $          1.18          119,375    $   1.19
     4.00   -     6.00             49,938              2 years              4.70           49,313        4.71
     8.00   -    17.00             32,250              3 years             13.19           32,250       13.19
                            --------------                                          --------------
                                  207,188              7 years   $          3.80          200,938    $   3.80
                            ==============                                          ==============

     Options outstanding under the Plans expire at various dates during the period from March 1999 through December 2008. The number of options exercisable as of December 31, 1998 and 1997 were 200,938 and 104,762, respectively, and are exercisable at a weighted average price of $3.80 and $6.56 per share, respectively. The weighted average fair value of options granted during the years ended December 31, 1998 and 1997 was $.51 and $1.29 per share, respectively.

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

10.  STOCK OPTIONS AND WARRANTS (CONTINUED)

     The Company has elected to following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options.

     Pro forma information regarding net loss and loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998 and 1997: risk-free interest rate of 5.0% and 6.0%, respectively; dividend yield of 0% for both years; volatility factor of the expected market price of the Company's common stock of .61 and .71, respectively; and a weighted average expected life of the option of five years for both years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                                         1998                   1997
                                                                   -----------------       ----------------
      Pro forma net loss                                                   $(10,569)           $(4,248,128)
      Pro forma net loss per common share-- basic and diluted                  (.01)                  (.78)

                                NM HOLDINGS, INC.
                   (FORMERLY KNOWN AS NUTRITION MEDICAL, INC.)

                          NOTES TO FINANCIAL STATEMENTS

10.  STOCK OPTIONS AND WARRANTS (CONTINUED)

     The pro forma effect on net loss of 1998 and 1997 is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

WARRANTS

     In conjunction with various debt and equity financing activities, the Company has granted warrants to acquire up to 131,777 shares of the Company's Common Stock at exercise prices ranging from $3.50 - $16.80 (weighted average exercise price of $7.36). The total includes 50,000 shares issued in December 1998 in conjunction with the debt settlement arrangement with Elan Pharma, Inc. (see Note 4).

11.  LITIGATION SETTLEMENT

     In August 1995, the Company was named as a defendant in a patent infringement lawsuit brought by Novartis, formerly Sandoz Nutrition. The complaint asserted that one of the Company's products, L-Emental-TM- Plus, infringed on two patents held by Novartis and asked for relief in the form of an injunction preventing the Company from selling the product, as well as damages of an unspecified amount.

     On December 15, 1998, the Company entered into a Settlement and Mutual Release with Novartis whereby Novartis agreed to release all claims against the Company, and the Company paid Novartis $450,000 and agreed to discontinue production of its L-Emental-TM- Plus product. The Company recognized a charge to discontinued operations in December 1998 of $513,816 relating to the settlement payment and the write-off of the related product inventory.

12.  SUBSEQUENT EVENT

     In March 1999, the Company announced that they are actively engaged in negotiations with MJK Holdings, Inc. to merge the two companies. The execution of a definitive agreement is subject to the negotiation of terms and due diligence and is also subject to approval by the respective boards of directors and shareholders.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
MJK Holdings, Inc.

We have audited the accompanying consolidated statements of financial condition of MJK Holdings, Inc. as of March 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MJK Holdings, Inc. as of March 31, 1999 and 1998 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ Ernst & Young LLP


May 21, 1999

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Miller, Johnson & Kuehn, Incorporated

We have audited the accompanying statements of income, shareholders' equity and cash flows of Miller, Johnson & Kuehn, Incorporated for the year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miller, Johnson & Kuehn, Incorporated at March 31, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP


May 15, 1997, except for Notes 17, 18 and 19
  as to which the date is April 27, 1999

                               MJK HOLDINGS, INC.

                        STATEMENTS OF FINANCIAL CONDITION

                                                                        MARCH 31, 1999       MARCH 31, 1998
ASSETS
Cash and cash equivalents                                               $   3,200,661       $   3,282,884
Cash and investments segregated under federal and other regulations
   (primarily U.S. government obligations)                                 73,130,503          95,646,109
Receivable from customers                                                 139,910,839         142,021,964
Receivable from brokers and dealers                                        69,616,726           6,183,230
Receivable from clearing organization                                         733,580             802,934
Trading securities owned, at market                                        15,265,814           3,486,824
Secured demand notes receivable, collateralized by securities               9,675,000          10,475,000
Furniture, equipment and leasehold improvements, net                        2,200,912           2,461,436
Other assets                                                                8,618,815           8,255,793
                                                                        -------------       -------------
Total assets                                                            $ 322,352,850       $ 272,616,174
                                                                        =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings                                                   $  33,900,000       $  12,000,000
Payable to customers                                                      203,313,836         194,225,936
Payable to brokers and dealers                                             43,388,593           4,998,591
Payable to clearing broker                                                  9,975,000          31,608,020
Trading securities sold but not yet purchased, at market                      812,212           4,193,405
Notes payable                                                               4,538,114           5,252,521
Liabilities subordinated to claims of general creditors                     9,675,000          10,475,000
Other liabilities                                                           9,738,951           8,504,443
                                                                        -------------       -------------
Total liabilities                                                         315,341,706         271,257,916

Shareholders' equity Common Stock, $.01 par value:
     Authorized shares:  1999-50,000,000; 1998-50,000,000
     Issued and outstanding shares: 1999-4,255,971; 1998-4,255,971             42,560              42,560
   Preferred Stock
     Authorized shares:  1999-5,000,000; 1998-5,000,000
     Issued and outstanding shares:  1999-558,000; 1998-0                   4,380,300                  --
   Paid-in capital                                                          2,539,966           2,539,966
   Retained earnings                                                           48,318          (1,224,268)
                                                                         ------------        ------------
Total shareholders' equity                                                  7,011,144           1,358,258
                                                                         ------------        ------------
Total liabilities and shareholders' equity                               $322,352,850        $272,616,174
                                                                         ============        ============


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                              STATEMENTS OF INCOME

                                                                         YEAR ENDED MARCH 31
                                                             1999                 1998                 1997
Revenues:
   Trading profits                                       $  15,063,093        $  10,634,085         $  9,855,461
   Interest                                                 15,410,255           13,506,682            9,149,917
   Commissions                                               9,888,209            9,039,869            3,930,256
   Investment banking                                        8,388,876            9,656,221            7,716,272
   Clearing fees                                             3,105,376            1,902,345              785,213
   Other income                                              3,734,514            2,353,385            1,170,199
                                                         -------------        -------------         ------------
Total revenues                                              55,590,323           47,092,587           32,607,318

Expenses
   Employee compensation and benefits                       26,986,849           25,950,355           17,736,553
   Clearing fees                                             2,890,129            1,474,517              749,812
   Occupancy and equipment                                   3,285,121            3,380,638            1,964,819
   Communications                                            5,251,422            3,937,930            2,298,041
   Interest                                                 11,805,926           11,027,386            7,427,375
   Other expense                                             3,113,290            3,145,029            2,206,915
                                                         -------------        -------------         ------------
Total expenses                                              53,332,737           48,915,855           32,383,515

Income (loss) before income taxes                            2,257,586           (1,823,268)             223,803
Income tax expense (benefit)                                   985,000             (599,000)              33,700
                                                         -------------        -------------         ------------
Net income (loss)                                         $  1,272,586        $  (1,224,268)          $  190,103
                                                         =============        =============         ============
Basic and dilutive earnings per share                     $        .30        $        (.29)          $      .05

Weighted average common shares outstanding                   4,255,971            4,255,971            4,195,795


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                         PREFERRED       COMMON        PAID-IN        RETAINED
                                           STOCK          STOCK        CAPITAL        EARNINGS         TOTAL
 Balance at March 31, 1996             $          --      $  42,560  $  1,226,981   $  1,122,883   $  2,392,424
    Issuance of common stock                      --          2,092       130,948             --        133,040
    Redemption of common stock                    --         (2,092)      (60,663)       (70,286)      (133,041)
    Net income                                    --             --            --        190,103        190,103
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1997                        --         42,560     1,297,266       1,242,700     2,582,526
    Exchange of Miller, Johnson &
      Kuehn, Inc. common stock
      for MJK Holdings, Inc.                      --                    1,242,700      (1,242,700)           --
      common stock
    Net loss                                      --             --            --      (1,224,268)   (1,224,268)
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1998                        --         42,560     2,539,966      (1,224,268)    1,358,258
    Issuance of preferred stock            4,380,300             --            --              --     4,380,300
    Net income                                    --             --            --       1,272,586     1,272,586
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1999             $  4,380,300       $  42,560  $  2,539,966   $      48,318  $  7,011,144
                                       ============== ============== =============  ============== ==============


 SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   1999              1998             1997
 OPERATING ACTIVITIES
 Net income (loss)                                              $  1,272,586     $  (1,224,268)      $  190,103
 Adjustments to reconcile net income (loss) to net cash
     (used in)/provided by operating activities:
      Depreciation and amortization                                1,013,913           919,191          418,315
      Changes in operating assets and liabilities:
        Cash and securities segregated under
          federal and other regulations                           22,515,606       (60,772,242)      (5,473,867)
        Customer receivables and payables                         11,199,025        35,621,774        7,019,666
        Broker and dealer receivables and payables               (25,043,494)        (190, 464)     (19,134,560)
        Clearing organization receivables and payables           (21,563,666)          236,274       28,653,274
        Trading securities and securities sold but
          not yet purchased                                      (15,160,183)        9,724,080        4,909,592
        Other assets and liabilities                                 763,238         5,103,662       (1,083,739)
                                                              ---------------   ---------------  ---------------
 Net cash (used in)/provided by operating activities             (25,002,975)      (10,581,993)      15,498,784

 INVESTING ACTIVITIES
 Acquisition of certain assets and assumption of certain                  --        15,400,448
    liabilities of Private Brokers Clearing Corporation                                                      --
 Acquisition of certain assets and assumption                             --
    of certain liabilities of Juran & Moody, Inc.                                           --       (9,629,020)
 Increase in goodwill due to completion of                                --
    acquisition of certain assets and assumption of
    certain liabilities of Juran & Moody, Inc.                                        (481,903)              --
 Net purchases of furniture, equipment and
    leasehold improvements                                          (645,141)       (1,356,883)        (906,585)
                                                              ---------------   ---------------  ---------------
 Net cash (used in)/provided by investing activities                (645,141)       13,561,662      (10,535,605)

 FINANCING ACTIVITIES
 Increase (decrease) in short-term borrowings                     21,900,000        (5,000,000)      (4,900,000)
 Issuance of notes payable                                                --         5,100,000        1,214,382
 Payments on notes payable                                          (714,407)         (969,037)        (200,824)
 Issuance of preferred stock                                       4,380,800                --               --
 Issuance of common stock                                                 --                --          133,040
 Redemption of common stock                                               --                --         (133,041)
                                                              ---------------   ---------------  ---------------
 Net cash provided by/(used in) financing activities              25,565,893          (869,037)      (3,886,443)
                                                              ---------------   ---------------  ---------------
 Net (decrease) increase in cash and cash equivalents                (82,223)        2,100,632        1,076,736
 Cash and cash equivalents at beginning of year                    3,282,884         1,172,252           95,516
                                                              ---------------   ---------------  ---------------
 Cash and cash equivalents at end of year                       $  3,200,661      $  3,282,884     $  1,172,252
                                                              ===============   ===============  ===============
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid (received) during  the year for:
    Interest                                                    $ 11,297,207      $ 11,188,091     $  7,458,652
                                                              ===============   ===============  ===============
    Income taxes (refunds)                                      $   (373,407)     $     38,800     $    374,532
                                                              ===============   ===============  ===============


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     MJK Holdings, Inc. (MJKH) is the holding company of Miller, Johnson, & Kuehn, Incorporated (MJKI), MJKH's primary subsidiary, and two other wholly-owned subsidiaries whose activities are not significant to MJKH's financial information on a consolidated basis. MJKI is a securities broker-dealer headquartered in Minneapolis, Minnesota with branch offices in Saint Paul, Minnesota; Scottsdale, Arizona; LaJolla, California; Clearwater, Florida; Chicago, Illinois; and Dallas and Houston, Texas. MJKI is a member of the National Association of Securities Dealers, Inc. (NASD), the Securities Investor Protection Corporation (SIPC) and the Chicago Stock Exchange. MJKI's primary business involves a combination of retail, principal and agency transactions along with corporate and public financing originations. In addition, MJKI provides a broad range of securities transaction processing services to other broker-dealers. MJKH and MJKI are hereinafter collectively referred to as the "Company."

     BASIS OF PRESENTATION

     The consolidated financial statements as of and for the years ended March 31, 1999 and 1998 include the accounts of the MJKH and its subsidiaries. All subsidiaries are wholly owned, and all intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements as of and for the year-ended March 31, 1998 are presented as if the June 9, 1997 exchange of MJKH shares for all of the outstanding shares of MJKI occurred on April 1, 1997. MJKH had no operations from April 1, 1997 to June 9, 1997. MJKI accounts represent substantially all of the consolidated financial statements as of and for the years ended March 31, 1999 and 1998.

     The financial statements for the year ended March 31, 1997 represent only the accounts of MJKI and are provided for comparative purposes. Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform to the 1999 presentation.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     REVENUE RECOGNITION AND SECURITIES TRANSACTIONS

     Purchases and sales of securities are recorded on a settlement date basis, which is generally the third business day following the transaction date. The impact of unsettled transactions on trading securities owned, trading securities sold but not yet purchased, and income, net of related expenses, is not material.

     VALUATION OF FINANCIAL INSTRUMENTS

     Trading securities owned and trading securities sold but not yet purchased are carried at fair value. The fair values of the financial instruments are generally based on listed market prices. If listed market prices are not available, fair value is based on other relevant factors, including dealer price quotations.

                               MJK HOLDINGS, INC.

     FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture and equipment are depreciated using an accelerated method over estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the economic useful life of the improvements or the life of the lease.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments, including reverse repurchase agreements, with a maturity of three months or less when purchased to be cash equivalents.

     Cash and cash equivalents of $73,130,503 and $95,646,109 were segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission at March 31, 1999 and 1998, respectively. The cash and cash equivalents segregated in special reserve bank accounts included $8,730,200 and $4,000,000 of reverse repurchase agreements at March 31, 1999 and 1998, respectively.

     INCOME TAXES

     Deferred income taxes are recorded to reflect the tax consequences of differences between the tax and financial reporting bases of assets and liabilities. Recorded amounts relate primarily to net operating loss and tax credit carryforwards.

     EARNINGS PER SHARE

     Basic earnings per share is based upon the weighted average number of common shares outstanding during the reporting period. Dilutive earnings per share take into account the dilutive effect, if any, of potential dilutive securities outstanding during the period.

2.   ACCOUNTING CHANGES

     SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, is effective for financial statements for periods beginning after December 15, 1997. This Statement requires financial and descriptive information about an entity's operating segments to be included in the annual financial statements.

     SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, is effective for financial statements for periods beginning after June 15, 1999. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivative instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The adoption of SFAS No. 133 is not expected to have a material impact on the Company.

3.   BUSINESS COMBINATIONS AND INVESTING ACTIVITIES

     On March 25, 1999, the Company entered into an Agreement and Plan of Reorganization with NM Holdings, Inc. The merger transaction will be accounted for as a business combination utilizing the reverse acquisition method with the Company being the accounting acquirer. As such, the merger will be treated as an acquisition using the

                               MJK HOLDINGS, INC.

purchase method of accounting with no change in the recorded amount of the Company's assets and liabilities. The assets and liabilities of NM Holdings, Inc. that are acquired as a result of the merger will be recorded at their fair market values.

     In December 1997, the Company entered into clearing agreements with 16 former correspondents of Private Brokers Clearing Corporation (PBCC). At the same time, pursuant to an asset purchase agreement, the Company purchased certain assets of PBCC and PBCC transferred approximately $15,400,000 of net correspondents' deposits and correspondents' customer balances. In connection with these transactions, the Company assumed no other liabilities of PBCC.

     In January 1997, the Company acquired certain assets and assumed certain liabilities of Juran and Moody, Inc. (a regional broker-dealer and NASD member firm registered under state and federal securities laws) in exchange for approximately $9,629,000 in cash. The excess cost over fair value of the net assets acquired (goodwill) arising from this transaction is being amortized on a straight line basis over a 15-year period.

4.   BROKER, DEALER, AND CLEARING ORGANIZATION RECEIVABLES AND PAYABLES

     Broker, dealer, and clearing organization receivables and payables at March 31 consisted of the following:

                                                                 1999                   1998
             Receivable from brokers and dealers           $18,333,276            $ 1,831,030
             Receivable from clearing organization             733,580                802,934
             Securities borrowed                            51,283,450              4,352,200
                                                           -----------            -----------
             Total receivables                             $70,350,306            $ 6,986,164
                                                           ===========            ===========
             Payable to brokers and dealers                $ 5,440,078            $ 2,871,258
             Payable to clearing broker                      9,975,000             31,608,020
             Payable to introducing brokers                  2,398,315              1,941,933
             Securities loaned                              35,550,200                185,400
                                                           -----------            -----------
             Total payables                                $53,363,593            $36,606,611
                                                           ===========            ===========

     Broker, dealer, and clearing organization receivables and payables arise from securities transactions executed for customers or the Company. The receivables are generally collected within 30 days and are collateralized by securities in physical possession, on deposit or receivable from customers or other brokers and dealers.

     Broker and dealer payables represent amounts due upon the receipt of securities. Should the broker, dealer, or clearing organization fail to deliver the securities to the Company, the Company may be required to purchase identical securities on the open market. The market value of such securities at March 31, 1999 and 1998 approximates the amounts owed.

     Securities borrowed and securities loaned are stated in the statement of financial condition at the amounts of collateral advanced and received in connection with the transactions. The Company measures the fair value of the securities borrowed and loaned against the cash collateral on a daily basis. Additional collateral is obtained as necessary to ensure such transactions are adequately collateralized.

                               MJK HOLDINGS, INC.

5.   CUSTOMER RECEIVABLES, PAYABLES AND SECURITIES

     Receivables from and payables to customers arise from cash and margin transactions executed by the Company on behalf of its customers. Receivables are generally collateralized by securities with market values in excess of the amounts due. It is the policy of the Company to monitor the market value of the collateral and request additional collateral when required. Such collateral is not reflected in the accompanying financial statements.

     The Company is required to maintain possession or control, as defined, of all fully paid securities and excess margin securities of customers. To the extent such control cannot be obtained from various counter parties, the Company may have to purchase or sell securities at prevailing market rates to obtain such possession or control.

     The Company pays interest on customers' free credit balances based on prevailing market rates.

6.   REVERSE REPURCHASE AGREEMENTS

     Securities purchased under agreements to resell (reverse repurchase agreements) are recorded at the contract amount at which the securities will be subsequently resold plus accrued interest. These financial instruments are collateralized by U.S. government securities. It is the Company's policy to take possession of securities purchased under agreements to resell.

     The Company's agreements with third parties specify its rights to request additional collateral if the fair value of the underlying security, including accrued interest, decreases in comparison to the related receivable.

7.   TRADING SECURITIES

     Trading securities owned and trading securities sold but not yet purchased at March 31 consisted of the following:

                                                         1999                 1998
         Owned:
            Corporate equities                     $  6,318,760          $ 1,843,086
            State and municipal obligations           2,952,975            1,301,263
            U.S. Government obligations               5,989,367              342,475
            Corporate obligations                         4,712                   --
                                                   ------------          -----------
                                                   $ 15,265,814          $ 3,486,824
                                                   ============          ===========
         Sold but not yet purchased:
            Corporate equities                     $     40,236          $   121,409
            State and municipal obligations             147,996              454,344
            U.S. Government obligations                 246,495            3,617,652
            Corporate obligations                       377,485                   --
                                                   ------------          -----------
                                                   $    812,212          $ 4,193,405
                                                   ============          ===========

     The Company's trading securities sold but not yet purchased represent obligations of the Company to deliver a specified security at the contracted price and thereby create a liability to purchase the security in the market at

                               MJK HOLDINGS, INC.

prevailing prices. Accordingly, these transactions result in off-balance-sheet market risk as the Company's ultimate obligation to satisfy the sale of securities sold but not yet purchased may exceed the amount recorded in the statements of financial condition at March 31, 1999 and 1998.

8.   FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements at March 31 consisted of the following:

                                                                  1999                 1998
         Furniture and equipment                               $4,216,512           $3,669,044
         Leasehold improvements                                   631,677              534,004
                                                               ----------           ----------
                                                                4,848,189            4,203,048
         Less accumulated depreciation and amortization         2,647,277            1,741,612
                                                               ----------           ----------
                                                               $2,200,912           $2,461,436
                                                               ==========           ==========

9.   FINANCING ARRANGEMENTS

     The Company had discretionary lines of credit totaling $60,000,000 at March 31, 1999 and 1998 which are secured by firm-owned securities, customer securities collateralizing liabilities subordinated to claims of general creditors and unpaid customer securities. These lines are payable on demand. Borrowings on the lines bear interest at various rates over the bank's cost of funds; such rates generally vary daily. The weighted average interest rates on the lines were 6.48% and 7.55% as of March 31, 1999 and 1998, respectively. As of March 31, 1999 and 1998, there were $26,100,000 and $48,000,000 available under these lines of credit, respectively. The March 31, 1999 outstanding balances totaling $33,900,000 were collateralized by approximately $10,800,000 of firm-owned securities, $9,000,000 of customer securities collateralizing liabilities subordinated to claims of general creditors and $14,100,000 of unpaid customer securities. The March 31, 1998 outstanding balances totaling $12,000,000 were collateralized by approximately $3,500,000 of firm-owned securities and $10,475,000 of customer securities collateralizing liabilities subordinated to claims of general creditors. The lines of credit require the Company to comply with certain financial debt covenants. A compensating balance arrangement totaling $575,000 exists with respect to one of the Company's discretionary lines of credit.

     At March 31, 1999, the Company had a note payable of $3,600,000 which was secured by the Company's ownership interest in MJKI. The note bears an interest rate of the bank's reference rate unless the Company's investment account balance at the bank is less than the principal balance of the note. If the Company's investment account at the bank is less than the principal balance of the note, the note bears an interest rate of the bank's reference rate plus one-half of one percent. The interest rate on the note at March 31, 1999 was 7.75%. The note matures in installments through July 31, 1999.

     The Company also has various notes payable at March 31, 1999 and 1998 of $938,114 and $1,252,521, respectively, which were secured by all furniture and equipment. Borrowings bear interest at either a fixed rate or various rates over the bank's cost of funds; such rates generally vary daily. The interest rates ranged from 7.00% to 8.75% as of March 31, 1999 and 7.00% to 9.50% as of March 31, 1998. The notes mature at various dates through October 10, 2002.

                               MJK HOLDINGS, INC.

     The Company's notes payable at March 31, 1999 mature as follows:

                                 Year ending March 31:
                                      2000                        $    919,773
                                      2001                           3,226,959
                                      2002                             243,366
                                      2003                             148,016
                                                                  ------------
                                                                  $  4,538,114
                                                                  ============

10.  LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

     Liabilities subordinated to claims of general creditors at March 31, 1999 represent 36 secured demand notes receivable which are collateralized by securities with market values in excess of their respective face amounts. The notes bear interest at rates from 5.00% to 6.25% and mature as follows:

                                 Year ending March 31:
                                          2000                   $2,850,000
                                          2001                    6,075,000
                                          2002                      750,000
                                                                 ----------
                                                                 $9,675,000
                                                                 ==========

11.  STOCKHOLDERS' EQUITY

     COMMON STOCK

     The Company has authorization to issue up to 50,000,000 shares of common stock. On June 9, 1997, MJKH exchanged 4,255,971 shares of common stock for all of the issued and outstanding shares of common stock of MJKI. As a result, the Company became the sole shareholder of MJKI.

     During fiscal 1997, MJKI redeemed 209,182 shares of common stock from a shareholder and later reissued these shares to the remaining common stock shareholders on a pro rata basis.

     PREFERRED STOCK

     The Company has authorization to issue up to 5,000,000 shares of preferred stock. In March 1999, the Company issued 558,000 shares of Series I Non-Voting Convertible Preferred Stock at $7.85 per share. The Series I Non-Voting Convertible Preferred Stock has no dividend rights and is convertible to common stock if the Company consolidates or merges with another company. The Company's Board of Directors may issue one or more series of preferred stock and fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, and redemption rights and terms of the preferred stock.

12.  NET CAPITAL REQUIREMENTS AND DIVIDEND RESTRICTIONS

     The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1) which requires the maintenance of minimum net capital. The Company has elected to use the alternative method

                               MJK HOLDINGS, INC.

permitted by Rule 15c3-1 which requires that the Company maintain minimum net capital equal to the greater of $250,000 or 2% of aggregate debit balances arising from customer transactions, as defined. At March 31, 1999, the Company's net capital of $11,201,974 was 7% of aggregate debit balances and $7,996,849 in excess of required net capital. The net capital rule also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5% of aggregate debits.

     Under the provisions of financing arrangements entered into during fiscal 1998, the Company may not declare or pay dividends on any of its outstanding capital stock.

13.  EMPLOYEE BENEFIT PLANS

     The Company has a qualified profit-sharing plan and a 401(k) plan, which cover all employees with six months of continuous employment who are at least 21 years old. Employees may contribute up to 10% of their compensation to the 401(k) plan. Employer contributions are made to the profit-sharing plan at the discretion of the Company's Board of Directors. The Company contributed $100,000 to the profit-sharing plan in fiscal 1999. There were no contributions to the profit-sharing plan in fiscal years 1998 or 1997.

14.  COMMITMENTS AND CONTINGENCIES

     The Company is obligated for the rental of office space, automobiles and equipment under noncancellable operating leases which expire at various dates from 1999 to 2005. The office lease includes escalation clauses for increases in taxes and operating expenses of the leased premises. Minimum annual rental payments under noncancellable leases in effect at March 31, 1999 are as follows:

                   Year ending March 31:
                         2000                                       $1,815,000
                         2001                                        1,752,000
                         2002                                        1,690,000
                         2003                                        1,503,000
                         2004                                          378,000
                         Thereafter                                    307,000
                                                                    ----------
                         Total minimum future rental payments       $7,445,000
                                                                    ==========

     Rent expense charged to operations under operating leases, including taxes and operating expenses of the leased premises, was approximately $1,648,000, $1,583,000 and $983,000 for the years ended March 31, 1999, 1998 and 1997, respectively.

     The Company is involved in various litigation and arbitration matters arising in the normal course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the financial position of the Company. During 1998, the Company expended approximately $150,000 to satisfy arbitration decisions and other amounts in defense of certain matters of litigation. No amounts were expended in 1999 or 1997. The Company aggressively defends these matters to reduce the expected amount of related legal fees in future periods.

                               MJK HOLDINGS, INC.

15.  RELATED PARTY TRANSACTIONS

     Liabilities subordinated to claims of general creditors included two secured demand notes as of March 31, 1999 and 1998 entered into by shareholders of the Company. The notes totaled $600,000 and mature at various dates through 2001 and 1999 for 1999 and 1998, respectively. The notes are considered equity for the purpose of the net capital computation debt to debt/equity total computed in accordance with Rule 15c3-1(d).

     The Company also had $1,484,119 and $1,438,544 of notes receivable from employees which are included in other assets as of March 31, 1999 and 1998, respectively. The amounts consist of 33 and 24 notes which bear various interest rates and mature at various dates through 2003 at March 31, 1999 and 1998, respectively.

16.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of March 31 are as follows:

                                                                    1999           1998
         Deferred tax assets:
              Amortization of leasehold improvements            $    70,133    $    41,756
              Amortization of notes receivable                       41,244         30,600
              Deferred rent                                          17,114         17,114
              Accrued bonuses                                        11,400             --
              Other                                                      --          3,808
                                                                -----------    -----------
                                                                    139,891         93,278

              Alternative minimum tax credit carry forwards              --         12,499
              Net operating loss carry forwards                     172,812        481,293
                                                                -----------    -----------
                                                                    172,812        493,792
                                                                -----------    -----------
              Total deferred tax assets                             312,703        587,070
              Valuation allowance                                   (29,838)      (125,154)
                                                                -----------    -----------
              Net deferred tax assets                           $   282,865    $   461,916
                                                                ===========    ===========

     The income tax expense (benefit) for the years ended March 31 included the following:

                                                        1999              1998           1997
         Federal                                     $ 705,995        $ (344,710)      $  5,613
         State                                          99,954             5,000         25,513
         Deferred                                      179,051          (259,290)         2,574
                                                     ---------       -----------       --------
                                                     $ 985,000        $ (599,000)      $ 33,700
                                                     =========       ===========       ========

                               MJK HOLDINGS, INC.

     Reconciliations of the provisions for income taxes and the amounts that would be computed using statutory federal income tax rates for the years ended March 31 are as follows:

                                                                     1999             1998             1997
Tax at statutory rate                                           $  769,733       $ (620,359)      $  76,093
Tax-exempt interest, net of related expenses                        22,794          (30,828)        (64,211)
State taxes, net of federal tax benefit                            128,683          (63,988)         16,839
Non-deductible life insurance                                       52,872           40,623          28,539
Non-deductible meals and entertainment                              29,685           31,312          21,781
Change in valuation allowance                                      (95,316)              --         (47,658)
Other                                                               76,549           44,240           2,317
                                                                ----------       ----------       ---------
                                                                $  985,000       $ (599,000)      $  33,700
                                                                ==========       ==========       =========

     At March 31, 1999, the Company has a net operating loss (NOL) carryforward of approximately $432,000 for income tax purposes that expires in 2004. The utilization of a portion of the NOL carryforward is restricted under the provisions of Section 382 of the Internal Revenue Code.

17.  EARNINGS PER SHARE

     The components of earnings per share at March 31 were:

                                                                      1999            1998            1997
Net income                                                       $  1,272,586     $ (1,224,268)  $    190,103
Weighted average shares outstanding                                 4,255,971        4,255,971      4,195,795
                                                                 ------------     ------------   ------------
Basic earnings per share                                         $        .30     $       (.29)  $        .05
                                                                 ============     ============   ============

Net income                                                       $  1,272,586     $ (1,224,268)  $    190,103

Weighted average shares outstanding                                 4,255,971        4,255,971      4,195,795
Effect of dilutive securities:  Convertible preferred stock             1,529               --             --
                                                                 ------------     ------------   ------------
                                                                    4,257,500        4,255,971      4,195,795
                                                                 ------------     ------------   ------------
Diluted earnings per share                                       $        .30     $       (.29)  $        .05
                                                                 ============     ============   ============

18.  SEGMENTS

     The Company's reportable segments are as follows: clearing services, retail sales, investment banking, and other. The clearing services segment consists of clearing services provided on a fully-disclosed basis to approximately 30 other broker-dealers. The retail segment consists of various retail branch locations which conduct security transactions for individual and institutional investors. The investment banking segment consists of the management, co-management, and participation by the Company in the underwriting of corporate equity and debt securities. Other consists of general corporate, administrative support functions, and net gains or losses on the investment account.

     Segment results are derived from the Company's branch location profitability reporting system. Intersegment transactions are measured on the same basis as if the transactions occurred with external customers. In reviewing the segment operating results, the Company's operating decision makers do not distinguish between intersegment

                               MJK HOLDINGS, INC.

transactions and external customer transactions. Intersegment revenue is eliminated to reconcile total segment revenue to consolidated revenue. Income tax expense or benefit is not allocated to the Company's operating segments. The Company does not provide balance sheet data for segment reporting as this data is not measured for its operating segments.

     Information concerning operations in these segments of business is as follows:

                                                                      YEAR ENDED MARCH 31
                                                            1999               1998              1997
                                                      ------------------  ----------------   --------------
                                                                          (IN THOUSANDS)
             Revenue:
                 Clearing Services                    $          21,692   $        17,141    $       9,722
                 Retail Sales                                    30,672            28,009           19,787
                 Investment Banking                               4,338             2,174            2,340
                 Other                                            1,301               941              865
                                                      ------------------  ----------------   --------------
                                                      $          58,003   $        48,265    $      32,714
                                                      ==================  ================   ==============
             Pretax income (loss):
                 Clearing Services                    $           2,051   $         1,080    $         340
                 Retail Sales                                      (272)           (3,065)            (375)
                 Investment Banking                                 485               162              233
                 Other                                               (6)               --               26
                                                      ------------------  ----------------   --------------
                                                      $           2,258   $        (1,823)   $         224
                                                      ==================  ================   ==============

     Reconciliation of segment revenue to consolidated revenue:

                                                                      YEAR ENDED MARCH 31
                                                            1999               1998              1997
                                                      ------------------  ----------------   --------------
                                                                         (IN THOUSANDS)
             Segment revenue                          $          58,003    $       48,265     $     32,714
             Intersegment eliminations                           (2,413)           (1,172)            (107)
                                                      ------------------  ----------------   --------------
             Consolidated revenue                     $          55,590    $       47,093     $     32,607
                                                      ==================  ================   ==============

                               MJK HOLDINGS, INC.

19.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected unaudited data reflecting the Company's results of operations for each of the last eight quarters are shown in the following table. The information for each of these quarters includes all normal and recurring adjustments and accruals which the Company considers necessary for a fair presentation. These operating results, however, are not necessarily indicative of results for any future period.

                                                                THREE MONTHS ENDED
                                      JUNE 30           SEPTEMBER 30          DECEMBER 31           MARCH 31
Fiscal Year 1999
Revenues                          $  13,662,387       $  13,832,950         $  13,989,816        $  14,105,170
Net income (loss)                       392,315             442,310               499,768              (61,807)
Basic income (loss) per share     $         .09       $         .10         $         .12        $        (.01)

Fiscal Year 1998
Revenues                          $  10,776,229       $  10,915,452         $  11,664,330        $  13,736,576
Net loss                                (41,512)            (95,383)             (525,719)            (561,654)
Basic loss per share              $        (.01)      $        (.02)        $        (.13)       $        (.13)

20.  YEAR 2000 (UNAUDITED)

     Similar to other financial and business organizations and individuals around the world, the Company could be affected if the computer systems used by it and its service providers do not properly process and calculate date-related information relating to the year 2000. The Company is taking steps that it believes are reasonably designed to address year 2000 compliance with respect to the computer systems that it uses and to obtain satisfactory assurances that comparable steps are being taken by each of its major service providers. At this time, however, there can be no assurance that these steps will be sufficient to avoid any impact on the Company.

                                                                      EXHIBIT A

                        AMENDMENT NO. 1 TO AGREEMENT AND
                       PLAN OF REORGANIZATION AND CONSENT

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION AND CONSENT (the "Amendment") is entered into as of May 7, 1999 by MJK Holdings, Inc. ("MJK"), NM Holdings, Inc. ("NM"), and NM Merger Co. ("NM Merger").

     WHEREAS, MJK, NM and NM Merger entered into an Agreement and Plan of Reorganization dated March 25, 1999 ("Agreement"); and

     WHEREAS, MJK sold more shares of Series I Preferred Stock than originally anticipated and may issue options to purchase shares of common stock and the undersigned desire to amend the exchange ratio contained in
Section 2.2(a) of the Agreement (the "Exchange Ratio") to account for the additional sales of preferred stock by MJK, to provide for certain adjustments to the Exchange Ratio in certain circumstances, and to memorialize NM's and NM Merger's consent to the granting of certain options by MJK;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1. The undersigned agree and acknowledge that Section 2.2(a) of the Agreement shall be amended to stated that the Exchange Ratio shall be 3.72382.

     2. Sections 6.14, 7.1(h) and the first sentence of Section 7.3(e) of the agreement are hereby deleted and of no further legal effect. Any other references to the term "Registration Rights Agreement" set forth in the Agreement shall be deleted to be of no legal effect.

     3. The undersigned acknowledge, agree and consent to MJK's grant of options to purchase 6,723 shares of its common stock which shall upon completion of the transactions contemplated by the Agreement convert into an option to purchase 25,000 shares of NM common stock.

     3. The undersigned acknowledge, agree and consent to the granting of up to 21,000 additional options to purchase shares of MJK common stock; provided, however, that granting of additional options by MJK shall require a downward adjustment of the Exchange Ratio to account for the additional shares that could be issued upon exercise of said additional options, and that such additional options, upon the consummation of the merger (as defined in the Agreement) shall not, in any manner, dilute the aggregate ownership interest of NM's current shareholders in NM.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

MJK HOLDINGS, INC.                      NM HOLDINGS, INC.


By  /s/ David B. Johnson                By  /s/ George E. Kline
   ----------------------------------      -------------------------------------

   ----------------------------------      -------------------------------------
   Senior Vice President                   President and Chief Executive Officer

                                        NM MERGER CO.


                                        By   /s/ George E. Kline
                                           -------------------------------------

                                           -------------------------------------
                                           President and Chief Executive Officer

                         AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF MARCH 25, 1999


                                  BY AND BETWEEN



                                 MJK HOLDINGS, INC.,
                                  NM HOLDINGS, INC.
                                        AND
                                    NM MERGER CO.

                       AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION dated March 25, 1999, by and between MJK HOLDINGS, INC., a Minnesota corporation ("MJK"), NM HOLDINGS, INC., a Minnesota corporation ("NM"), and NM MERGER CO., a Minnesota corporation and a wholly-owned subsidiary of NM ("Merger Sub").

                                   WITNESSETH:

     WHEREAS, the Boards of Directors of MJK and NM have determined that it is in the best interests of MJK and NM and their respective shareholders to consummate the merger (the "Merger") of Merger Sub, a newly-formed subsidiary of NM, with and into MJK with MJK as the surviving corporation;

     WHEREAS, MJK and NM desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, as a condition to the Merger, MJK requires that NM amend and restate its Second Restated Articles of Incorporation, as amended, to change the name of NM and to authorize additional shares of Common Stock.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                     ARTICLE 1

                      DEFINITIONS AND PRELIMINARY TRANSACTIONS

     1.1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     AFFILIATE: as defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

     ARTICLES OF MERGER: the Articles of Merger in substantially the form of EXHIBIT A hereto.

     CODE: the Internal Revenue Code of 1986, as amended, or any successor legislation.

     EFFECTIVE DATE:  as defined in Section 2.1(e).

     EFFECTIVE TIME:  as defined in Section 2.1(e).

     EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

     EXCHANGE RATIO:  as defined in Section 2.2(a).

     GAAP:  generally accepted accounting principles.

     IRS:  the Internal Revenue Service.

     LIABILITIES: any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     MATERIAL ADVERSE EFFECT: with respect to an entity means any condition, event, change or occurrence, individually or collectively, that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

     MBCA:  Minnesota Business Corporation Act, as amended.

     MERGER:  as defined in the preambles of this Agreement.

     MJK SUBSIDIARY:  as defined in Section 3.5.

     NEW ARTICLES: the third amended and restated articles of incorporation of NM in substantially the form of EXHIBIT B hereto which will be effective on or before the Effective Date.

     NM 10-K REPORTS:  as defined in Section 4.4.

     NM 10-Q REPORTS:  as defined in Section 4.4.

     NM BOARD: the Board of Directors of NM immediately prior to the Effective Date.

     NM COMMON STOCK: the Common Stock, par value $.04 per share, of NM, prior to the Effective Date.

     PROXY STATEMENT:  as defined in Section 6.4.

     REGISTRATION RIGHTS AGREEMENT: means the agreement between the Surviving Corporation and certain shareholders of MJK attached as EXHIBIT C hereto.

     REQUISITE MJK SHAREHOLDER VOTE:  as defined in Section 3.2.

     REQUISITE NM SHAREHOLDER VOTE:  as defined in Section 4.2.

     SEC:  the Securities and Exchange Commission.

     SERIES I CONVERTIBLE PREFERRED STOCK: Series I preferred stock of MJK Holdings, Inc. par value $7.85 per share.

     SECURITIES ACT:  the Securities Act of 1933, as amended.

     SUBSIDIARY: with respect to any entity shall mean each corporation in which such entity owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

     SURVIVING CORPORATION:  as defined in Article 2.

     SURVIVING CORPORATION COMMON STOCK: the common stock, par value $.01 per share, of the Surviving Corporation.

     TAX OR TAXES: any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

                               ARTICLE 2

                                MERGER

     Subject to the satisfaction or waiver of the conditions set forth in
Article 7, at the Effective Time, (i) Merger Sub will merge with and into MJK, (ii) MJK will become a wholly-owned subsidiary of NM, (iii) NM will file with the Minnesota Secretary of State the New Articles; and (iv) NM will change its name to a name acceptable to MJK. MJK, as a wholly-owned subsidiary of NM after giving effect to the Merger, shall be defined herein as the "Surviving Corporation." The Merger will be effected pursuant to the Articles of Merger and pursuant to the provisions of, and with the effect provided in Section 302A.641 of the MBCA.

     2.1.   EFFECT OF MERGER.

     (a) From and after the Effective Time and until further amended in accordance with law, (i) the Articles of Incorporation of MJK as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and (ii) the Bylaws of MJK as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be the persons who were directors of MJK immediately prior to the Effective Time and the officers of MJK immediately prior to the Effective Time. These directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

     The initial Board of Directors of NM immediately after the Effective Time will consist of seven (7) members of which six (6) directors will be designated by MJK's Board of Directors immediately prior to the Effective Time and one (1) will be designated by NM's Board of Directors immediately prior to the Effective Time. Immediately after the Effective Time, the Board of Directors of NM will elect the officers of MJK immediately prior to the Effective Time as the officers of NM. The initial directors and officers of NM shall hold office for the term specified in, and subject to the provisions contained in, the New Articles and Bylaws of NM and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of NM, such vacancy shall be filled in the manner provided in the New Articles and Bylaws of NM.

     (b) At the Effective Time, the Surviving Corporation shall thereupon and thereafter be responsible and liable for all the liabilities, debts, duties, restrictions, disabilities and obligations of each of MJK and the Merger Sub, all without further action.

     (c) At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of MJK and Merger Sub; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of MJK and Merger Sub, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in MJK and Merger Sub shall not revert or be in any way impaired by reason of the Merger.

     (d) NM, Merger Sub and MJK, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the MBCA at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either MJK or Merger Sub, the officers of the Surviving Corporation are fully authorized in the name of MJK and Merger Sub or otherwise to take, and shall take, all such lawful and necessary action.

     (e) Subject to the provisions of Articles 7 and 8 hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at such location, on such date (the "Closing Date") and at such time as MJK and NM mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 7, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, to effect the Merger, the parties hereto will cause the Articles of Merger to be filed with the Minnesota Secretary of State in accordance with the MBCA. Also on the Effective Date, the parties hereto will effect the other transactions contemplated hereby, including, if not previously filed, the filing of the New Articles with the Minnesota Secretary of State. The Merger, shall be effective when the Articles of Merger are filed with the Minnesota

Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Articles of Merger are filed with the Minnesota Secretary of State.

     2.2.   EFFECT ON MJK CAPITAL STOCK AND MERGER SUB CAPITAL STOCK.

     To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

     (a) each issued and outstanding share of MJK Common Stock and Convertible Preferred Stock immediately prior to the Effective Time (other than shares to be extinguished pursuant to Section 2.2(c) below and Dissenting Shares as defined in Section 2.5 below) shall be converted into and exchangeable for 3.76378 share(s) (the "Exchange Ratio") of NM Common Stock (after giving effect to the adoption of the New Articles on the Effective Date as provided in Section 2.1 (a) above) and NM shall issue to holders of MJK Common Stock and Series I Convertible Preferred Stock shares of NM Common Stock based on the Exchange Ratio in exchange for such outstanding shares of MJK Common Stock and Series I Convertible Preferred Stock;

     (b) the Stock Option Plan of NM and all outstanding options to purchase shares of NM Common Stock issued pursuant to the NM Stock Option Plan shall be continued by NM;

     (c) each share of MJK Common Stock and Series I Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time and owned by MJK, Merger Sub or NM shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

     (d) all issued and outstanding shares of common stock, $.01 par value, of the Merger Sub held by NM immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation Common Stock.

     2.3.   RIGHTS OF HOLDERS OF MJK CAPITAL STOCK.

     (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Date represented shares of MJK Common Stock and Series I Convertible Preferred Stock (except Dissenting Shares and shares extinguished pursuant to Section 2.2(a)) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of NM Common Stock into which such shares of MJK Common Stock and Series I Convertible Preferred Stock shall have been converted pursuant to Section 2.2(a) above, and the record holder of such outstanding certificate shall, after the Effective Date, be entitled to vote the shares of NM Common Stock into which such shares of MJK Common Stock and Series I Convertible Preferred Stock shall have been converted on any matters on which the holders of record of the NM Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of MJK Common Stock and Series I Convertible Preferred Stock, NM may rely conclusively upon the record of shareholders maintained by MJK containing the names and addresses of the holders of record of MJK Common Stock and Series I Convertible Preferred Stock on the Effective Date.

     (b) On and after the Effective Date, NM shall reserve a sufficient number of authorized but unissued shares of NM Common Stock for issuance in connection with the conversion of MJK Common Stock and Series I Convertible Preferred Stock into NM Common Stock.

     (c) The Exchange Ratio set forth in Section 2.2(a) shall be adjusted equitably to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MJK Common Stock or NM Common Stock), reorganization or other like change occurring after the date of this Agreement and prior to the Effective Time.

     2.4. PROCEDURE FOR EXCHANGE OF MJK COMMON STOCK AND SERIES I CONVERTIBLE PREFERRED STOCK.

     (a) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of MJK Common Stock and Series I Convertible Preferred Stock (except Dissenting Shares and shares extinguished pursuant to Section 2.2(c)), upon surrender of such certificates to the Secretary of NM, shall be entitled to receive certificates representing the number of whole shares of NM Common Stock into which shares of MJK Common Stock and Series I Convertible Preferred Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof. NM shall not be obligated to deliver the consideration to which any former holder of shares of MJK Common Stock and Series I Convertible Preferred Stock is entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing MJK Common Stock and Series I Convertible Preferred Stock shall be canceled. If there is a transfer of MJK Common Stock ownership which is not registered in the transfer records of MJK, a certificate representing the proper number of shares of NM Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (i) upon presentation to NM, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (ii) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of NM Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of NM that such tax has been paid or is not applicable, and (iii) the issuance of such NM Common Stock shall not, in the sole discretion of NM, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of NM Common Stock that will result from the Merger.

     (b) No fractional shares of NM Common Stock shall be issued in exchange for shares of MJK Common Stock and Series I Convertible Preferred Stock. In lieu thereof, NM shall pay to the owner thereof cash equal to the pro rata market price of a share of NM Common Stock based on the closing sales price of the NM Common Stock on the Effective Date as reported on the NASDAQ Small Cap Market as published by THE WALL STREET JOURNAL.

     (c) All shares of NM Common Stock issued upon the surrender for exchange of MJK Common Stock and Series I Convertible Preferred Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of MJK Common Stock and Series I Convertible Preferred Stock.

     (d) In the event any certificate for MJK Common Stock or Series I Convertible Preferred Stock shall have been lost, stolen or destroyed, NM shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the NM Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that NM, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against NM or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     2.5.   DISSENTING SHARES.

     (a)    Notwithstanding anything in this Agreement to the contrary, if
Section 302A.471 of the MBCA shall be applicable to the Merger, shares of MJK Common Stock and Series I Convertible Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 302A.473 of the MBCA and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive shares of NM Common Stock pursuant to Section 2.2(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA shall receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under
Section 302A.473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from NM of shares of NM Common Stock as provided in Section 2.2(a) above.

     (b) If the holder of any shares of MJK Common Stock or Series I Convertible Preferred Stock shall become entitled to receive payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA and this
Section 2.5, such payment shall be made by the Surviving Corporation in accordance with this Section 2.5.

                               ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF MJK

     MJK hereby represents and warrants to NM as follows:

     3.1.   ORGANIZATION AND QUALIFICATION.

     MJK is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. Each of the MJK Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Articles and Bylaws of MJK which have been made available to NM prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. As used in this

Agreement, the term "Articles" with respect to any corporation shall mean those instruments that at that time constitute its articles of incorporation as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation and any and all amendments thereto. Each of MJK and the MJK Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on MJK or any MJK Subsidiary. Miller, Johnson & Kuehn, Incorporated is duly licensed as a broker dealer under the Exchange Act and all applicable state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc.

     3.2.   AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.

     MJK has the requisite corporate power and authority to enter into this Agreement and the Articles of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Articles of Merger by MJK and the consummation by MJK of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of MJK and, except for approval of this Agreement and the Merger by the requisite vote of MJK's shareholders, no other corporate proceedings on the part of MJK are necessary to authorize the execution and delivery of this Agreement, the Articles of Merger and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by MJK and, assuming it is a valid and binding obligation of NM, constitutes a valid and binding obligation of MJK enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Articles of Merger, when executed and delivered by MJK, will constitute the valid and binding obligation of MJK, enforceable in accordance with its terms. Except as set forth in Schedule 3.2, neither MJK nor any of the MJK Subsidiaries is subject to, or obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Articles of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on MJK or any MJK Subsidiary. Except for
(a) the approval of the Merger, the Articles of Merger and this Agreement by a requisite vote of the shareholders of MJK (the "Requisite MJK Shareholder Vote"), (b) approvals under applicable Blue Sky laws, (c) the filing of the Articles of Merger with the Minnesota Secretary of State in accordance with the MBCA, and (d) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of MJK or any of the MJK Subsidiaries for the consummation by MJK of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on MJK or any MJK Subsidiary or adversely affect the consummation of the transactions contemplated hereby.

     3.3.   CAPITALIZATION.

     The authorized, issued and outstanding shares of capital stock of MJK as of the date hereof is correctly set forth on Schedule 3.3. The issued and outstanding shares of capital stock of MJK are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. MJK has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in Schedule 3.3 hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by MJK and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from MJK any shares of capital stock or other securities of MJK of any kind. Except as set forth on Schedule 3.3, there are no agreements or other obligations (contingent or otherwise) which may require MJK to repurchase or otherwise acquire any shares of its capital stock.

     3.4.   FINANCIAL STATEMENTS AND NASD REPORTS.

     Prior to the execution of this Agreement, MJK has delivered or made available to NM complete and accurate copies of MJK's audited financial statements for the year ended March 31, 1998, unaudited balance sheets and income statements at and for the quarterly periods ended June 30, September 30 and December 31, 1998 (the "Financial Statements"), and Miller, Johnson & Kuehn, Incorporated's Focus Reports for the year ended March 31, 1998 and the monthly periods from April 1, 1998 to the date of this Agreement as filed with the NASD. As of their respective date, or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) as to the Focus Reports, complied as to form in all material respects with the applicable rules and regulations of the SEC and the NASD. The Financial Statements are based upon the information contained in the books and records of MJK and fairly present the financial condition of MJK as of the dates thereof and results of operations for the periods referred to therein. The audited Financial Statements have been prepared in accordance with GAAP. The unaudited Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with the audited Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim periods presented.

     3.5.   SUBSIDIARIES.

     Schedule 3.5 correctly sets forth the name and jurisdiction of incorporation of each Subsidiary of MJK (each a "MJK Subsidiary" and collectively the "MJK Subsidiaries"). Except as disclosed on Schedule 3.5, all of the issued and outstanding shares of capital stock of each MJK Subsidiary are owned directly or indirectly by MJK free and clear of any options, lien, pledge, security interest, encumbrance or charge of any kind. All of the outstanding shares of capital stock of each MJK Subsidiary have been duly and validly authorized and issued, and are fully paid and nonassessable. Except as set forth in Schedule 3.5, MJK does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

     3.6.   LITIGATION.

     As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of MJK, threatened against MJK, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby. As used in this Agreement, the phrase "to the knowledge of," or words of similar import, with respect to an entity means to the knowledge of management officials of such entity having responsibility for the matter in question.

     3.7.   NO BROKERS OR FINDERS.

     Except as disclosed on Schedule 3.7, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of MJK or any of the MJK Subsidiaries.

     3.8.   ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as reflected in the unaudited balance sheet of MJK dated December 31, 1998 (the "Latest Balance Sheet Date"), MJK has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the Latest Balance Sheet Date in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 3.8 attached hereto.

     3.9.   NO MATERIAL ADVERSE CHANGES.

     Since the Latest Balance Sheet Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, or business condition of MJK.

     3.10.  LEASED PREMISES.

     (a) Neither MJK nor any MJK Subsidiary owns any real property. The real property demised to MJK or any MJK Subsidiary by the leases (the "Leases") described in Schedule 3.10 hereto constitutes all of the real property used or occupied by MJK (the "Real Property").

     (b) The Leases are in full force and effect, and MJK or the applicable MJK Subsidiary holds a valid and existing leasehold interest under each of the Leases for the term set forth in Schedule 3.10 hereto. To MJK's knowledge, neither MJK nor any MJK Subsidiary is in default, and to MJK's knowledge no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the knowledge of MJK, is any other party to any of the Leases in default.

     (c) Each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth in Schedule 3.10 hereto, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws.

     3.11.  TAX MATTERS.

     (a) To MJK's knowledge, MJK and each MJK Subsidiary have, individually or on a consolidated basis: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (b) To MJK's knowledge, there are no liens for Taxes upon any assets of MJK or of any MJK Subsidiary, except liens for Taxes not yet due.

     (c) No deficiency for any Taxes has been proposed, asserted or assessed against MJK or any MJK Subsidiary that has not been resolved and paid in full or is hereby contested in good faith. Except as disclosed in
Schedule 3.11, no waiver, extension or comparable consent given by MJK or any MJK Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.11, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to MJK or any MJK Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the knowledge of MJK, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. MJK does not expect the assessment of any additional Taxes of MJK or any MJK Subsidiary for any period prior to the date hereof and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of MJK or any MJK Subsidiary which would exceed the estimated reserves established on their respective books and records.

     (d) Except as set forth on Schedule 3.11, neither MJK nor any MJK Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by MJK or any MJK Subsidiary that are not deductible (in whole or in part) under Section 280G of the Code.

     (e) Except as set forth on Schedule 3.11, neither MJK nor any MJK Subsidiary has requested any extension of time within which to file any Return, which Return has not since been filed.

     3.12.  CONTRACTS AND COMMITMENTS.

     (a) Schedule 3.12 hereto lists the following agreements, whether oral or written, to which MJK or, where expressly referred to herein, an MJK Subsidiary is a party, which are currently in effect, and which relate to the operation of MJK's business or, where applicable, the business of the applicable MJK Subsidiary: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of MJK Common Stock or the election of directors of MJK; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of MJK or any MJK Subsidiary;
(ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which MJK or any MJK Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $150,000; (xi) lease or agreement under which MJK or any MJK Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $100,000; (xii) contract which prohibits MJK or any MJK Subsidiary from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by MJK or any MJK Subsidiary in connection with the intellectual property rights listed in Schedule 3.13 hereto; (xiv) contract or commitment for capital expenditures in excess of $100,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any MJK Subsidiary or affiliate thereof which in any way relates to MJK (other than for employment on customary terms); or (xxii) other agreement which is either material to MJK's business or was not entered into in the ordinary course of business.

     (b) To MJK's knowledge, MJK and each MJK Subsidiary, where applicable, have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in
Schedule 3.12 hereto and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; MJK and each MJK Subsidiary, where applicable, have no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and MJK has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

     3.13.  INTELLECTUAL PROPERTY RIGHTS.

     Schedule 3.13 hereto describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by MJK or used in, developed for use in or necessary to the conduct of MJK's business as now conducted or planned to be conducted. MJK owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in such schedule. Schedule 3.13 describes all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. MJK has taken all necessary action to protect the intellectual property rights set forth in such schedule. MJK has not received any notice of, nor are there any facts known to MJK which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed in Schedule 3.13 hereto has been made, is currently outstanding or, to the best knowledge of MJK, is threatened; MJK has not received any notice of any infringement, misappropriation or violation by MJK of any intellectual property rights of any third parties and MJK has not infringed, misappropriated or otherwise violated any such intellectual property rights.

     3.14.  EMPLOYEES.

     (a) To the knowledge of MJK, neither any executive employee of MJK nor any group of MJK's employees has any plans to terminate his, her or its employment; (b) to the knowledge of MJK, MJK has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) MJK has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against MJK nor is MJK aware of any facts that would give rise to such a claim; (e) to the knowledge of MJK, no employee of MJK is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of MJK; and (f) to the knowledge of MJK, no employee or former employee of MJK has any claim with respect to any intellectual property rights of MJK set forth in Schedule 3.13 hereto.

     3.15.  EMPLOYEE BENEFIT PLANS.

     (a) Except as set forth in Schedule 3.15 hereto, with respect to all employees and former employees of MJK and each MJK Subsidiary and all dependents and beneficiaries of such employees and former employees, (i) MJK does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) MJK does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) MJK does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) MJK does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

     (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which MJK does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

     (c) MJK does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. MJK has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. MJK has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 3.15 hereto and (ii) health care continuation benefits described in Section 4980B of the Code.

     (d) Neither MJK nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject MJK, NM, Merger Sub, the Surviving Corporation, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

     (e) MJK has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

     3.16.  INSURANCE.

     Schedule 3.16 hereto, lists and briefly describes each insurance policy maintained by MJK and each MJK Subsidiary with respect to MJK's and such MJK Subsidiary's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. To the knowledge of MJK, MJK and each MJK Subsidiary are not in default with respect to their respective obligations under any of such insurance policies.

     3.17.  AFFILIATE TRANSACTIONS.

     Except as set forth in Schedule 3.17 hereto, and other than pursuant to this Agreement, no officer, director or employee of MJK, any MJK Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with MJK or any MJK Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of MJK or any MJK Subsidiary (other than ownership of capital stock of MJK). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of MJK or any MJK Subsidiary or in any person, firm or entity from whom or to whom MJK or any MJK Subsidiary leases any property, or in any other person, firm or entity with whom MJK or any MJK Subsidiary transacts business of any nature. For purposes of this Section 3.17, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

     3.18.  COMPLIANCE WITH LAWS; PERMITS.

     (a) To the knowledge of MJK, MJK, each MJK Subsidiary and their respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of MJK or each MJK Subsidiary and to which MJK or any MJK Subsidiary may be subject, and no claims have been filed against MJK or any MJK Subsidiary alleging a violation of any such laws, regulations or other requirements. MJK is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to NM after it acquires MJK's properties, assets and business.

     (b) MJK has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (other than Environmental Permits, as such term is defined in Section 3.19 hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in Schedule 3.18 hereto. To the knowledge of MJK, MJK has conducted its business in compliance with all material terms and conditions of the Permits.

     (c) In particular, but without limiting the generality of the foregoing, MJK has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

     3.19.  ENVIRONMENTAL MATTERS.

     (a) As used in this Section 3.19, the following terms shall have the following meanings:

          (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject MJK or any MJK Subsidiary to any imposition of costs or liability under any Environmental Law.

          (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

          (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

     (b) To the knowledge of MJK, MJK, each MJK Subsidiary and the Real Property are in material compliance with all applicable Environmental Laws.

     (c) MJK and each MJK Subsidiary have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business (collectively, the "Environmental Permits"). MJK and each MJK Subsidiary have conducted their respective business in compliance with all terms and conditions of the Environmental Permits. To the knowledge of MJK, MJK and each MJK Subsidiary have filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

     (d) Except as set forth in Schedule 3.19 hereto, neither MJK nor any MJK Subsidiary has received notice alleging in any manner that MJK or such MJK Subsidiary is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

     (e) No expenditure will be required in order for NM, Merger Sub or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business in order to operate or continue operation of the business of MJK, any MJK Subsidiary or the Real Property in a manner consistent with the current operation thereof by MJK and the MJK Subsidiaries.

     (f) MJK and each MJK Subsidiary are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

     (g) No lien has been attached or filed against MJK, any MJK Subsidiary or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

     (h) MJK, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against NM, Merger Sub or the Surviving Corporation under any Environmental Law.

     3.20.  YEAR 2000 COMPLIANCE.

     MJK has no reason to believe that all software and hardware used by MJK or any MJK Subsidiary is not Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of such software and hardware to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

     3.21.  ABSENCE OF CERTAIN DEVELOPMENTS.

     Since the Latest Balance Sheet date, MJK has not:

     (a) borrowed any amount or incurred or become subject to any liability in excess of $100,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

     (b) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $150,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth in Schedule 3.21 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $100,000;

     (c) declared or paid any dividends or other distributions with respect to any shares of MJK's capital stock or redeemed or purchased, directly or indirectly, any shares of MJK's capital stock or any options;

     (d) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities, except as otherwise described in Schedule 3.21 hereto; or

     (e) made any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

     3.22.  DISCLOSURE.

     The representations and warranties of MJK contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to MJK which has not been disclosed to NM pursuant to this Agreement, the Schedules hereto, the MJK Focus Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on MJK or any MJK Subsidiary or materially adversely affect the ability of MJK to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF NM

     NM hereby represents and warrants to MJK as follows:

     4.1.   ORGANIZATION AND QUALIFICATION.

     NM is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. NM has no Subsidiaries. The copies of the Articles and Bylaws of NM and Merger Sub which have been made available to MJK on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. NM is licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NM.

     4.2.   AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.

     Each of NM and Merger Sub has the requisite corporate power and authority to enter into this Agreement, the Articles of Merger and the other agreements described herein to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Articles of Merger by NM and Merger Sub and the other agreements described herein, and the consummation by NM and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of NM and Merger Sub. Except for approval of this Agreement, the Merger and NM's New Articles by the requisite vote of NM's shareholders, no other corporate proceedings on the part of NM or Merger Sub are necessary to authorize the execution and delivery of this Agreement, the Articles of Merger and the New Articles and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by NM and Merger Sub and, assuming it is a valid and binding obligation of MJK, constitutes a valid and binding obligation of NM and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Articles of Merger, when executed and delivered by Merger Sub, will constitute the valid and binding obligation of Merger Sub enforceable in accordance with its terms. Except as set forth in Schedule 4.2, NM is not subject to, nor obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement and the Articles of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NM. Except for (a) the filings, notices, consents and approvals described in Section 3.2 hereof, (b) approval of the Merger, this Agreement and NM's New Articles by the requisite vote of the shareholders of NM (the "Requisite NM Shareholder Vote"), (c) the filing of the Articles of Merger and the New Articles with the Minnesota Secretary of State, and (d) such filings, authorizations or approvals as may be set forth in Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of NM for the consummation by NM or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on NM or Merger Sub.

     4.3.   CAPITALIZATION.

     The authorized, issued and outstanding shares of capital stock of each of NM and Merger Sub as of the date hereof is correctly set forth on Schedule
4.3. The issued and outstanding shares of capital stock of each of NM and Merger Sub are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating NM or Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. Schedule 4.3 contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option agreements) or commitments. The outstanding shares of NM Common Stock have been listed for trading on the NASDAQ Small Cap market system.

     4.4.   EXCHANGE ACT REPORTS.

     Prior to the Closing Date, NM has delivered or made available to MJK complete and accurate copies of (a) NM's Annual Reports on Form 10-K (as amended) for the years ended December 31, 1996 and 1997 (the "NM 10-K Reports") as filed with the SEC, (b) all NM proxy statements and annual reports to shareholders used in connection with meetings of NM shareholders held since

January 1, 1996 other than the Proxy Statement described in Section 4.10 below (the "NM Proxy Statements"); (c) NM's Quarterly Reports on Form 10-Q (as amended) for the quarters ended

March 31, June 30, and September 30, 1998 (the "NM 10-Q Reports") as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after September 30, 1998 (the "NM 8-K Reports"). As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1995, NM has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The aforementioned NM financial statements (including footnotes thereto) contained in the NM 10-K Reports and the NM 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) are based upon the information contained in the books and records of NM and fairly present the financial condition of NM as of the dates thereof and results of operations for the periods referred to therein. NM's audited financial statements as set forth in the NM 10-K Reports and NM Proxy Statements have been prepared in accordance with GAAP. NM's unaudited financial statements as set forth in the NM 10-Q Reports and the NM Proxy Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with NM's audited financial statements as described above and reflect all adjustments necessary to a fair statement of the results for the interim periods presented.

     4.5.   ABSENCE OF CERTAIN DEVELOPMENTS.

     Except as disclosed in NM's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, in its Proxy Statement dated December 8, 1998, in the NM 8-K Reports or on Schedules 4.5 or 4.8, unless otherwise expressly contemplated or permitted by this Agreement or as contemplated in the foregoing Proxy Statement described in Section 4.10 below, since September 30, 1998 to the date hereof, NM has not:

     (a) issued or sold any of its equity securities other than NM Common Stock, securities convertible into or exchangeable for its equity securities other than NM Common Stock, warrants, options or other rights to acquire its equity securities other than NM Common Stock;

     (b) reclassified any of its outstanding shares of capital stock except pursuant to this Agreement;

     (c)    entered into a written agreement to do any of the foregoing;

     (d) sold or otherwise disposed of any assets other than in the ordinary course of business;

     (e) borrowed any amount or incurred or become subject to any liability in excess of $100,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

     (f) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $150,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth in Schedule 4.5 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $100,000;

     (g) declared or paid any dividends or other distributions with respect to any shares of NM's capital stock or redeemed or purchased, directly or indirectly, any shares of NM's capital stock or any options; or

     (h) made any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

     4.6.   ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as reflected in the audited balance sheet of NM dated December 31, 1998 (the "Latest Balance Sheet Date"), NM has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the Latest Balance Sheet Date in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 4.6 attached hereto.

     4.7.   NO MATERIAL ADVERSE CHANGES.

     Since the Latest Balance Sheet Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of NM.

     4.8.   LITIGATION.

     Except as set forth in Schedule 4.8, as of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of NM, threatened against NM, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby.

     4.9.   NO BROKERS OR FINDERS.

     Except as disclosed on Schedule 4.9, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of NM.

     4.10.  PROXY STATEMENT.

     At the time the Proxy Statement is mailed to the shareholders of NM in order to obtain approvals referred to in Section 6.9 hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to NM and its shareholders, this Agreement, the Articles of Merger, and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and
(b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by MJK or any MJK Subsidiary for such Proxy Statement.

     4.11.  VALIDITY OF THE SURVIVING CORPORATION COMMON STOCK.

     The shares of NM Common Stock to be issued to holders of MJK Common Stock and Series I Convertible Preferred Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

     4.12.  TITLE TO PROPERTIES.

     (a) The real property demised by the leases (the "NM Leases") described in Schedule 4.12 hereto constitutes all of the real property used or occupied by NM (the "NM Real Property").

     (b) The NM Leases are in full force and effect, and NM holds a valid and existing leasehold interest under each of the NM Leases for the term set forth in Schedule 4.12 hereto. NM is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of NM, is any other party to any of the NM Leases in default.

     (c) The NM Real Property and tangible assets reflected on NM's audited balance sheet dated as of December 31, 1998 (the "Latest Balance Sheet") or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable,
(ii) liens set forth in Schedule 4.12 hereto, (iii) the properties subject to the NM Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business of obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws.

     4.13.  TAX MATTERS.

     (a) To NM's knowledge, it has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (b) To NM's knowledge, there are no liens for Taxes upon any assets of NM, except liens for Taxes not yet due.

     (c) No deficiency for any Taxes has been proposed, asserted or assessed against NM that has not been resolved and paid in full. No waiver, extension or comparable consent given by NM regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to NM by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of NM, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. NM does not expect the assessment of any additional Taxes of NM and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of NM which would exceed the estimated reserves established on its books and records.

     (d) NM is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by NM that are not deductible (in whole or in part) under Section 280G of the Code.

     (e) Except as set forth in Schedule 4.13, NM has not requested any extension of time within which to file any Return, which Return has not since been filed.

     4.14.  CONTRACTS AND COMMITMENTS.

     (a) Schedule 4.14 hereto lists the following agreements, whether oral or written, to which NM is a party, which are currently in effect, and which relate to the operation of NM's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of NM Common Stock or the election of directors of NM; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of NM; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which NM is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $50,000; (xi) lease or agreement under which NM is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $50,000; (xii) contract which prohibits NM from freely engaging in business anywhere in the world;
(xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by NM in connection with the intellectual property rights listed in Schedule 4.15 hereto; (xiv) contract or commitment for capital expenditures in excess of $50,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any affiliate which in any way relates to NM (other than for employment on customary terms); or (xxii) other agreement which is either material to NM's business or was not entered into in the ordinary course of business.

     (b) To NM's knowledge, NM has performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 4.14 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; NM has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and NM has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

     4.15.  INTELLECTUAL PROPERTY RIGHTS.

     Schedule 4.15 hereto describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by NM or used in, developed for use in or necessary to the conduct of NM's business as now conducted or planned to be conducted. NM owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in such schedule. Schedule 4.15 describes all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. NM has taken all necessary action to protect the intellectual property rights set forth in such schedule. NM has not received any notice of, nor are there any facts known to NM which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed in Schedule 4.15 hereto has been made, is currently outstanding or, to the best knowledge of NM, is threatened; NM has not received any notice of any infringement, misappropriation or violation by NM of any intellectual property rights of any third parties and NM has not infringed, misappropriated or otherwise violated any such intellectual property rights.

     4.16.  EMPLOYEES.

     (a) Except as otherwise set forth in Schedule 4.16, to the best knowledge of NM, neither any executive employee of NM nor any group of NM's employees has any plans to terminate his, her or its employment; (b) NM has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) NM has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against NM nor is NM aware of any facts that would give rise to such a claim; (e) to the best knowledge of NM, no employee of NM is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of NM; and (f) no employee or former employee of NM has any claim with respect to any intellectual property rights of NM set forth in
Schedule 4.15 hereto.

     4.17.  EMPLOYEE BENEFIT PLANS.

     (a) Except as set forth in Schedule 4.17 hereto, with respect to all employees and former employees of NM and all dependents and beneficiaries of such employees and former employees, (i) NM does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) NM does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) NM does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) NM does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

     (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which NM does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

     (c) NM does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. NM has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. NM has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 4.17 hereto and (ii) health care continuation benefits described in Section 4980B of the Code.

     (d) Neither NM nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject NM, Merger Sub, the Surviving Corporation, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

     (e) NM has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

     4.18.  INSURANCE.

     Schedule 4.18 hereto, lists and briefly describes each insurance policy maintained by NM with respect to NM's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. NM is not in default with respect to its obligations under any of such insurance policies.

     4.19.  AFFILIATE TRANSACTIONS.

     Except as set forth in Schedule 4.19 hereto, and other than pursuant to this Agreement, no officer, director or employee of NM or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with NM (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of NM (other than ownership of capital stock of NM). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of NM or in any person, firm or entity from whom or to whom NM leases any property, or in any other person, firm or entity with whom NM transacts business of any nature. For purposes of this Section 4.19, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

     4.20.  COMPLIANCE WITH LAWS; PERMITS.

     (a) To NM's knowledge, NM and its respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of NM or the NM Real Property and to which NM may be subject, and no claims have been filed against NM alleging a violation of any such laws, regulations or other requirements. NM is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to MJK after it acquires NM's properties, assets and business.

     (b) NM has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 4.21 hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in

Schedule 4.20 hereto. NM has conducted its business in compliance with all material terms and conditions of the Permits.

     (c) In particular, but without limiting the generality of the foregoing, NM has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

     4.21.  ENVIRONMENTAL MATTERS.

     (a) As used in this Section 4.21, the following terms shall have the following meanings:

          (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject NM to any imposition of costs or liability under any Environmental Law.

          (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

          (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

     (b) To the knowledge of NM, NM and the Real Property are in material compliance with all applicable Environmental Laws.

     (c) NM has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the NM Real Property (collectively, the "Environmental Permits"). NM has conducted its business in compliance with all terms and conditions of the Environmental Permits. To NM's knowledge, it has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

     (d) Except as set forth in Schedule 4.21 hereto, NM has not received notice alleging in any manner that NM might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

     (e) No expenditure will be required in order for NM, Merger Sub or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of NM or the NM Real Property in a manner consistent with the current operation thereof by NM.

     (f) NM and the NM Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

     (g) No lien has been attached or filed against NM or the NM Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

     (h) NM, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against NM, Merger Sub or the Surviving Corporation under any Environmental Law.

     4.22.  YEAR 2000 COMPLIANCE.

     NM has no reason to believe that all software and hardware used by NM is not Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of such software and hardware to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

     4.23.  DISCLOSURE.

     The representations and warranties of NM contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to NM which has not been disclosed to MJK pursuant to this Agreement, the Schedules hereto and the NM 10-K Reports, the NM 10-Q Reports, the NM 8-K Reports and the Proxy Statement dated December 8, 1998, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on NM or materially adversely affect the ability of NM or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 5

                      CONDUCT OF BUSINESS PENDING THE MERGER

     5.1.   CONDUCT OF BUSINESS BY NM.

     From the date of this Agreement to the Effective Date, unless MJK shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.1, NM shall not, directly or indirectly, (a) amend or propose to amend its Articles or Bylaws except for the New Articles, (b) issue, sell or grant any of its equity securities convertible into or exchangeable for its equity securities, or grants, warrants, options or other rights to acquire its equity securities, (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of NM whether by stock dividend, reverse stock split, distribution of securities convertible into NM capital stock or otherwise, (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof,
(e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; or (g) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and NM's past custom and practice.

     5.2.   CONDUCT OF BUSINESS BY MJK.

     From the date of this Agreement to the Effective Date, unless NM shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.2, MJK shall not, directly or indirectly, (a) amend its Articles or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of MJK, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of MJK, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 3.2, (e) conduct its business other than in the ordinary course on an arms length basis and in accordance in all material respects with all applicable laws, rules and regulations and MJK's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in Schedule 5.2 hereto, or (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof.

                                    ARTICLE 6

                         ADDITIONAL COVENANTS AND AGREEMENTS

     6.1.   GOVERNMENTAL FILINGS.

     Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     6.2.   EXPENSES.

     Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.3.   DUE DILIGENCE; ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Between the date hereof and the date of filing the Definitive Proxy Statement referred to in Paragraph 6.4 with the SEC, MJK and NM shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specifying agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

     (b) NM or MJK may, in their respective sole discretion, elect not to proceed with the Merger based upon its due diligence investigation performed pursuant to Section 6.3(a) above, if the results of such due diligence investigation, in either party's reasonable judgment, (i) causes the other party's value to be materially less than it would have been in the absence of such information or (ii) reveals any event, condition or occurrence (not previously disclosed in this Agreement or the schedules attached hereto) that materially adversely affects the financial condition, assets, operating results, business condition or prospects of the other party, by providing such other party with written notice thereof on or before the date of the definitive Proxy Statement referred to in Section 6.4.

     (c) Prior to closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither NM nor MJK nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

          (i) is known to the party receiving the information at the time of disclosure;

          (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

          (iii) is rightfully received by the party receiving the information from a third party.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     (d) IF NM or MJK elects not to proceed with the Merger under this Section, this Agreement shall terminate in accordance with the terms of
Article 8 below.

     6.4.   PROXY STATEMENT.

     (a) For the purpose (i) of holding a meeting of the shareholders of NM to approve the Merger and the New Articles, the parties hereto shall cooperate in the preparation of an appropriate Proxy Statement, which shall satisfy all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

     (b) MJK shall furnish such information concerning MJK and the MJK Subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to MJK, the MJK Subsidiaries and MJK securities, to be prepared in accordance with Section 6.4(a). MJK agrees promptly to advise NM if at any time prior to the NM shareholders' meeting any information provided by MJK in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide NM the information needed to correct such inaccuracy or omission.

     (c) NM shall use all reasonable efforts to promptly prepare and submit the Proxy Statement with the SEC and the NASD. NM shall use reasonable efforts to file the definitive Proxy Statement at the earliest practicable date. NM agrees to provide MJK and its counsel with reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if MJK and its counsel reasonably object to the completeness or accuracy of any information contained therein. MJK authorizes NM to utilize in the Proxy Statement the information concerning MJK, the MJK Subsidiaries and MJK securities provided to NM for the purpose of inclusion in the Proxy Statement. NM shall advise MJK promptly when the definitive Proxy Statement has been filed and shall furnish MJK with copies of all such documents.

     (d) NM shall bear all printing and mailing costs in connection with the preparation and mailing of the Proxy Statement to NM shareholders. MJK and NM shall each bear their own legal and accounting expenses in connection with the Proxy Statement.

     6.5.   TAX TREATMENT.

     Neither NM nor MJK, nor Surviving Corporation after the Effective Date, shall knowingly take any action which would disqualify the Merger as a "reorganization" that would be tax free to the shareholders of NM and MJK pursuant to Section 368(a) of the Code.

     6.6.   PRESS RELEASES.

     MJK and NM shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     6.7.   SECURITIES REPORTS.

     NM agrees to provide to MJK copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

     6.8.   STOCK LISTING.

     NM and MJK shall use all reasonable efforts to list on the NASDAQ Small Cap Market System the shares of NM Common Stock to be issued in connection with the Merger, and to change its current trading symbol for NM Common Stock.

     6.9.   SHAREHOLDER APPROVALS.

     Each of MJK and NM shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and, in the case of NM, the New Articles, and shall hold such meeting on such dates as mutually agreed by NM and MJK. The Board of Directors of NM and MJK shall recommend approval of this Agreement, the Merger and, in the case of NM, the New Articles, and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its shareholders, provided, however, the Board of Directors may fail to make such recommendation, and/or to seek to obtain the shareholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, in good faith, after consultation with counsel, that the making of such recommendation, the seeking to obtain such shareholder approval, or the failure to so withdraw, modify or change its recommendation, may constitute a breach of the fiduciary or legal obligations of such Board of Directors.

     6.10.  NO SOLICITATION.

     (a) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither NM nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that NM may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of NM determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of NM. NM will promptly advise MJK if it receives a proposal or inquiry with respect to the matters described above.

     (b) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither MJK nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination, except for any such transaction pursuant to which (i) MJK is the surviving corporation in such transaction, and (ii) the shareholders of MJK immediately preceding such transaction will own at least fifty-one percent (51%) of the outstanding shares of MJK after giving effect to such transaction; provided that MJK may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of MJK determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of MJK. MJK will promptly advise NM if it receives a proposal or inquiry with respect to the matters described above.

     6.11.  FAILURE TO FULFILL CONDITIONS.

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

     6.12.  TAX OPINION.

     MJK and NM shall reasonably cooperate with each other in obtaining a federal tax opinion as contemplated by Section 7.1(c).

     6.13.  RESIGNATIONS AND ELECTION OF DIRECTORS.

     At the Effective Time, NM shall deliver the voluntary resignations of each officer of NM and each director of NM who is not designated to be a director of NM in accordance with Section 2.1(a) and the continuing NM directors shall appoint the other persons who shall be directors of NM in accordance with Section 2.1(a) to be directors of NM upon the consummation of the Merger.

     6.14.  REGISTRATION RIGHTS AGREEMENT.

     At the Effective Date, NM shall execute and deliver the Registration Rights Agreement.

     6.15.  FILING OF REPORTS NECESSARY FOR USE OF RULE 145.

     After the Effective Date, NM shall use reasonable efforts to file all reports and data with the SEC necessary to permit the shareholders of MJK and NM who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of MJK Common Stock and Series I Convertible Preferred Stock to sell NM Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled. After the Effective Date, NM will use reasonable efforts to file with the SEC reports, statements, and other materials required by the federal securities laws on a timely basis.

     6.16.  NOTIFICATION OF CERTAIN MATTERS.

     On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

                                     ARTICLE 7

                                     CONDITIONS

     7.1.   CONDITIONS TO OBLIGATIONS OF EACH PARTY.

     The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

     (a) NO INJUNCTION. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (b) NO PROHIBITIVE CHANGE OF LAW. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (c) FEDERAL TAX OPINION. MJK shall have received a tax opinion addressed to MJK by counsel or independent certified accountants acceptable to MJK based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

          (i) The formation of Merger Sub and the merger of Merger Sub into MJK will be disregarded for federal income tax purposes, and the transaction will be treated as an acquisition by NM of the stock of MJK in exchange solely for the shares of the Surviving Corporation Common Stock.

          (ii) The Merger will qualify as a reorganization under Section 368(a) of the Code. NM and MJK will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (iii) No gain or loss will be recognized by shareholders of MJK upon the receipt of the Surviving Corporation Common Stock pursuant to
     Section 356(a)(1)(B) of the Code.

     (d) LISTING. The NM Common Stock to be issued in connection with the merger shall have been approved for listing on the NASDAQ Small Cap Market System.

     (e) CONSENTS AND APPROVALS. All consents and approvals necessary to consummate the transactions contemplated by this Agreement shall have been obtained, including, but not limited to, those set forth on Schedules 3.2 and 4.2 as well as any and all approvals required from the NASD in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of MJK's assets pursuant to the provisions of, any agreement arrangement or undertaking of or affecting MJK or any MJK Subsidiary or any license, franchise or permit of or affecting MJK or any MJK Subsidiary.

     (f) ADVERSE PROCEEDINGS. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by NM or Merger Sub of all or a material portion of the business and assets of MJK or any MJK Subsidiary, or to NM or Merger Sub or to MJK to dispose of or to hold separately all or a material portion of the business or assets of NM, Merger Sub, MJK or MJK Subsidiaries, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Articles of Merger or any of the other agreements attached as exhibits hereto, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

     (g) GOVERNMENTAL ACTION. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(f).

     (h) REGISTRATION RIGHTS AGREEMENT. NM and the MJK shareholders that are parties hereto shall have executed and delivered the Registration Rights Agreement.

     (i) INVESTMENT LETTER. Each of the MJK shareholders shall have executed and delivered to NM the Investment Letter (in the form attached hereto as EXHIBIT D).

     (j) MARKET CONDITION. There shall not have occurred any general suspension of trading on the New York Stock Exchange or NASDAQ NMS or NASDAQ Small Cap Market System, or any suspension of trading in NM Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

     7.2.   ADDITIONAL CONDITIONS TO OBLIGATION OF NM.

     The obligation of NM to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of MJK set forth in Article 3 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on MJK. MJK shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) OFFICERS' CERTIFICATE. MJK shall have furnished to NM a certificate of the Chief Executive Officer and the Chief Financial Officer of MJK, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

     (c) SECRETARY'S CERTIFICATE. MJK shall have furnished to NM (i) copies of the text of the resolutions by which the corporate action on the part of MJK necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of MJK by its corporate secretary or one of its assistant corporate secretaries certifying to NM that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of MJK by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of MJK executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto by MJK, and (iv) a copy of the Articles of MJK, certified by the Secretary of State of Minnesota, and certificates of good standing from the Secretary of State of Minnesota evidencing the good standing of MJK in such jurisdiction.

     (d) SHAREHOLDER APPROVAL. This Agreement, the Merger, and the New Articles shall have been approved by the Requisite NM Shareholder Vote.

     (e) FAIRNESS OPINION. Within five (5) days prior to mailing the Proxy Statement to the shareholders of NM, NM shall have received a written opinion in a form reasonably acceptable to NM from an investment banking firm reasonably acceptable to NM to the effect that the Merger is fair from a financial point of view to the holders of NM Common Stock prior to the Effective Date.

     7.3.   ADDITIONAL CONDITIONS TO OBLIGATION OF MJK.

     The obligation of MJK to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of NM set forth in Article 4 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on NM. NM shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) OFFICERS' CERTIFICATE. NM shall have furnished to MJK a certificate of the Chief Executive Officer and the Chief Financial Officer of NM, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

     (c) SECRETARY'S CERTIFICATE. NM shall have furnished to MJK (i) copies of the text of the resolutions by which the corporate action on the part of NM necessary to approve this Agreement, the Articles of Merger, and the New Articles, the election of the directors of the Surviving Corporation and the transactions contemplated hereby and thereby were taken, (ii) Articles dated as of the Effective Date executed on behalf of NM by its corporate secretary or one of its assistant corporate secretaries certifying to MJK that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of NM by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of NM executing this Agreement, the Articles of Merger, the New Articles, or any other agreement, certificate or other instrument executed pursuant hereto, and (iv) a copy of the New Articles of NM, certified by the Secretary of State of Minnesota, and certificates of good standing from the Secretary of State of Minnesota evidencing the good standing of NM in such jurisdiction.

     (d) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the Requisite MJK Shareholder Vote.

     (e) OTHER AGREEMENTS AND RESIGNATIONS. The Registration Rights Agreement shall have been duly executed and delivered by the parties thereto. Each of the officers and non-continuing directors of NM immediately prior to the Effective Time shall deliver duly executed resignations from their positions with NM effective immediately after the Effective Time.

                                  ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1.   TERMINATION.

     (a)    This Agreement may be terminated prior to the Effective Date:

     (b) by mutual consent of MJK and NM, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (c) by either MJK or NM, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement, or if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy as a result of no negligent or willful action by such party;

     (d) by either MJK or NM, if (i) the Merger and this Agreement is not duly approved by the shareholders of each of MJK or NM, including if a shareholder meeting is not held as contemplated by the first sentence of
Section 6.9, or (ii) the New Articles are not approved by the shareholders of NM, including if a shareholder meeting is not held as contemplated by the first sentence of Section 6.9;

     (e) by either MJK or NM if the Effective Date is not on or before July 15, 1999, or such later date as MJK and NM may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

     (f)    by either NM or MJK pursuant to Section 6.3 above; or

     (g) by NM or MJK if, after the date hereof, there shall have been a material adverse change in the financial condition or business of the other party or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by the party so terminating.

     Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

     8.2.   AMENDMENT.

     This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

     8.3.   WAIVER.

     At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

                                 ARTICLE 9

                             GENERAL PROVISIONS

     9.1.   NOTICES.

     All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

     If to MJK:
          MJK Holdings, Inc.
          5500 Wayzata Boulevard
          Suite 800
          Minneapolis, Minnesota 55416
          Attn:  Chairman and Chief Executive Officer

     with copies to:
          Maun & Simon, PLC
          2000 Midwest Plaza Building West
          801 Nicollet Mall
          Minneapolis, Minnesota 55402-2534
          Attn:  Albert A. Woodward

     If to NM or Merger Sub:
          NM Holdings, Inc.
          9850 51st Avenue North
          Suite 110
          Minneapolis, Minnesota 55442
          Attention:  President and Chief Executive Officer

     with copies to:
          Dorsey & Whitney LLP
          Pillsbury Center South
          220 South Sixth Street
          Minneapolis, Minnesota 55402
          Attention:  Kenneth L. Cutler

     All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed or telecopied, when received, and the next day delivery after being timely delivered to a recognized overnight delivery service.

     9.2.   INTERPRETATION.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     9.3.   SEVERABILITY.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     9.4.   MISCELLANEOUS.

     This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof; and (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     9.5.   NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

     The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to
Section 8.1, the covenants contained in Section 6.3(c) shall survive such termination.

     9.6.   SCHEDULES.

     The Schedules and other disclosure items that are not exhibits hereto referred to in this Agreement shall be delivered as soon as practicable, but in no event later than the close of business on April 9, 1999. If on April 9, 1999 any party hereto shall have failed to deliver such Schedules, the other party shall have the right to terminate this Agreement.

     At least five (5) days prior to the Closing Date, the parties hereto shall deliver to all other parties hereto a list of any and all amendments to the Schedules necessary to update the Schedules from and after the date hereof.

     9.7.   COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9.8.   THIRD PARTY BENEFICIARIES.

     Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of Section 6.15 are intended for the benefit of Affiliates of NM and MJK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.


                                   MJK HOLDINGS, INC.


                                   By  /s/ Eldon C. Miller
                                      -----------------------------------------
                                          Eldon C. Miller
                                          Chairman and Chief Executive Officer



                                   NM HOLDINGS, INC.


                                   By  /s/ George E. Kline
                                      -----------------------------------------
                                      -----------------------------------------
                                          President and Chief Executive Officer



                                   NM MERGER CO.


                                   By  /s/ George E. Kline
                                      -----------------------------------------
                                      -----------------------------------------
                                          President and Chief Executive Officer

                                                                       EXHIBIT B

                             THIRD AMENDED AND RESTATED
                             ARTICLES OF INCORPORATION
                                         OF
                                 NM HOLDINGS, INC.


     Under and pursuant to the Minnesota Business Corporation Act, the Board of Directors and shareholders of NM Holdings, Inc. (f/k/a Nutrition Medical, Inc.) have resolved to amend the Second Restated Articles of Incorporation of the corporation, which are amended and restated as follows:

                                      ARTICLE I.
                                         NAME

     The name of this corporation is "Stockwalk.com Group, Inc."

                                     ARTICLE II.
                                  REGISTERED OFFICE

     The registered office of this corporation is 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55426.

                                     ARTICLE III.
                                    CAPITAL STOCK

     1. The aggregate number of authorized shares of the corporation is One Hundred Million shares (100,000,000), par value of $.04 per share, of which Fifty Million shares (50,000,000) are designated as common stock. The remaining shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix, and determine, consistent with these Articles of Incorporation. Unless otherwise designated by the board of directors, all issued shares shall be deemed common stock with equal rights and preferences.

     2. Shares of any class or series of the corporation, including shares of any class or series which are then outstanding, may be issued to the holders of shares of another class or series of the corporation, whether to effect a share dividend or split, including a reserve share split, or otherwise, without authorization, approval or vote of the holders of shares of any class or series of the corporation.

                                     ARTICLE IV.

                                      DIRECTORS

     1. The business of this corporation shall be managed by or under the direction of a board of directors. Directors need not be shareholders of the corporation. The board of directors in its discretion may elect honorary directors who shall serve without voting power.

     2. The board of directors of this corporation shall consist of six (6) directors or such other number of directors as shall be determined by the affirmative vote of a majority vote of the board of directors.

     3. Directors shall serve for the term for which they were appointed or elected and until their successors are elected and qualified. If any vacancy occurs in the board of directors, the remaining directors, by the affirmative vote of a majority thereof, shall elect a director to fill the vacancy until the next regular meeting of the shareholders.

     4. The directors shall have all of the powers conferred upon directors by the Minnesota Business Corporation Act.

     5. An action required or permitted to be taken by the board of directors of this corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors are present except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the board of directors.

                                      ARTICLE V.
                              CERTAIN SHAREHOLDER RIGHTS

     Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the corporation. No shareholder shall be entitled to cumulative voting rights.

                                     ARTICLE VI.
                                        BYLAWS

     The power to adopt, amend and repeal Bylaws for the corporation shall be vested in the board of directors, except to the extent otherwise limited by the Minnesota Business Corporation Act.

                                     ARTICLE VII.
                       LIMITATION ON LIABILITY/INDEMNIFICATION

     1. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for

(i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     2. The corporation shall indemnify any person who, in relation to or because of such person's service to the corporation in an official capacity, was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), to the full extent permitted by the Minnesota Business Corporation Act.

                                    ARTICLE VIII.
                                AMENDMENT OF ARTICLES

     These Articles of Incorporation may be amended by the affirmative vote of the holder or holders of the majority of the voting power of the common stock present at a shareholders' meeting where said amendments are submitted to a vote.

                                                                       EXHIBIT C

             SECTIONS 302A.471 AND 302A.473 OF THE
               MINNESOTA BUSINESS CORPORATION ACT

302A.471.     RIGHTS OF DISSENTING SHAREHOLDERS

     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1)  alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.     PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b)  The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                               NM HOLDINGS, INC.

              REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Special Meeting of Shareholders and Proxy Statement dated June 15, 1999, hereby appoints George E. Kline and Richard J. Hegstrand (each with the power to act alone and with the power of substitution and revocation) to vote all shares of Common Stock of NM Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Minneapolis Club at 729 Second Avenue South, Minneapolis, Minnesota on Tuesday, July 6, 1999, at 3:30 p.m. Minneapolis time, and at any and all adjournments thereof, as follows:

1. Proposal to approve the Agreement and Plan of Reorganization dated as of March 25, 1999, as amended on May 7, 1999, with MJK Holdings, Inc. ("MJK") and NM Merger Co., a newly formed wholly-owned subsidiary of the Company ("Merger Sub"), pursuant to which Merger Sub will merge with and into MJK, with MJK as the surviving corporation, which will then be a wholly-owned subsidiary of the Company.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

2. Proposal to amend and restate the Company's Second Restated Articles of Incorporation, as amended, which, among other things, (a) changes the corporate name of the Company to "Stockwalk.com Group, Inc.," (b) increases the number of authorized shares of the Company's capital stock to 100,000,000, of which 50,000,000 will be designated as common stock and 50,000,000 will be undesignated capital stock, and (c) increases the number of persons who will serve on the Company's Board of Directors to six, and allows for future changes to that number by the affirmative vote of a majority of the Board of Directors.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

3. Proposal to amend the Company's 1995 Long-Term Incentive and Stock Option Plan (the "1995 Plan") increasing to 1,500,000 the maximum number of shares of common stock, $.04 par value, of the Company issuable upon exercise of options or other awards granted or issued under the 1995 Plan.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors recommends a vote "FOR" propositions 1, 2 and 3.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.

    This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of NM Holdings, Inc. of your decision to revoke this proxy, either in person, at the Special Meeting or in writing.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
                                               Date: _______________, 1999

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if jointly held

                PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY